THE AAL MUTUAL FUNDS PROTOTYPE

                       DEFINED CONTRIBUTION PLAN AND TRUST


















Copyright 1995 AAL Capital Management Corporation

                                TABLE OF CONTENTS



ARTICLE I

DEFINITIONS



ARTICLE II

TOP HEAVY PROVISIONS AND ADMINISTRATION


2.1      TOP HEAVY PLAN REQUIREMENTS                                       16

2.2      DETERMINATION OF TOP HEAVY STATUS                                 16

2.3      POWERS AND RESPONSIBILITIES OF THE EMPLOYER                       19

2.4      DESIGNATION OF ADMINISTRATOR                                      20

2.5      ALLOCATION AND DELEGATION OF RESPONSIBILITIES                     21

2.6      RESPONSIBILITIES OF THE ADMINISTRATOR                             21

2.7      RECORDS AND REPORTS                                               21

2.8      APPOINTMENT OF ADVISERS                                           21

2.9      INFORMATION FROM EMPLOYER                                         21

2.10     PAYMENT OF FEES AND EXPENSES                                      22

2.11     MAJORITY ACTIONS                                                  22

2.12     CLAIMS PROCEDURE                                                  22

2.13     CLAIMS REVIEW PROCEDURE                                           22

2.14     ADMINISTRATOR INDEMNIFICATION                                     23

ARTICLE III

ELIGIBILITY


3.1      COMMENCEMENT OF ACTIVE PARTICIPATION                              24

3.2      DETERMINATION OF ACTIVE PARTICIPATION                             24

3.3      DURATION OF ACTIVE PARTICIPATION                                  24



ARTICLE IV

CONTRIBUTION AND ALLOCATION


4.1      DETERMINATION OF EMPLOYER'S CONTRIBUTION                          25

4.2      TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION                        26

4.3      ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND EARNINGS             26

4.4      MAXIMUM ANNUAL ADDITIONS                                          31

4.5      TRANSFERS FROM QUALIFIED PLANS                                    38

4.6      VOLUNTARY CONTRIBUTIONS                                           40

4.7      QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS                        40

4.8      MANDATORY EMPLOYEE CONTRIBUTIONS                                  41

4.9      OVERALL PERMITTED DISPARITY LIMITS                                41



ARTICLE V

VALUATIONS


5.1      VALUATION OF THE TRUST FUND                                       43

ARTICLE VI

DETERMINATION AND DISTRIBUTION OF BENEFITS


6.1      DETERMINATION OF BENEFITS UPON RETIREMENT                         44

6.2      DETERMINATION OF BENEFITS UPON DEATH                              44

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY                  45

6.4      DETERMINATION OF BENEFITS UPON TERMINATION                        45

6.5      DISTRIBUTION OF BENEFITS                                          47

6.6      DISTRIBUTION OF BENEFITS UPON DEATH                               53

6.7      TIME OF DISTRIBUTION                                              59

6.8      DISTRIBUTION TO INCOMPETENTS                                      59

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN                    59

6.10     IN-SERVICE DISTRIBUTIONS                                          60

6.11     ADVANCE DISTRIBUTION FOR HARDSHIP                                 60

6.12     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS                         61

6.13     SPECIAL RULE FOR NON-ANNUITY PLANS                                61

6.14     DIRECT ROLLOVERS                                                  62



ARTICLE VII

TRUSTEE


7.1      BASIC RESPONSIBILITIES OF THE TRUSTEE                             63

7.2      INVESTMENT POWERS AND DUTIES OF THE TRUSTEE                       63

7.3      OTHER POWERS OF THE TRUSTEE                                       63

7.4      PARTICIPANT DIRECTION OF INVESTMENTS                              65

7.5      LOANS TO PARTICIPANTS                                             65

7.6      DUTIES OF THE TRUSTEE REGARDING PAYMENTS                          68

7.7      TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES                     68

7.8      ANNUAL REPORT OF THE TRUSTEE                                      68

7.9      AUDIT                                                             69

7.10     RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE                    69

7.11     TRANSFER OF INTEREST                                              70

7.12     TRUSTEE INDEMNIFICATION                                           70

7.13     ALLOCATION AND DELEGATION OF RESPONSIBILITIES                     71






ARTICLE VIII

AMENDMENT, TERMINATION, AND MERGERS


8.1      AMENDMENT                                                         72

8.2      TERMINATION                                                       73

8.3      MERGER OR CONSOLIDATION                                           73



ARTICLE IX

MISCELLANEOUS


9.1      EMPLOYER ADOPTIONS                                                74

9.2      PARTICIPANT'S RIGHTS                                              74

9.3      ALIENATION                                                        74

9.4      CONSTRUCTION OF PLAN                                              75

9.5      GENDER AND NUMBER                                                 75

9.6      LEGAL ACTION                                                      75

9.7      PROHIBITION AGAINST DIVERSION OF FUNDS                            75

9.8      BONDING                                                           76

9.9      EMPLOYER'S, ADMINISTRATOR'S AND TRUSTEE'S PROTECTIVE CLAUSE       76

9.10     INSURANCE COMPANY PROTECTIVE CLAUSE                               77

9.11     RECEIPT AND RELEASE FOR PAYMENTS                                  77

9.12     ACTION BY THE EMPLOYER                                            77

9.13     HEADINGS                                                          77

9.14     APPROVAL BY INTERNAL REVENUE SERVICE                              77

9.15     UNIFORMITY                                                        77

9.16     OWNER EMPLOYEES                                                   78



ARTICLE X

PARTICIPATING EMPLOYERS


10.1     ELECTION TO BECOME A PARTICIPATING EMPLOYER                       79

10.2     SINGLE TRUST FUND                                                 79

10.3     DESIGNATION OF AGENT                                              79

10.4     EMPLOYEE TRANSFERS                                                79

10.5     PARTICIPATING EMPLOYER CONTRIBUTIONS AND FORFEITURES              79

10.6     PLAN EXPENSES                                                     79

10.7     AMENDMENT                                                         79

10.8     DISCONTINUANCE OF PARTICIPATION                                   79

10.9     EMPLOYER'S AUTHORITY                                              80



ARTICLE XI

CASH OR DEFERRED PROVISIONS


11.1     DETERMINATION OF EMPLOYER'S CONTRIBUTION                          81

11.2     TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION                        81

11.3     PARTICIPANT'S DEFERRAL ELECTION                                   82

11.4     ALLOCATION OF CONTRIBUTION AND FORFEITURES                        85

11.5     ACTUAL DEFERRAL PERCENTAGE TESTS                                  88

11.6     ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS                    90

11.7     ACTUAL CONTRIBUTION PERCENTAGE TESTS                              93

11.8     ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS                95

11.9     ADVANCE DISTRIBUTION FOR HARDSHIP                                 97

                                    ARTICLE I
                                   DEFINITIONS


                  As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:

     1.1 "Account" or "Accounts" means the record established and maintained by the Administrator for each Participant to reflect his allocable portion of the Trust Fund derived from Employer and Employee contributions to the Plan.

     1.2 "Accrued Benefit" means, with respect to each Participant, the value of all Accounts maintained on his behalf.

     1.3 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.4 "Active  Participant"  means an Eligible Employee  described in Section
3.1.

     1.5 "Actual Contribution  Percentage" means the percentage determined under
Section 11.7(b).  "Actual  Contribution  Ratio" means the ratio determined under
Section 11.7(b).

     1.6 "Actual  Deferral  Percentage"  means the percentage  determined  under
Section  11.5(b).  "Actual  Deferral  Ratio"  means the ratio  determined  under
Section 11.5(b).

     1.7 "Administrator" means the person or persons designated by the Employer pursuant to Section 2.4.

     1.8 "Adoption Agreement" means the separate Agreement which is executed by the Employer and accepted by the Trustee and which sets forth the elective provisions of the Plan as specified by the Employer.

     1.9 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.10 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the Participant's Accrued Benefit.

     1.11 "Anniversary Date" means the date specified in the Adoption Agreement.

     1.12 "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

     1.13 "Beneficiary" means the person to whom a share of a deceased Participant's Accrued Benefit is payable pursuant to the provisions of Sections
6.2 and 6.6.

     1.14 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.15 "Compensation" means, with respect to any Employee, the 415 Compensation that is actually paid to him during the Plan Year or, in the case of a Profit Sharing Plan or Money Purchase Plan, during the period specified in the Adoption Agreement. If specified in the Adoption Agreement, Compensation shall also include amounts which are not currently includible in the Employee's gross income by reason of Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b). For any Self-Employed Individual, Compensation shall mean his Earned Income. Unless otherwise provided in the Adoption Agreement, Compensation shall include only 415 Compensation paid while an Employee is an Active Participant.

     The annual Compensation of each Participant taken into account under the Plan for any Plan Year or such other period specified in the Adoption Agreement shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any Plan Year or such other period beginning in such calendar year. If a Plan Year or such other period consists of fewer than twelve months the $150,000 limitation (as adjusted) is an amount equal to the $150,000 limitation (as adjusted) multiplied by a fraction, the numerator of which is the number of months in the short Plan Year or such other period and the denominator of which is twelve.

     In applying this limitation, a Highly Compensated Employee and any Family Members of such Highly Compensated Employee shall be treated as a single Highly Compensated Employee, except that, for this purpose, Family Members shall include only the Highly Compensated Employee's spouse and any lineal descendants who have not attained age nineteen before the close of the Plan Year. If the Compensation of the Employees treated as a single Highly Compensated Employee exceeds the $150,000 limitation, as adjusted, then such limitation shall be prorated among the affected Employees in proportion to each such Employee's Compensation as determined under this Section 1.15 prior to the application of the immediately preceding paragraph. If, pursuant to the provisions of the immediately preceding sentence, the amount allocated to an Employee is less than the amount that would otherwise have been allocated to him if he and the other affected Employees were not treated as a single Highly Compensated Employee, then the $150,000 limitation shall be divided among the affected Employees in such a way as to maximize the amount allocable to each affected Employee.

     1.16 "Deferred Compensation" means, with respect to any Active Participant, that portion of the Active Participant's Compensation which has been contributed to the Plan in accordance with his deferral election pursuant to Section 11.3.

     1.17 "Determination Date" means, for any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. For purposes of Section 2.2, "Determination Date" also means any such day for any other plan of the Employer or an Affiliated Employer which is taken into account in determining whether this Plan is a Top Heavy Plan or Super Top Heavy Plan.

     1.18 "Determination Year" means the Plan Year with respect to which a determination of Highly Compensated Employees is being made pursuant to Section 1.40.

     1.19 "Discretionary Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 11.1(a)(3) and which are not used to satisfy the Actual Deferral Percentage test or the Actual Contribution Percentage test. "Discretionary Non-Elective Account" means the Account to which Discretionary Non-Elective Contributions are allocated.

     1.20 "Domestic Relations Order" means any judgement, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee and which is made pursuant to a State domestic relations law (including a community property law).

     1.21 "Early Retirement" means a Participant's termination of employment occurring on or after the date the Participant has satisfied the age and service requirements specified in the Adoption Agreement and occurring before he has attained Normal Retirement Age. A Participant shall become fully Vested in his Accrued Benefit upon satisfying the requirements for Early Retirement. Notwithstanding any selection in the Adoption Agreement to the contrary, a Participant who terminates employment after satisfying the service requirement, if any, for Early Retirement and who thereafter satisfies the age requirement for Early Retirement shall be entitled to receive his Accrued Benefit at any time after satisfying such age requirement.

     1.22 "Earned Income" means, with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the Self-Employed Individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section
404. In addition, net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

     1.23 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to an Active Participant's deferral election under
Section 11.3. "Elective Account" means the Account to which Elective Contributions are allocated.

     1.24 "Eligible Employee" means any Employee specified in the Adoption Agreement who is eligible to become an Active Participant.

     1.25 "Employee" means any individual employed by the Employer maintaining the Plan or any other Affiliated Employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) and (o). The term "Employee" shall also include any Leased Employee deemed to be an Employee of any Employer or Affiliated Employer described in the immediately preceding sentence as provided in Code Sections 414(n) and (o).

     1.26 "Employer" means the entity specified in the Adoption Agreement, any Participating Employer which shall adopt this Plan, any successor which shall maintain this Plan and any predecessor which has maintained this Plan.

     1.27 "Employer  Contribution  Account"  means the Account to which,  in the
case  of  a  Profit   Sharing  Plan  or  Money  Purchase  Plan,  the  Employer's
contributions are allocated.

     1.28 "Excess Aggregate Contributions" means, with respect to a Plan Year, the amount by which Matching Contributions, voluntary Employee contributions made pursuant to Section 4.6 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6(a)(2) (and, if applicable, Elective Contributions and Qualified Non-Elective Contributions treated as Matching Contributions) made on behalf of Active Participants who are Highly Compensated Employees exceeds the amount of such contributions permitted under Section 11.7(a).

     1.29 "Excess Compensation" means, with respect to a Plan that is integrated with Social Security, a Participant's Compensation which is in excess of the integration level specified in the Adoption Agreement.

     1.30 "Excess Contributions" means, with respect to a Plan Year, the amount by which Elective Contributions, (and, if applicable, Qualified Matching Contributions and Qualified Non-Elective Contributions treated as Elective Contributions) made on behalf of Active Participants who are Highly Compensated Employees exceeds the amount of such contributions permitted under Section 11.5(a).

     1.31 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the amount by which such Active Participant's Deferred Compensation and any other elective deferrals pursuant to Section 11.3 actually made on behalf of such Active Participant for such taxable year exceeds the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference.

     1.32 "Family Member" means an Employee, who during the Determination Year or Look-Back Year, is the spouse or lineal descendant or ascendant (or the spouse thereof of either) of either a Five Percent Owner who is an active or former Employee or one of the ten Highly Compensated Employees paid the greatest 415 Compensation. For purposes of this Section 1.32, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from gross income by reason of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

     1.33 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

     1.34 "Fiscal Year" means the Employer's accounting year as specified in the Adoption Agreement.

     1.35 "Five Percent Owner" means any individual who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or an Affiliated Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or an Affiliated Employer or, in the case of an unincorporated business, any individual who owns more than five percent of the capital or profits interest in the Employer or an Affiliated Employer. In determining percentage ownership hereunder, the Employer or any Affiliated Employer shall not be treated as having Affiliated Employers.

     1.36 "Fixed Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 11.1(a)(4) and which are not used to satisfy the Actual Deferral Percentage test or the Actual Contribution Percentage test. "Fixed Non-Elective Account" means the Account to which Fixed Non-Elective Contributions are allocated.

     1.37 "Forfeiture" means that portion of a Participant's Accrued Benefit that is not Vested and which occurs on the earlier of:

          (a) the distribution of the Participant's Vested Accrued Benefit, or

          (b) the last day of the Plan Year in which the Participant incurs five consecutive 1-Year Breaks in Service.

For purposes of Section 1.37(a), in the case of a Participant whose Vested Accrued Benefit is zero, such Participant shall be deemed to have received a distribution of his Vested Accrued Benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

     1.38 "414(s) Compensation" means, with respect to any Employee, the 415 Compensation paid to him during a Plan Year, except that, for any Plan Year, the Employer may elect to take into account only 415 Compensation paid while an Employee is an Active Participant. Any such election must apply, on a uniform and consistent basis, to all Employees who are Active Participants during such Plan Year.

     In addition,  if specified in the Adoption  Agreement,  414(s) Compensation shall also include amounts which are not currently includible in the Participant's gross income by reason of Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b).

     The annual 414(s) Compensation of each Participant for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any Plan Year beginning in such calendar year. If a Plan Year consists of fewer than twelve months the $150,000 limitation (as adjusted) is an amount equal to the $150,000 limitation (as adjusted) multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is twelve.

     In applying this limitation, a Highly Compensated Employee and any Family Members of such Highly Compensated Employee shall be treated as a single Highly Compensated Employee, except that, for this purpose, Family Members shall include only the Highly Compensated Employee's spouse and any lineal descendants who have not attained age nineteen before the close of the Plan Year. If the 414(s) Compensation of the Employees treated as a single Highly Compensated Employee exceeds the $150,000 limitation, as adjusted, then such limitation shall be prorated among the affected Employees in proportion to each such Employee's 414(s) Compensation as determined under this Section 1.38 prior to the application of the immediately preceding paragraph.

     1.39 "415 Compensation" means the amounts described in Section 4.4(f)(2).

     1.40 "Highly Compensated Employee" means an Employee who performs services for the Employer or an Affiliated Employer or both during the Determination Year and is in one or more of the following groups:

          (a) Employees who at any time during the Determination Year or Look-Back Year were Five Percent Owners.

          (b) Employees who received 415 Compensation during the Look-Back Year from the Employer or Affiliated Employer or both in excess of $75,000.

          (c) Employees who received 415 Compensation during the Look-Back Year from the Employer or Affiliated Employer or both in excess of $50,000 and were in the Top Paid Group of Employees for the Look-Back Year.

          (d) Employees who during the Look-Back Year were officers of the Employer or Affiliated Employer or both (as that term is defined within the meaning of the Regulations under Code Section 416) and received 415
     Compensation during the Look-Back Year from the Employer or Affiliated Employer or both which was greater than fifty percent of the limit in effect under Code Section 415(b)(1)(A) for the calendar year in which such Look-Back Year begins. The number of officers shall be limited to the lesser of (i) fifty Employees or (ii) the greater of three Employees or ten percent of all Employees. If there is no officer whose 415 Compensation is in excess of fifty percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer or Affiliated Employer or both will be treated as a Highly Compensated Employee.

          (e) Employees who are in the group consisting of the 100 Employees paid the greatest 415 Compensation during the Determination Year and are also described in Section 1.40(b), (c) or (d) when each such Section is modified to substitute Determination Year for Look-Back Year.

     For purposes of this Section 1.40, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from an Employee's gross income by reason of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b). Additionally, the dollar threshold amounts specified in Sections 1.40(b) and (c) shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar threshold amounts applicable are those for the calendar year in which the Determination Year or Look Back Year begins.

     In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who receive no earned income (within the meaning of Code
Section 911(d)) from the Employer or Affiliated Employer or both constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, Leased Employees shall be considered Employees for purposes of this Section 1.40 unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer or any Affiliated Employer. Also, a Highly Compensated Employee and any Family Members shall be treated as a single Highly Compensated Employee receiving Compensation and contributions under the Plan equal to the sum of such Compensation and contributions of the Highly Compensated Employee and any Family Members. Finally, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the Determination Year.

     1.41 "Highly Compensated Former Employee" means a former Employee who had a separation year (as that term is defined within the meaning of Regulations under Code Section 414(q)) prior to the Determination Year and was a Highly Compensated Employee in the Determination Year in which he terminated employment or in any Determination Year ending on or after attaining age fifty-five. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or the year preceding the separation year) or any Determination Year ending on or after the Employee attains age fifty-five (or the last Determination Year ending before the Employee's fifty-fifth birthday), the Employee either received 415 Compensation in excess of $50,000 or was a Five Percent Owner.

     1.42 "Hour of Service" means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (c) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c).

     Notwithstanding the above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws. Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     For purposes of this Section 1.42, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

     Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Sections 414(n) and (o) and the regulations thereunder.

     Hours of Service will be determined on the basis of the method selected in the Adoption Agreement. The provisions of Department of Labor regulations 2530.200b-2 are incorporated herein by reference.

     1.43  "Joint  and  Survivor  Annuity"  means,  in  the  case  of a  married
Participant, an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse which is not less than fifty percent, nor greater than 100% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. In the case of an unmarried Participant, "Joint and Survivor Annuity" means a straight life annuity which is an annuity payable in equal installments for the life of the Participant and that terminates upon the Participant's death. The amount of the Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Vested Accrued Benefit under the Plan.

     1.44 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the Determination Date or any of the preceding four Plan Years, has been included in one of the following categories:

          (a) An officer of the Employer or an Affiliated Employer or both (as that term is defined within the meaning of the Regulations under Code
     Section 416) having annual 415 Compensation greater than fifty percent of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends.

          (b) One of the ten Employees having annual 415 Compensation from the Employer or Affiliated Employer or both for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent interest and the largest interests in the Employer or an Affiliated Employer. In determining percentage ownership hereunder, the Employer or any Affiliated Employer shall not be treated as having Affiliated Employers.

          (c) A Five Percent Owner.

          (d) A one percent owner of the Employer having annual 415 Compensation from the Employer or Affiliated Employer or both of more than $150,000. The term "one percent owner" means any individual who owns (or is considered as owning within the meaning of Code Section 318) more than one percent of the outstanding stock of the Employer or an Affiliated Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer or an Affiliated Employer or, in the case of an unincorporated business, any individual who owns more than one percent of the capital or profits interest in the Employer or an Affiliated Employer. In determining percentage ownership hereunder, the Employer or any Affiliated Employers shall not be treated as having Affiliated Employers.

     For purposes of this Section 1.44, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

     1.45 "Leased Employee" means any individual (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

     A Leased  Employee shall not be considered an employee of the recipient if:
(a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(e)(3), 402(h)(1)(B) or 403(b), (ii) immediate participation, and (iii) full and immediate vesting; and
(b) Leased Employees do not constitute more than 20 percent of the recipients's nonhighly compensated work force.

     1.46 "Look-Back Year" means the twelve-month period immediately preceding the Determination Year.

     1.47 "Matching Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 11.1(a)(2) and which are not used to satisfy the Actual Deferral Percentage test. "Matching Account" means the Account to which Matching Contributions are allocated.

     1.48 "Maximum Excess Percentage" means the greater of five and seven-tenths percent or the percentage equal to the portion of the rate of tax under Code
Section 3111(a) in effect at the beginning of the Plan Year or, in the case of a Profit Sharing Plan or Money Purchase Plan, at the beginning of the period specified in the Adoption Agreement for determining a Year of Service for purposes of entitlement to an allocation; provided, however, that if the integration level specified in the Adoption Agreement is less than the Taxable Wage Base in effect at the beginning of the Plan Year or such other period, the Maximum Excess Percentage will be determined according to the table below:

         Integration Level              Maximum Excess Percentage

         Less than the Taxable Wage               5.4%
         Base but greater than
         eighty percent of the
         Taxable Wage Base

         Not greater than eighty                  4.3%
         percent of the Taxable
         Wage Base but greater than
         twenty percent of the
         Taxable Wage Base

         Not greater than twenty                  5.7%
         percent of the Taxable
         Wage Base

     Notwithstanding the foregoing to the contrary, the Employer may specify in the Adoption Agreement a Maximum Excess Percentage that is less than the Maximum Excess Percentage determined under this Section 1.48.

     1.49 "Net Profit" means, with respect to any Fiscal Year, the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan or any other qualified plan.

     1.50 "Non-Elective Accounts" means a Participant's Fixed Non-Elective Account, Discretionary Non-Elective Account and Qualified Non-Elective Account.

     1.51 "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

     1.52 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

     1.53 "Normal Retirement Age" means the time specified in the Adoption Agreement when a Participant shall become fully Vested in his Accrued Benefit. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is such mandatory retirement age if it occurs earlier than the time specified in the Adoption Agreement.

     1.54 "Normal Retirement" means a Participant's termination of employment occurring on or after his attainment of Normal Retirement Age.

     1.55 "1-Year Break in Service" means the period specified in the Adoption Agreement for determining a Year of Service for vesting purposes during which an Employee has not completed more than 500 Hours of Service or such lesser number of Hours of Service as specified by the Employer in the Adoption Agreement. Further, solely for the purpose of determining whether an Employee has incurred a 1-Year Break in Service, Hours of Service shall be recognized for authorized leaves of absence and maternity and paternity leaves of absence. The term "authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer or any Affiliated Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason. The term "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins only if credit therefor is necessary to prevent the Employee from incurring a 1-Year Break in Service or, in any other case, in the immediately following Plan Year. The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence or, in any case in which the Administrator is unable to determine such hours normally credited, eight Hours of Service per day. The total Hours of Service required to be credited for a maternity or paternity leave of absence shall not exceed 501.

     1.56 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than ten percent of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

     1.57 "Paired Plans" means the Employer has adopted two or more of the following Standardized Adoption Agreements: (a) Profit Sharing Plan (Paired Plan #03-001), (b) Money Purchase Plan (Paired Plan #03-002) and (c) 401(k) Profit Sharing Plan (Paired Plan #03-003).

     1.58 "Participant" means any individual who is an Active Participant or who has an Accrued Benefit under the Plan.

     1.59 "Participating Employer" means any entity which shall adopt this Plan pursuant to the provisions of Article X.

     1.60 "Plan" means this instrument (hereinafter referred to as The AAL Mutual Funds Prototype Defined Contribution Plan and Trust Basic Plan Document #01), including all amendments thereto, and the Adoption Agreement as adopted by the Employer.

     1.61 "Plan Year" means the twelve consecutive month period as specified in the Adoption Agreement.

     1.62 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Participant's spouse, the value of which must be equal to fifty percent of the Participant's Accrued Benefit under the Plan as of the date of death.

     1.63 "Qualified Domestic Relations Order" means a Domestic Relations Order which meets the requirements of the following paragraphs:

          (a) The Domestic Relations Order creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of a Participant's Accrued Benefit under the Plan.

          (b) The Domestic Relations Order clearly specifies the facts described in the following subparagraphs:

               (1) The name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the Domestic Relations Order;

               (2) The amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined;

               (3) The number of payments or period to which the Domestic Relations Order applies; and

               (4) The plans (including this Plan) to which the Domestic Relations Order applies.

          (c) The Domestic Relations Order does not contain any of the provisions described in the following subparagraphs:

               (1) Except as provided in Section 6.12, any type or form of benefit, or any option, which is not otherwise provided for under the Plan;

               (2) The payment of benefits to an Alternate Payee that have a value exceeding the Participant's Vested Accrued Benefit.

               (3) The payment of benefits to an Alternate Payee if such benefits are required to be paid to another Alternate Payee under another Domestic Relations Order which has previously been determined to be a Qualified Domestic Relations Order.

     1.64 "Qualified Matching Contribution" means Matching Contributions which are used to satisfy the Actual Deferral Percentage test. Qualified Matching Contributions are nonforfeitable when made and are distributable only as specified in Sections 11.3(e) and 11.9. "Qualified Matching Account" means the Account to which Qualified Matching Contributions are allocated. A Participant's Qualified Matching Account shall be fully vested and shall not be subject to Forfeiture for any reason other than Section 6.9.

     1.65 "Qualified Non-Elective Contribution" means Fixed Non-Elective Contributions which are used to satisfy the Actual Deferral Percentage test or the Actual Contribution Percentage test. Qualified Non-Elective Contributions are nonforfeitable when made and are distributable only as specified in Sections 11.3(e) and 11.9. In addition, the Employer's contributions to the Plan that are made pursuant to Sections 11.6(b) and 11.8(g) and which are used to satisfy the Actual Deferral Percentage test or the Actual Contribution Percentage test shall be considered Qualified Non-Elective Contributions. "Qualified Non-Elective Account" means the Account to which Qualified Non-Elective Contributions are allocated. A Participant's Qualified Non-Elective Account shall be fully vested at all times and shall not be subject to Forfeiture for any reason other than
Section 6.9.

     1.66 "Qualified Voluntary Employee  Contribution Account" means the Account
to  which  a  Participant's   tax  deductible   qualified   voluntary   employee
contributions made pursuant to Section 4.7 have been allocated.

     1.67 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.68 "Rollover Account" means the Account to which amounts transferred from another qualified plan or individual retirement account are allocated in accordance with Section 4.5.

     1.69 "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established and, also, an individual who would have had Earned Income but for the fact that the trade or business has no Net Profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

     1.70 "Shareholder-Employee" means an Employee who owns more than five percent of the Employer's outstanding capital stock during any Fiscal Year in which the Employer elected to be taxed as a small business corporation under Subchapter S of the Code.

     1.71 "Super Top Heavy Plan" means a plan described in Section 2.2(a).

     1.72 "Taxable Wage Base" means, with respect to any Plan Year or other period specified in the Adoption Agreement, the contribution and benefit base under Section 230 of the Social Security Act at the beginning of such Plan Year or other period.

     1.73 "Top Heavy Plan" means a plan described in Section 2.2(a).

     1.74 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983, during which the Plan is a Top Heavy Plan.

     1.75 "Top Paid Group" means the top twenty percent of Employees who performed services for the Employer or any Affiliated Employer or both during the Determination Year or Look-Back Year, as the case may be, ranked according to the amount of 415 Compensation (as determined pursuant to Section 1.40) received from the Employer or any Affiliated Employer or both during such Determination or Look-Back Year. All Leased Employees shall be considered Employees unless such Leased Employees are covered by a plan described in Code
Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer or any Affiliated Employer. Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of Employees in the Determination Year or Look-Back Year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

               (a) Employees who have not been employed for six months by the end of such year;

               (b) Employees who normally work less than seventeen and one-half hours per week for such year;

               (c) Employees who normally work less than seven months during such year; and

          (d) Employees who have not attained age twenty-one by the end of such year.

     In addition, if ninety percent or more of the Employees of the Employer and any Affiliated Employers are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer or any Affiliated Employer or both, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of Employees and from the identification of particular Employees in the Top Paid Group.

     The Employer may elect to modify Sections 1.75(a) through (d) by substituting any shorter period of service or lower age than that specified therein. The Employer may also elect to disregard the provisions of the immediately preceding paragraph relating to Employees covered under collective bargaining agreements. Any such elections must be made on a consistent and uniform basis and must apply to all qualified retirement benefit plans and employee benefit plans maintained by the Employer or any Affiliated Employer or both with respect to which the definition of Highly Compensated Employee is applicable.

     1.76 "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The disability of a Participant shall be determined by a licensed physician chosen by the Employer. However, if the condition constitutes total disability under the Social Security Act, the Employer may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination of Total and Permanent Disability shall be applied uniformly to all Participants.

     1.77 "Trustee" means the person or persons named in the Adoption Agreement and any successors.

     1.78 "Trust Fund" means the fund maintained by the Trustee for the investment of Plan assets.

     1.79 "Valuation Date" means the Anniversary Date and such other date or dates deemed necessary by the Employer for the purpose of valuing the Trust Fund. The selection by the Employer of a Valuation Date other than the Anniversary Date shall be made only if the use of such Valuation Date will not result in discrimination in favor of Highly Compensated Employees.

     1.80 "Vested" means the nonforfeitable portion of a Participant's Accrued Benefit or any of his Accounts.

     1.81 "Voluntary Contribution Account" means the Account to which a Participant's nondeductible voluntary contributions made pursuant to Section 4.6 are allocated.

     1.82 "Year of Service" means the computation period of twelve consecutive months herein set forth and during which an Employee has completed the number of Hours of Service specified in the Adoption Agreement.

     For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). Each subsequent computation period shall begin, as specified in the Adoption Agreement, on the anniversary of the Employee's employment commencement date or on the first day of the Plan Year beginning with the Plan Year which includes the first anniversary of his employment commencement date.

     For purposes of vesting, the computation period shall be the Plan Year or, in the case of the Profit Sharing Plan or Money Purchase Plan, any other twelve-month period specified in the Adoption Agreement. If there is a change in the computation period, the twelve-month period ending on the day immediately preceding the first day of the new computation period shall also be considered a computation period.

     For purposes of determining a Participant's entitlement to an allocation under Section 4.3, the computation period shall be the Plan Year or, in the case of the Profit Sharing Plan or Money Purchase Plan, any other twelve-month period specified in the Adoption Agreement. If a computation period is less than twelve months, the determination of whether an Employee has completed a Year of Service for purposes of entitlement to an allocation shall be proportionately reduced based on the number of days in the short computation period.

     Years of Service with any predecessor employer which maintained this Plan shall be recognized. Years of Service with any other employer shall be recognized as specified in the Adoption Agreement.

     Years of Service with any Affiliated Employer shall be recognized.



                                   ARTICLE II

                     TOP HEAVY PROVISIONS AND ADMINISTRATION


2.1  TOP HEAVY PLAN REQUIREMENTS

     For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4(c) of the Plan and the special minimum contribution requirements of Code Section 416(c) pursuant to
Section 4.3(d).

2.2  DETERMINATION OF TOP HEAVY STATUS

          (a) This Plan shall be a Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Aggregate Accounts of Key Employees under this Plan exceed sixty percent of the Aggregate Accounts of all Key and Non-Key Employees under this Plan. This Plan shall be a Super Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Aggregate Accounts of Key Employees under this Plan exceed ninety percent of the Aggregate Accounts of all Key and Non-Key Employees under this Plan. This Plan shall also be a Top Heavy Plan or Super Top Heavy Plan if this Plan is part of an Aggregation Group which is a Top Heavy Group or a Super Top Heavy Group.

          (b) If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee's Present Value of Accrued Benefit and Aggregate Account shall not be taken into account for the purpose of determining whether this Plan is a Top Heavy Plan or a Super Top Heavy Plan. In addition, if an Employee has not performed any services for the Employer or any Affiliated Employer at any time during the five year period ending on the Determination Date, the Present Value of Accrued Benefit and Aggregate Account of such Employee shall not be taken into account for the purpose of determining whether this Plan is a Top Heavy Plan or a Super Top Heavy Plan.

          (c) An Employee's Aggregate Account as of any Determination Date shall be the value of his accounts under all defined contribution plans (including this Plan) maintained by the Employer or any Affiliated Employer as of the most recent valuation date occurring within the twelve month period ending on the Determination Date adjusted as follows:

               (1) An Employee's accounts shall be reduced by any amount attributable to qualified voluntary employee contributions;

               (2) An Employee's accounts shall be increased by any contributions due as of the Determination Date. In the case of a plan not subject to Code Section 412, the amount of contributions due as of a Determination Date shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except for the first Plan Year when the amount of contributions due as of a Determination Date shall include the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year. In the case of a plan subject to Code Section 412, the amount of contributions due as of a Determination Date shall include contributions that would be allocated as of a date not later than the Determination Date, even though such contributions are not yet made or required to be made.

               (3) An Employee's accounts shall be increased by any distributions made within a plan year that includes the Determination Date or within the four preceding plan years. However, in the case of distributions made after a valuation date and prior to the Determination Date, such distributions are not taken into account to the extent that such distributions are already reflected in the value of an Employee's account as of the valuation date. In the case of a distribution of an annuity contract, the amount of such distribution is deemed to be the current actuarial value of the contract, determined on the date of its distribution. All distributions, including distributions made prior to plan years beginning on or after January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will also be taken into account.

               (4) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by an Employee and made from a plan maintained by one employer to a plan maintained by another employer), in the case of the transferor plan, such rollovers or plan-to-plan transfers shall be treated as distributions for purposes of this Section 2.2. In the case of the transferee plan, such rollovers or plan-to-plan transfers accepted after December 31, 1983, shall not be included as part of an Employee's accounts. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be included as part of an Employee's accounts.

               (5) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), in the case of the transferor plan, such rollovers or plan-to-plan transfers shall not be treated as distributions for purposes of this Section 2.2. In the case of the transferee plan, such rollovers or plan-to-plan transfers shall be included as part of an Employee's accounts, irrespective of the date on which the rollover or plan-to-plan transfer is accepted.

               (6) In determining whether two employers are to be treated as the same employer for purposes of Sections 2.2(c)(4) and (5), the Employer and any Affiliated Employer shall be treated as the same employer.

          (d) The term "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter defined.

               (1) Each qualified plan of the Employer or any Affiliated Employer, including for this purpose any Simplified Employee Pension Plan, within the meaning of Code Section 408(k), in which a Key Employee is a participant in the plan year containing the Determination Date or any of the four preceding plan years, and each other qualified plan of the Employer or an Affiliated Employer, which enables any qualified plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410(b), will be required to be aggregated. Such a group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan or Super Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group or Super Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan or Super Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group or Super Top Heavy Group.

               (2) The Employer may also include any other plan of the Employer or an Affiliated Employer, including any Simplified Employee Pension Plan, within the meaning of Code Section 408(k), not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410(b). Such a group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan or Super Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group or Super Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan or Super Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group or Super Top Heavy Group.

               (3) Only those plans of the Employer or an Affiliated Employer whose Determination Dates fall within the same calendar year shall be aggregated in order to determine whether an Aggregation Group is a Top Heavy Group or Super Top Heavy Group.

               (4) An Aggregation Group shall include any terminated plan of the Employer or an Affiliated Employer if it was maintained within the last five plan years ending on the Determination Date.

          (e) The term "Present Value of Accrued Benefit," in the case of a defined benefit plan, shall be determined as follows:

               (1) In the case of an Employee other than a Key Employee, by using the single accrual method used for all plans of the Employer and any Affiliated Employer or, if no such single method exists, by using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C);

               (2) As of the most recent valuation date occurring within the twelve month period ending on the Determination Date;

               (3) For the first plan year, as if (i) an Employee terminated employment on the Determination Date or (ii) the Employee terminated employment on the valuation date, but taking into account the estimated accrued benefit under the defined benefit plan as of the Determination Date. For the second plan year, the accrued benefit under the defined benefit plan taken into account for an Employee must not be less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit for the second plan year. For any other plan year, as if the Employee terminated employment on the valuation date.

               (4) The valuation date must be the same date used for computing minimum funding costs for the defined benefit plan, regardless of whether a valuation is performed for the plan year of the defined benefit plan.

               (5) The present value of an Employee's accrued benefit under the defined benefit plan shall be determined by using the actuarial assumptions specified in the Adoption Agreement.

          (f) The term "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the Group and (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the Group exceeds sixty percent of a similar sum determined for all Employees. A "Super Top Heavy Group" shall be determined in the same manner as a Top Heavy Group except that ninety percent shall be substituted for sixty percent.

          (g) The Administrator shall determine whether this Plan is a Top Heavy Plan. Such determination shall be in accordance with Code Section 416 and the Regulations thereunder.

2.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan.

          (b) The Employer shall establish a funding policy and method. Thus, the Employer shall determine whether the Plan has a short run need for liquidity (for example, to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need. The Employer shall communicate such needs and goals to the Trustee, if he shall have any investment decision making responsibility, in order to coordinate the investment of the Plan's assets with such needs and goals. The communication of the funding policy and method shall not, however, constitute a directive to the Trustee as to the investment of the Trust Fund. Any such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

          (d) Except as otherwise specifically provided in the Plan, the Employer shall be responsible for the administration of the Plan and shall be considered the Named Fiduciary within the meaning of Section 402(a) of the Act. The Employer shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries subject to the specific terms of the Plan. The Employer shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan and any such determination by the Employer shall be conclusive and binding upon all persons. The Employer may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan be treated as a qualified plan under the terms of Code
     Section 401(a) and that it comply with the terms of the Act and all regulations issued pursuant thereto.

2.4  DESIGNATION OF ADMINISTRATOR

     The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or may be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. The Employer, upon the resignation or removal of an Administrator, shall promptly designate a successor Administrator. If the Employer does not appoint an Administrator, the Employer shall be the Administrator.

2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

     If more than one person is appointed as Administrator, the Employer may allocate specific responsibilities to each Administrator as specified in a writing accepted by each Administrator. In the event that no such allocation of responsibilities is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and shall specify the responsibilities allocated to each Administrator. The Trustee shall thereafter accept and act pursuant to the instructions of an Administrator until such time as the Employer or the remaining Administrators file with the Trustee a written notice indicating that the authority of such Administrator has been revoked or otherwise altered.

2.6  RESPONSIBILITIES OF THE ADMINISTRATOR

     The primary responsibilities of the Administrator are to assist the Employer in the administration of the Plan and to carry out those administrative duties specifically assigned to the Administrator under the Plan.

2.7  RECORDS AND REPORTS

     The Employer and Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for the proper administration of the Plan. The Administrator shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8  APPOINTMENT OF ADVISERS

     The Employer, or the Administrator with the consent of the Employer, may appoint counsel, specialists, advisers, and other persons as the Employer or the Administrator deems necessary or desirable in connection with the administration of this Plan.

2.9  INFORMATION FROM EMPLOYER

     To enable the Administrator to fulfill his responsibilities under the Plan, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10 PAYMENT OF FEES AND EXPENSES

     Any Administrator who does not receive full time pay from the Employer shall be entitled to receive compensation for his services as may be charged by the Administrator pursuant to his regularly published fee schedule or as may otherwise be agreed upon in writing between the Employer and Administrator. Fees and all expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, legal counsel, and other specialists and their agents, and other costs of administering the Plan shall be paid from the Trust Fund. Until paid, all such fees and expenses shall constitute a liability of the Trust Fund. However, the Employer may pay such fees and expenses directly or may, in the event such fees and expenses have already been paid, reimburse the Trust Fund. Any reimbursement of the Trust Fund for fees and administration expenses that have already been paid from the Trust Fund shall not be considered an Employer contribution.

2.11 MAJORITY ACTIONS

     Except where there has been an allocation and delegation of administrative responsibilities pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but they may authorize one or more of them to sign all papers on their behalf.

2.12 CLAIMS PROCEDURE

     Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13 CLAIMS REVIEW PROCEDURE

     Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12, shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a written request that further consideration of his claim be given by the Administrator. Such a request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than sixty days after receipt of the written notification provided for in Section
2.12. The Administrator shall then conduct an investigation within the next sixty days. The claimant may be represented by an attorney or any other representative of his choosing and shall have an opportunity to submit written and oral evidence and arguments in support of his claim. The claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator or Employer that are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the Administrator within sixty days of receipt of the appeal (unless there has been an extension of sixty days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

2.14 ADMINISTRATOR INDEMNIFICATION

     If a person other than the Employer is acting as Administrator, the Employer agrees to indemnify and save harmless the Administrator against any and all claims, losses, damages, expenses (including attorney's fees) and liabilities the Administrator may incur in the exercise and performance of the Administrator's powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.



                                   ARTICLE III

                                   ELIGIBILITY


3.1  COMMENCEMENT OF ACTIVE PARTICIPATION

          (a) An Eligible Employee who has satisfied the age and/or service requirements specified in the Adoption Agreement shall become an Active Participant effective as of the date specified in the Adoption Agreement.

          (b) In the event an Employee is transferred to a position in which he becomes an Eligible Employee, he shall become an Active Participant on the date of such transfer or, if he has not satisfied on such date the age and/or service requirements specified in the Adoption Agreement, as of the date specified in the Adoption Agreement following his satisfaction of such requirements.

          (c) In the event a former Employee is reemployed by the Employer, he shall become an Active Participant on the date of his reemployment if he is an Eligible Employee on that date or, if he has not satisfied on such date the age and/or service requirements specified in the Adoption Agreement, as of the date specified in the Adoption Agreement following his satisfaction of such requirements.

3.2  DETERMINATION OF ACTIVE PARTICIPATION

     The Administrator shall determine whether an Employee is an Active Participant based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.13.

3.3  DURATION OF ACTIVE PARTICIPATION

     An Employee shall cease to be an Active Participant on the earlier of the date he incurs a termination of employment or ceases to be an Eligible Employee.



                                   ARTICLE IV

                           CONTRIBUTION AND ALLOCATION


4.1  DETERMINATION OF EMPLOYER'S CONTRIBUTION

          (a) The Employer's contribution to a Money Purchase Plan shall be determined in accordance with the following paragraphs:

               (1) For each Plan Year, the Employer shall contribute, on behalf of each Active Participant described in Section 4.1(a)(2), the percentage of his Compensation specified in the Adoption Agreement; provided, however, that in no event shall the amount contributed on behalf of any Active Participant cause the limitations of Code Section 415 to be exceeded for that Active Participant. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee. The Employer shall be required to obtain a waiver from the Internal Revenue Service for any Plan Year in which it is unable to make the full required contribution to the Plan.

               (2) The Employer shall make a contribution on behalf of any Active Participant during the Plan Year or other twelve-month period specified in the Adoption Agreement for determining a Year of Service for purposes of benefit accrual who is an Employee on the Anniversary Date or the last day of such other twelve-month period. The Employer shall also make a contribution on behalf of any Active Participant who is not an Employee on the Anniversary Date or the last day of such other twelve-month period if such Active Participant completes a Year of Service for purposes of benefit accrual.

               (3) Notwithstanding the foregoing provisions of this Section 4.1(a), the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. However, if this Plan is a Top Heavy Plan to which minimum contributions must be made, the Employer shall contribute the amount necessary to provide such minimum contributions even if such amount exceeds that which is deductible under Code Section 404.

          (b) The Employer's contribution to a Profit Sharing Plan shall be determined in accordance with the following paragraphs:

               (1) For each Plan Year, the Employer shall contribute to the Plan such amount as it shall determine, with or without regard to Net Profit, as specified in the Adoption Agreement. If this Plan is a Top Heavy Plan to which minimum contributions must be made, the Employer shall contribute the amount necessary to provide such minimum contributions even if such amount exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

               (2) All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

     The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

4.3  ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND EARNINGS

          (a) The Employer shall provide the Administrator with all the information required by the Administrator in order to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as of the last day of the twelve-month period specified in the Adoption Agreement for determining a Year of Service for purposes of benefit accrual as follows:

               (1) The Employer's contribution to a Money Purchase Plan shall be allocated to each Active Participant's Employer Contribution Account in the manner set forth in Section 4.1(a).

               (2) The Employer's contribution to an integrated Profit Sharing Plan that is a Top Heavy Plan or that is treated, pursuant to an election in the Adoption Agreement, as if it were a Top Heavy Plan, and that is not subject to the annual overall permitted disparity limit under Section 4.9 shall be allocated as follows:

                    (i) The Employer's  contribution  shall be allocated to each
               Active Participant's Employer Contribution Account in the same proportion that his Compensation bears to the Compensation of all Active Participants; provided, however, that there shall not be allocated to any Active Participant an amount greater than three percent of his Compensation.

                    (ii) That portion of the Employer's contribution not allocated under Section 4.3(a)(2)(i) shall be allocated to each Active Participant's Employer Contribution Account in the same proportion that his Excess Compensation bears to the Excess Compensation of all Active Participants; provided, however, that there shall not be allocated to any Active Participant an amount greater than three percent (or, if lesser, the Maximum Excess Percentage) of his Excess Compensation; provided, further, that in the case of an Active Participant who has exceeded the cumulative  permitted  disparity  limit under  Section  4.9,  the allocation of the Employer's contribution to such Active Participant shall be based on an amount equal to his Compensation.

                    (iii) That portion of the Employer's contribution not allocated under Sections 4.3(a)(2)(i) and (ii) shall be allocated to each Active Participant's Employer Contribution Account in the same proportion that the sum of his Compensation and Excess
               Compensation bears to the sum of the Compensation and Excess Compensation of all Active Participants; provided, however, that there shall not be allocated to any Active Participant an amount greater than the product of the sum of his Compensation and Excess Compensation and the difference between the Maximum Excess Percentage and three percent (such difference cannot be less than zero); provided, further, that in the case of an Active Participant who has exceeded the cumulative permitted disparity limit under Section 4.9, the allocation of the Employer's contribution to such Active Participant shall be based on an amount equal to two times his Compensation.

                    (iv) That portion of the Employer's contribution not allocated under Sections 4.3(a)(2)(i), (ii), and (iii) shall be allocated to each Active Participant's Employer's Contribution Account in the same proportion that his Compensation bears to the Compensation of all Active Participants.

               (3) The Employer's contribution to an integrated Profit Sharing Plan that is not a Top-Heavy Plan and that is not subject to the annual overall permitted disparity limit under Section 4.9 shall be allocated as follows:

                    (i) The Employer's  contribution  shall be allocated to each
               Active Participant's Employer Contribution Account in the same proportion that the sum of his Compensation and Excess
               Compensation bears to the sum of the Compensation and Excess Compensation of all Active Participants; provided, however, that there shall not be allocated to any Active Participant an amount greater than the product of the sum of his Compensation and Excess Compensation and the Maximum Excess Percentage; provided, further, that in the case of an Active Participant who has exceeded the cumulative permitted disparity limit under Section 4.9, the allocation of the Employer's contribution to such Active Participant shall be based on an amount equal to two times his Compensation.

                    (ii) That portion of the Employer's contribution not allocated under Section 4.3(a)(3)(i) shall be allocated to each Active Participant's Employer's Contribution Account in the same proportion that his Compensation bears to the Compensation of all Active Participants.

               (4) The Employer's contribution to a non-integrated Profit Sharing Plan (or to an integrated plan that is subject to the annual overall permitted disparity limits under Section 4.9) shall be allocated to each Active Participant's Employer Contribution Account in the same proportion that his Compensation bears to the total Compensation of all Active Participants.

               (5)  An  Active   Participant  during  the  Plan  Year  or  other
          twelve-month period specified in the Adoption Agreement for determining a Year of Service for purposes of benefit accrual who is an Employee on the Anniversary Date or the last day of such other twelve-month period shall share in the Employer's contributions. An Active Participant who is not an Employee on the Anniversary Date or the last day of such other twelve-month period shall share in the Employer's contribution if such Active Participant completes a Year of Service for purposes of benefit accrual.

               (6) In no event shall an amount allocated on behalf of an Active Participant under Section 4.3(a)(2), (3), or (4) cause the limitations of Code Section 415 to be exceeded for that Participant. Any amount that would be allocated to an Active Participant but for the preceding sentence shall be reallocated instead to the remaining Active Participants pursuant to the applicable allocation formula under
          Section 4.3(a)(2), (3), or (4).

               (7) If an Employer maintains two or more Paired Plans only one of such Paired Plans may provide for the disparity permitted under Code
          Section 401(l).

          (b) As of each Valuation Date, before the allocation of Employer contributions and Forfeitures allocable as of such date, any earnings or losses (including net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's Accounts bear to the total of all Participants' Accounts as of such date.

          (c) As of the date specified in Section 4.3(a), any Forfeitures occurring since the last such date shall first be used to restore the previously forfeited Accrued Benefit of any Participant in accordance with
     Section 6.4(g) and shall then be used to satisfy any contribution that may be required pursuant to Section 4.3(e) or 6.9 or both. The remaining
     Forfeitures, if any, shall, in the case of a Profit Sharing Plan, be allocated as if they were additional Employer contributions, in the case of a Money Purchase Plan, be treated in accordance with the Adoption Agreement and, in the case of a 401(k) Profit Sharing Plan, be handled in accordance with Section 11.4(b).

          (d) Minimum Contributions Required for Top Heavy Plan Years.

               (1) For any Top Heavy Plan Year, to the extent that Employer contributions and Forfeitures allocated pursuant to Section

          4.3(a) and Article XI are insufficient to provide a minimum contribution to each Active Participant who is a Non-Key Employee, the Employer shall contribute the additional amount necessary to provide such minimum contribution. An Active Participant who is a Non-Key Employee is treated as having received a minimum contribution if the sum of the Employer's contributions and Forfeitures allocated to his Employer Contribution Account or, in the case of a 401(k) Profit Sharing Plan, his Non-Elective Accounts, equals three percent of his 415 Compensation. However, if such sum is less than three percent of his 415 Compensation and this Plan does not enable a defined benefit plan, which is included in the same Required Aggregation Group (as defined in Section 2.2), to meet the requirements of Code Section 401(a)(4) or 410(b), then the minimum contribution shall be equal to a Non-Key Employee's 415 Compensation multiplied by a percentage which is equal to the largest percentage determined for any Key Employee by dividing the employer contributions and forfeitures allocated on behalf of such Key Employee under this Plan and all other plans included in the same Required Aggregation Group by such Key Employee's 415 Compensation. In determining whether a minimum contribution has been provided to an Active Participant who is a Non-Key Employee, there shall be taken into account any employer contributions (not including, however, employer contributions which are subject to Code Sections 401(k) and 401(m)) and forfeitures allocated to such Non-Key Employee under any other defined contribution plan which is included with this Plan in a Required Aggregation Group.

               (2) If a Non-Key Employee, who is an Active Participant, also participates in one or more other defined contribution plans maintained by the Employer or any Affiliated Employer, which are included in the same Required Aggregation Group, it is not necessary to provide minimum contributions to such Non-Key Employee under this Plan and all such other defined contribution plans. In that event, the minimum contribution will be provided as specified in the Adoption Agreement. However, if a Non-Key Employee is an Active Participant in two or more Paired Plans, then the minimum contribution shall be provided under the Money Purchase Plan, if any, and then under the Profit Sharing Plan.

               (3) If a Non-Key Employee, who is an Active Participant, also participates in one or more defined benefit plans maintained by the Employer or any Affiliated Employer, which are included in the same Required Aggregation Group, it is not necessary to provide a minimum contribution under this Plan and a minimum benefit under any such other defined benefit plan. In that event, the Employer shall specify in the Adoption Agreement whether a minimum contribution will be provided under this Plan or whether a minimum benefit will be provided under such other defined benefit plan. If a minimum contribution is provided under this Plan in lieu of providing a minimum benefit under such other defined benefit plan, then the minimum contribution for each Non-Key Employee who is an Active Participant and who also participates in one or more defined benefit plans maintained by the Employer or Affiliated Employer shall be equal to five percent of his 415 Compensation.

               (4) The minimum contribution provided for in this Section 4.3(d) shall be provided on behalf of all Non-Key Employees who are Active Participants and are employed, in the case of a Profit Sharing or Money Purchase Plan, on the last day of the twelve-month period specified in the Adoption Agreement for determining a Year of Service for purposes of benefit accrual and, in the case of a 401(k) Profit Sharing Plan, on the Anniversary Date, including Non-Key Employees who have (i) failed to complete a Year of Service, (ii) declined to make mandatory contributions (if required) to the Plan, (iii) failed to make Elective Contributions in the case of a 401(k) Profit Sharing Plan; or (iv) been excluded from participation because of their level of Compensation. Minimum contributions shall be allocated to a Non-Key Employee's Employer Contribution Account, in the case of a Profit Sharing or Money Purchase Plan, or as specified in Section 11.4(c), in the case of a 401(k) Profit Sharing Plan.

               (5) The Employer shall specify in the Adoption Agreement whether a minimum contribution shall be provided to all Active Participants otherwise entitled to an allocation under this Section 4.3(d) without regard to whether an Active Participant is a Non-Key Employee.

          (e) If any Active Participant who is entitled to allocation of the Employer's contributions and Forfeitures, if any, is erroneously omitted and discovery of such omission is not made until after the allocation of contributions and Forfeitures has been made, the Employer, in lieu of directing a reallocation, may make a subsequent contribution so that the omitted Active Participant receives an allocation which he would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part for any Fiscal Year under applicable provisions of the Code.

          (f) If any individual who should not have been entitled to an allocation of the Employer's contributions and Forfeitures receives an allocation and discovery of such incorrect allocation is not made until after the allocation of contributions and Forfeitures has been made, the Employer, subject to the provisions of Section 9.7, shall not be entitled to recover the contribution allocated to the ineligible individual regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the Employer may direct a reallocation or, in lieu thereof, the amount allocated to the ineligible individual shall constitute a Forfeiture for the period in which the discovery is made.

          (g) If a Participant is reemployed after incurring five consecutive 1-Year Breaks in Service, then separate Accounts shall be maintained with respect to his Vested Accrued Benefit attributable to Employer contributions made prior to his termination of employment and with respect to his Accrued Benefit attributable to Employer contributions made after his reemployment. Maintenance of separate Accounts is no longer necessary once a Participant is fully Vested in his Accrued Benefit attributable to Employer contributions made after his reemployment.

          (h) A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Regulation 1.410(b)-3(a).

          (i) There shall be no reduction in or cessation of the  allocation  of
     Employer   contributions   and   Forfeitures   on   account  of  an  Active
     Participant's attainment of any specified age.

4.4  MAXIMUM ANNUAL ADDITIONS

          (a)(1) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, or a simplified employee pension (as defined in Code Section 408(k)) maintained by the Employer, the amount of Annual Additions which may be allocated to the Participant's Accounts during any Limitation Year shall not exceed the Maximum Permissible Amount. If the Employer contribution that would otherwise be allocated to a Participant's Accounts would cause the Annual Additions during the
     Limitation Year to exceed the Maximum Permissible Amount, the amount allocated will be reduced so that the Annual Additions allocated during the Limitation Year will equal the Maximum Permissible Amount.

               (2) Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

               (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual 415 Compensation for such Limitation Year.

               (4) If, pursuant to Section 4.4(a)(2), or, as a result of the allocation of Forfeitures or, as a result of a reasonable error in determining the amount of Elective Contributions in the case of a 401(k) Profit Sharing Plan, there is an Excess Amount, the Excess Amount will be disposed of as follows:

                    (i) Any nondeductible voluntary Employee  contributions,  to the extent they would reduce the Excess Amount, will be returned to the Participant;

                    (ii) If, after the application of Section  4.4(a)(4)(i),  an
               Excess Amount still exists, then any Elective Contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

                    (iii) If, after the application of Sections 4.4(a)(4)(i) and
               (ii), an Excess Amount still exists, then the Excess Amount must be held unallocated in a suspense account until the following Limitation Year. In such following Limitation Year, the Excess Amount, in the case of a Profit Sharing Plan, will be allocated among the Active Participants entitled to an allocation under
               Section 4.3 as if such Excess Amount were an Employer contribution, in the case of a Money Purchase Plan, will be used to reduce Employer contributions for such Limitation Year or, in the case of a 401(k) Profit Sharing Plan, will be handled in the following order:

                         (A) If the Plan provides for Discretionary Non-Elective
                    Contributions, such Excess Amount will be allocated among the Active Participants entitled to an allocation under
                    Section 11.4(a)(3) as if such Excess Amount were a Discretionary Non-Elective Contribution.

                         (B) If Section  4.4(a)(4)(iii)(A) is not applicable and
                    the Plan provides for Fixed Non-Elective Contributions, such Excess Amount will be used to reduce such contributions.

                         (C) If  Sections  4.4(a)(4)(iii)(A)  and  (B)  are  not
                    applicable and the Plan provides for Matching Contributions, such Excess Amount will be used to reduce such contributions.

     Any Matching Contributions or Qualified Matching Contributions that are allocated to a Participant's Matching Account or Qualified Matching Account and that are made on account of Elective Contributions returned to a Participant pursuant to Section 4.4(a)(4)(ii) shall be forfeited. The forfeiture of Matching Contributions or Qualified Matching Contributions shall be deemed to occur in the Limitation Year following the Limitation Year to which the Excess Amount relates and shall be treated in accordance with the election made in the Adoption Agreement.

                    (iv) If a  suspense  account  is in  existence  at any  time during a Limitation Year pursuant to this Section 4.4(a), it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be handled in the manner described in Section 4.4(a)(4)(iii) before any Employer contributions or any Employee contributions may be made to the Plan during that Limitation Year. Excess Amounts may not be distributed to Participants.

     (b)(1) This Section 4.4(b) applies if, in addition to this Plan, the Participant is covered under another qualified Master or Prototype defined contribution plan (including Paired Plans) maintained by the Employer, or a welfare benefit fund maintained by the Employer, or an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer during any Limitation Year. The Annual Additions which may be allocated to a Participant's Accounts under this Plan during any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions allocated to a Participant under such other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions during the same Limitation Year. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions are less than the Maximum Permissible Amount, and the Annual Additions that would otherwise be allocated to the Participant's Accounts under this Plan would cause the Annual Additions allocated during the Limitation Year to exceed the Maximum Permissible Amount, then the Annual Additions allocated under this Plan will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, then no Annual Additions will be allocated to the Participant's Accounts under this Plan during the Limitation Year.

               (2) Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 4.4(a)(2).

               (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

               (4) If, pursuant to Section 4.4(b)(2), or, as a result of the allocation of Forfeitures or, as a result of a reasonable error in determining the amount of Elective Contributions in the case of a 401(k) Profit Sharing Plan, a Participant's Annual Additions under this Plan and such other plans and funds would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date, and Annual Additions attributable to Elective Contributions and voluntary Employee contributions will be deemed to have been allocated last regardless of the actual allocation date.

               (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Employer shall specify in the Adoption Agreement the Excess Amount attributed to this Plan.

               (6) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 4.4(a)(4).

          (c) If a Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or
     Prototype  defined   contribution  plan,  Annual  Additions  which  may  be
     allocated to the Participant's Accounts under this Plan during any Limitation Year will be limited in accordance with Section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.

          (d) If the Employer maintains, or at any time maintained, a defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 during any Limitation Year. During any Limitation Year that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction on behalf of a Participant does exceed 1.0, then the Employer shall reduce the Participant's Projected Annual Benefit under the defined benefit plan or its contribution on behalf of such Participant to this Plan to the extent necessary to prevent the sum of the Defined Contribution Fraction and the Defined Benefit Fraction from exceeding 1.0. The Employer shall specify in its Adoption Agreement which reduction shall apply.

          (e) If the Employer maintains, or at any time maintained, a defined benefit plan, then for any Top Heavy Plan Year the denominators of the Defined Benefit Fraction and Defined Contribution Fraction will be determined by substituting 100% for 125% unless enhanced minimum benefits or contributions are provided in such defined benefit plan or in this Plan, as specified in the Adoption Agreement. The enhanced minimum contribution for this Plan is one percent of a Non-Key Employee's 415 Compensation or two and one-half percent of a Non-Key Employee's 415 Compensation in the event the Employer has specified in the Adoption Agreement to provide the Non-Key Employees described in Section 4.3(d)(3) with a minimum contribution of five percent of 415 Compensation.

          (f) For purposes of this Section, the following terms shall be defined as follows:

               (1) Annual Additions means the sum credited to a Participant's Accounts during any Limitation Year of (i) Employer contributions,
          (ii) effective with respect to Limitation Years beginning after December 31, 1986, Employee contributions, (iii) Forfeitures, (iv) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, (v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer and (vi) amounts allocated under a simplified employee pension. Notwithstanding the foregoing, for Limitation Years beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent of 415 Compensation or one-half of Employee contributions shall be considered Annual Additions. Any Excess Amount under Section 4.4(a)(4) which, during any Limitation Year, is allocated or used to reduce Employer contributions shall be considered an Annual Addition during such Limitation Year.

               (2) The term "415 Compensation" means a Participant's Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances under a nonaccountable plan (as described in Regulation Section 1.62 - 2(c))) but excluding the following:

                    (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are excludable from the Employee's gross income, or any distributions from a plan of deferred compensation;

                    (ii) Amounts  realized from the exercise of a  non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (iv) Other amounts which received  special tax benefits,  or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For purposes of applying the limitations of this
               Section 4.4, 415 Compensation for any Limitation Year is the 415 Compensation actually paid during such Limitation Year.

               (3) The term "Defined  Benefit  Fraction"  means a fraction,  the numerator of which is the sum of the Participant's Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code Sections 415(b)(1)(A) and (d) or 140% of his average 415 Compensation for his high three years under Code Section 415(b)(1)(B) and the Regulations thereunder. Notwithstanding the preceding sentence, if the Participant participated as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the Participant's accrued benefits under such plans determined as of the close of the last Limitation Year beginning before January 1, 1987, disregarding, however, any changes in the terms and conditions of such plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
          Section 415 for all Limitation Years beginning before January 1, 1987.

               (4) The term "Defined Contribution Dollar Limitation" means the dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for a Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve consecutive month period, the Defined Contribution Dollar Limitation will be reduced by multiplying such limitation by the following fraction:

                  number of months in the short Limitation Year
                  ---------------------------------------------
                                     twelve

               (5) The term "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by the Employer during the current and all prior Limitation Years, and the denominator of which is the sum of the maximum aggregate amounts determined separately for the current and all prior Limitation Years (regardless of whether a defined contribution plan was maintained by the Employer). The Administrator may make reasonable assumptions in projecting the Defined Contribution Fraction to Normal Retirement Age. The maximum aggregate amount for any Limitation Year is the lesser of 125% of the Defined Contribution Dollar Limitation or thirty five percent of the Participant's 415 Compensation during such Limitation Year. For Limitation Years beginning prior to January 1, 1987, Annual Additions shall not be recomputed to treat all Employee contributions as Annual Additions.

     If the Employee participated as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans (including this Plan) and defined benefit plans maintained by the Employer which were in existence on May 6, 1986, and such plans satisfied the requirements of Code Section 415 for the last Limitation Year beginning before January 1, 1987, then the numerator of the Defined Contribution Fraction will be adjusted if the sum of the Defined Contribution Fraction and the Defined Benefit Fraction would otherwise exceed one. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over one and (ii) the denominator of the Defined Contribution Fraction will be permanently subtracted from the numerator of the Defined Contribution Fraction. The adjustment is calculated by determining the fractions as of the last day of the Limitation Year beginning before January 1, 1987, but, for this purpose, disregarding any changes in the terms and conditions of all such plans made after May 6, 1986, and applying Code Section 415 as in effect on the first day of the Limitation Year beginning on or after January 1, 1987.

               (6) The term "Employer" means the Employer and all Affiliated Employers.

               (7)  The  term   "Excess   Amount"   means  the   excess  of  the
          Participant's Annual Additions during a Limitation Year over the Maximum Permissible Amount.

               (8) The term "Limitation Year" means the twelve consecutive month period used to determine whether an Active Participant has completed a Year of Service for purposes of determining his entitlement to an allocation under Section 4.3. If the Limitation Year is amended to a different twelve consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

               (9) The term "Master or Prototype Plan" means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

               (10) The term "Maximum Permissible Amount" means the maximum Annual Additions that may be allocated to a Participant's accounts under this Plan and any other defined contribution plans maintained by the Employer for any Limitation Year, which shall not exceed the lesser of:

                    (i) The Defined Contribution Dollar Limitation, or

                    (ii)   Twenty-five   percent   of  the   Participant's   415
               Compensation for the Limitation Year.

     The limitation referred to in Section 4.4(f)(10)(ii) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Sections 415(l)(1) or 419A(d)(2).

               (11) The term "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or a qualified joint and survivor annuity under Code Section 417) to which a Participant participating in a defined benefit plan would be entitled under the terms of such plan assuming:

                    (i) The  Participant  will  continue  employment  until  the normal retirement age under such plan (or current age, if later), and

                    (ii) The Participant's  415 Compensation  during the current
               Limitation Year and all other relevant factors used to determine benefits under such plan will remain constant for all future Limitation Years.

          (g) Notwithstanding anything contained in this Section 4.4 to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5  TRANSFERS FROM QUALIFIED PLANS

          (a) If specified in the Adoption Agreement and with the consent of the Employer, amounts may be transferred from other qualified plans, with respect to an Eligible Employee, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the qualification of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be credited to a separate account herein referred to as a "Rollover Account". A Participant's Rollover Account shall be fully Vested at all times and shall not be subject to forfeiture for any reason other than Section 6.9.

          (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Sections 4.5(d).

          (c) Amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d) and Section 11.3(e). Also, amounts attributable to employer contributions under a pension plan, which are transferred from another qualified plan in a plan-to-plan transfer, shall not be distributed prior to a Participant's termination of employment. The provisions of this Section 4.5(c) shall not apply, however, if the plan-to-plan transfer complies with the requirements of Regulation 1.411(d)-4 Q&A-3(b).

          (d) If specified in the Adoption Agreement, a Participant may elect, subject to the provisions of Section 4.5(c), to withdraw all or any portion of the balance credited to his Rollover Account in a manner which is consistent with and satisfies the provisions of Section 6.5. A withdrawal under this Section 4.5 shall not cause the Forfeiture of any Account to which Employer contributions have been allocated.

          (e) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (1) amounts transferred to this Plan directly from another qualified plan; (2) distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty days following his receipt thereof; (3) amounts distributed to the Employee from a conduit individual retirement account and transferred by the Employee to this Plan within sixty days of his receipt thereof provided that the conduit individual retirement account has no assets other than assets (and the earnings on said assets) which (i) were previously distributed to the Employee by another qualified plan (ii) were eligible for tax-free rollover to a qualified plan and (iii) were deposited in such conduit individual retirement account within sixty days of receipt thereof.

          (f) Prior to accepting any transfers to which this Section 4.5 applies, the Employer may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this
     Section 4.5 and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section 4.5.

          (g) Notwithstanding the foregoing provisions of this Section 4.5 to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in
     Section 8.1(e).

4.6  VOLUNTARY CONTRIBUTIONS

          (a) If this is an amendment to a Plan that had previously allowed voluntary Employee contributions, then, except as provided in 4.6(b) below, this Plan will not accept voluntary Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.

          (b) For 401(k) Profit Sharing Plans, if elected in the Adoption Agreement, each Active Participant may elect to make contributions to the Plan. Such contributions, if paid to or withheld by the Employer, shall be paid to the Trustee within a reasonable period of time but in no event later than ninety days after the receipt or withholding of the contribution. Amounts contributed under this Section 4.6 shall be credited to a separate account herein referred to as a "Voluntary Contribution Account." A Participant's Voluntary Contribution Account shall be fully vested at all times and shall not be subject to Forfeiture for any reason other than Section 6.9.

          (c) A Participant may elect to withdraw all or any portion of the balance of his Voluntary Contribution Account in a manner which is consistent with and satisfies the provisions of Section 6.5. If the Administrator further subdivides a Participant's Voluntary Contribution Account with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source of his withdrawal. In the event such a withdrawal is made, or in the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from this Plan or any other plan maintained by the Employer or an Affiliated Employer, then such Participant shall be barred from making any voluntary contributions for a period of twelve months after receipt of the withdrawal or distribution. A withdrawal under this Section
     4.6 shall not cause the Forfeiture of any Account to which Employer contributions have been allocated.

4.7  QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

          (a) If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a "Qualified Voluntary Employee Contribution" within the meaning of Code
     Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have his contribution held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times and shall not be subject to Forfeiture for any reason other than
     Section 6.9. Such contributions, however, shall not be permitted if they are attributable to taxable years beginning after December 31, 1986.

          (b) A Participant may elect to withdraw all or any portion of the balance of his Qualified Voluntary Employee Contribution Account. Any withdrawal shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5. A withdrawal under this Section 4.7 shall not cause the Forfeiture of any Account to which Employer contributions have been allocated.

4.8  MANDATORY EMPLOYEE CONTRIBUTIONS

          (a) If this is an amended Plan that permitted mandatory Employee contributions prior to such amendment, then each Participant who made mandatory Employee contributions shall have his contribution held in a separate Mandatory Employee Contribution Account which shall be fully Vested at all times and shall not be subject to Forfeiture for any reason other than Section 6.9. Such contributions shall not be permitted under this Plan.

          (b) A Participant may elect to withdraw all or any portion of the balance of his Mandatory Employee Contribution Account. Any such withdrawal shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5. A withdrawal under this Section 4.8 shall not cause the Forfeiture of any Account to which Employer contributions have been allocated.

4.9  OVERALL PERMITTED DISPARITY LIMITS

          (a) Annual overall permitted disparity limit. For any Plan Year this Plan benefits any Active Participant who benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer or an Affiliated Employer that provides for permitted disparity (or imputes disparity), Employer contributions in the case of a Profit Sharing Plan, Discretionary Non-Elective Contributions in the case of a 401(k) Profit Sharing Plan, and Forfeitures, if applicable, will be allocated in accordance with Section 4.3(a)(4). In the case of a Money Purchase Plan subject to this Section 4.9(a), the Employer contribution determined under Section 4.1(a) shall be allocated to each Active Participant's Employer Contribution Account in the same proportion that his Compensation bears to the Compensation of all Active Participants.

          (b) Cumulative permitted disparity limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is thirty-five total cumulative permitted disparity years. The term "total cumulative permitted disparity years" means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer or an Affiliated Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all Plan Years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any Plan Year beginning on or after January 1, 1994, the Participant has no cumulative permitted disparity limit.



                                    ARTICLE V

                                   VALUATIONS


5.1  VALUATION OF THE TRUST FUND

     As of each Valuation Date the Trustee shall determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all fees and expenses for which the Trustee and Administrator have not yet obtained reimbursement from the Employer or the Trust Fund.



                                   ARTICLE VI

                   DETERMINATION AND DISTRIBUTION OF BENEFITS


6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

     Upon Normal Retirement or Early Retirement, a Participant's Accrued Benefit shall be paid to the Participant at the time and in the manner provided for under Section 6.5.

6.2  DETERMINATION OF BENEFITS UPON DEATH

          (a) Upon the death of a Participant prior to Normal or Early Retirement or other termination of employment, a Participant's Accrued Benefit shall become fully Vested and shall be paid to such Participant's Beneficiary at the time and in the manner provided for under Section 6.6.

          (b) Upon the death of a Participant subsequent to Normal or Early Retirement or other termination of employment, the distribution of the Participant's remaining Accrued Benefit shall be paid to such Participant's Beneficiary at the time and in the manner provided for under Section 6.6.

          (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the Accrued Benefit of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          (d) Unless otherwise provided in Section 6.6, the Participant's spouse will receive a Pre-Retirement Survivor Annuity. That portion of a
     Participant's Accrued Benefit not payable in the form of a Pre-Retirement Survivor Annuity (or his entire Accrued Benefit if the Pre-Retirement Survivor Annuity has been waived in the manner prescribed in Section 6.6) shall be paid to his Beneficiary designated on a form satisfactory to the Administrator. A Participant may at any time change his Beneficiary by filing written notice of such change with the Administrator. However, any such change of Beneficiary is subject to the spousal consent provisions of Sections 6.5(a)(2) and 6.6(b). In the event no valid designation of Beneficiary exists at the time of the Participant's death, his Accrued Benefit shall be paid to the following persons in the order named:

               (1) Spouse,

               (2) Children,

               (3) Parents,

               (4) A trust created either in the Participant's will or in a lifetime instrument of which the Participant was a grantor, or

               (5)  The  personal   representative   or   administrator  of  the
          Participant's estate.

     Multiple Beneficiaries in the same class shall share equally in any distribution hereunder, unless the Beneficiary designation specifically provides otherwise.

6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

     In the event of a Participant's Total and Permanent Disability prior to Normal or Early Retirement or other termination of employment, a Participant's Accrued Benefit shall become fully Vested and shall be paid to such Participant at the time and in the manner provided for under Section 6.5.


6.4  DETERMINATION OF BENEFITS UPON TERMINATION

          (a) In the event of a Participant's termination of employment for a reason other than Normal or Early Retirement, Total and Permanent Disability or death, the Vested portion of a Participant's Accrued Benefit shall be paid to such Participant at the time and in the manner provided for under Section 6.5.

          (b) The Vested portion of a Participant's Accrued Benefit shall be an amount equal to the sum of those Accounts of the Participant in which he is fully Vested plus a percentage of such Participant's Employer Contribution Account, in the case of a Profit Sharing or Money Purchase Plan, or Discretionary Non-Elective Account, Fixed Non-Elective Account or Matching Account, in the case of a 401(k) Profit Sharing Plan, based on the Participant's number of Years of Service and the vesting schedule specified in the Adoption Agreement.

          (c) For any Top Heavy Plan Year, one of the minimum top heavy vesting schedules, as elected by the Employer in the Adoption Agreement, will automatically apply to the Plan. The minimum top heavy vesting schedule applies to his entire Accrued Benefit, excluding the portion thereof attributable to Employee contributions, but including that portion accrued before the effective date of Code Section 416 and accrued before the Plan became a Top Heavy Plan. However, this Section does not apply to the Accrued Benefit of any Participant who does not have an Hour of Service after the Plan becomes a Top Heavy Plan and the Vested percentage of such Participant shall be determined without regard to this Section 6.4(c). If, in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan.

          (d)  Notwithstanding  the foregoing  provisions of Sections 6.4(b) and
     (c) to the contrary, upon the complete discontinuance of the Employer's contributions to the Plan, in the case of a Profit Sharing Plan or 401(k) Profit Sharing Plan, or upon any full or partial termination of the Plan, the Accrued Benefit of any affected Participant shall become fully Vested and shall not thereafter be subject to Forfeiture.

          (e) If this is an amended or restated Plan, then, notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant shall not be less than the Vested percentage determined as of the later of the effective date or adoption date of the amendment or restatement. The computation of a Participant's Vested percentage shall not be reduced as the result of any direct or indirect amendment to this Plan.

          (f) If the Plan's vesting schedule is amended or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage or if the Plan is deemed amended because it is a Top Heavy Plan, then each Participant with at least three Years of Service as of the expiration date of the election period may elect to have his Vested percentage computed under the Plan without regard to such amendment. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one Hour of Service in a Plan Year beginning after December 31, 1988, five shall be substituted for three in the preceding sentence. If a Participant fails to make such an election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty days after the latest of:

               (1) the adoption date of the amendment,

               (2) the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

     Notwithstanding the foregoing, no election need be provided to a Participant whose Vested percentage under the Plan as amended cannot be less at any time than his Vested percentage determined without regard to such amendment.

          (g) If any Participant who had a termination of employment is reemployed by the Employer before incurring five consecutive 1-Year Breaks in Service and such Participant had received a distribution of his entire Vested Accrued Benefit prior to his reemployment, then the non-Vested portion of his Accrued Benefit, which was previously forfeited, shall be restored to him only if he repays the full amount previously distributed to him before the earlier of five years after the date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution. In the event such Participant does repay the full amount previously distributed to him, the non-Vested portion of his Accrued Benefit which was previously forfeited must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the date of distribution. The optional forms of benefit (within the meaning of Code 411(d)(6)) available at the time the Participant's Vested Accrued Benefit was distributed to him shall continue to be available to his Accrued Benefit as restored under this Section 6.4(g). Any amount to be restored pursuant to this Section 6.4(g) shall first be taken from Forfeitures, if any, and then from earnings, if any, of the Trust Fund. If there are no Forfeitures or earnings or they are not sufficient to provide the amount required to be restored, then the Employer shall make a contribution sufficient to restore to the Participant the amount required under this Section 6.4(g). The provisions of this Section 6.4(g) shall not apply to any Participant who was fully Vested in his Accrued Benefit at the time he received a distribution of his Accrued Benefit from the Plan.

          (h) In determining Years of Service for purposes of determining a Participant's Vested percentage, Years of Service shall be excluded as specified in the Adoption Agreement.

          (i) If a distribution is made at a time when a Participant is not fully Vested in one of his Accounts and the Participant may increase the Vested percentage of such Account, then at any relevant time the Participant's Vested portion of such Account shall be equal to an amount ("X") determined by the formula:

     X = P x (AB + D) - D

          For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the balance of his Account at the relevant time, and D is the amount of the distribution.

6.5  DISTRIBUTION OF BENEFITS

          (a)(1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive his Vested Accrued Benefit in the form of a Joint and Survivor Annuity that provides survivor benefits following the Participant's death to the Participant's surviving spouse during the spouse's lifetime at a rate equal to fifty percent of the rate at which such benefits were payable to the Participant. This Joint and 50% Survivor Annuity shall be considered the automatic form of payment for married Participants. However, the Participant may elect, without regard to the provisions of Section 6.5(a)(2), to receive a smaller benefit with continuation of payments to the spouse at a rate of more than fifty percent but less than or equal to 100% of the rate payable to the Participant during his lifetime, which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried Participant shall automatically receive the value of his Vested Accrued Benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election to waive the life annuity must comply with the provisions of this Section 6.5 as if it were an election to waive the Joint and 50% Survivor Annuity by a married Participant, but without having to satisfy the spousal consent requirements of Section 6.5(a)(2).

               (2) Any election by the Participant to waive the Joint and Survivor Annuity must be in writing, must specify the optional form of benefit and, if applicable, the Beneficiary designated by the Participant and must specify that such optional form of benefit and Beneficiary cannot be changed without the consent of his spouse unless the spouse's consent acknowledges the spouse's right to limit consent only to a specific Beneficiary or to a specific optional form of benefit and the spouse voluntarily elects to relinquish both of such rights. Such election shall be valid only if it is made during the election period and is consented to by his spouse unless the Participant establishes to the satisfaction of the Administrator that his spouse's consent cannot be obtained (i) because his spouse cannot be located, or (ii) because the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no Qualified Domestic Relations
          Order which provides otherwise), or (iii) because of other circumstances prescribed by Regulations, or (iv) because his spouse's consent is not required by reason of the spouse's previous consent which permits the Participant to change the form of benefit or Beneficiary without any requirement of further consent by his spouse. The consent of the Participant's spouse must be in writing, must acknowledge the effect of the election and must be witnessed by a Plan representative or notary public. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A Participant may revoke in writing any previous election at any time during the election period. There is no limit on the number of elections or revocations that can be made. A revocation of a prior election may be made by a Participant without his spouse's consent, but any subsequent election will require a new consent from the Participant's spouse. For purposes of this Section 6.5(a)(2), a change in the form of benefit or Beneficiary by the Participant shall not be considered a revocation if the previous consent of the spouse expressly permits the Participant to change the form of benefit or Beneficiary without the requirement of further consent by his spouse. Once a spouse has consented to a Participant's election, such spouse's consent cannot be revoked unless the Participant also revokes his election.

               (3) The election period to waive the Joint and Survivor Annuity shall be the ninety day period ending on the Annuity Starting Date.

               (4) With regard to the election described in Section 6.5(a)(2), the Administrator shall provide to the Participant no less than thirty days and no more than ninety days before the Annuity Starting Date a written explanation of:

                    (i) the terms  and  conditions  of the  Joint  and  Survivor
               Annuity,

                    (ii) the  Participant's  right to make an  election to waive the Joint and Survivor Annuity,

                    (iii) the right of the  Participant's  spouse to  consent to any election to waive the Joint and Survivor Annuity,

                    (iv) the right of the  Participant  to revoke such election, and the effect of such revocation, and

                    (v) the material  features  and the  relative  values of the various optional forms of benefit under the Plan.

          (b) In the event a married Participant elects, pursuant to Section 6.5(a)(2), not to receive his Vested Accrued Benefit in the form of a Joint and Survivor Annuity or, if such Participant is not married, in the form of a life annuity, then the Administrator, pursuant to the election of the Participant, shall direct the distribution of a Participant's Accrued Benefit in one or more of the following methods which are permitted under the Adoption Agreement:

               (1) One lump-sum payment in cash or in property.

               (2) Payments for a period certain in monthly, quarterly, semiannual or annual cash installments. In order to provide such installments, the Employer may direct that an amount equal to the Participant's Vested Accounts be segregated from the general Trust Fund and be invested separately, and that such separate fund be used for the payment of installments.

               (3) Purchase of an annuity providing payments for the life of the Participant or for the joint lives of the Participant and his designated Beneficiary, with or without a period certain, or for a period certain only.

     At the written election of the Participant, any lump sum payment may be transferred directly to the trustee or other funding agent of another qualified retirement plan. Installment payments must commence and must be made over a period or term which satisfies the requirements of Section 6.5(d). Any annuity distributed to a Participant shall be nontransferable and the terms of such annuity shall comply with the requirements of the Plan. The provisions of this
Section 6.5(b) are also subject to the provisions of Section 6.5(c)(2).

          (c)(1) In the case of a Participant whose termination of employment constitutes a Normal or Early Retirement or is on account of Total and Permanent Disability, the payment of a Participant's Accrued Benefit shall begin at such time as elected by the Participant. In the case of a Participant whose employment is terminated for a reason other than Normal or Early Retirement, Total or Permanent Disability or death, the payment of a Participant's Vested Accrued Benefit shall begin at such time as elected by the Participant after he has satisfied the conditions, if any, specified by the Employer in the Adoption Agreement. Notwithstanding the foregoing provisions of this Section 6.5(c)(1), payment of a Participant's Accrued Benefit shall not begin less than thirty days after the explanation described in Section 6.5(a)(4) is given unless, however, Section 6.13 applies, in which event, payment may begin before then if the Administrator clearly informs the Participant of his right to a period of thirty days after receiving said explanation to consider his decision whether or not to elect payment (and, if applicable, the method of payment) and the Participant, after receiving the explanation, affirmatively elects the payment of his Accrued Benefit. The provisions of this Section 6.5(c)(1) are subject to the provisions of Sections 6.5(d) and 6.7.

               (2) Notwithstanding the provisions of Section 6.5(c)(1), if the Vested Accrued Benefit of a Participant does not exceed $3,500, then the Administrator shall direct that the Participant's Vested Accrued Benefit be paid as soon as administratively practicable in the form of a single lump sum payment. No lump sum payment may be made under this
          Section 6.5(c)(2) after the Annuity Starting Date unless the Participant and, in the case in which benefits are being paid in the form of a Joint and Survivor Annuity, his spouse, consent in writing to such payment.

               (3) In the event the payment of a Participant's Vested Accrued Benefit is to be deferred (as a result of either the Participant's election or otherwise), the Employer may direct that the Vested portion of the Participant's Accounts be segregated from the general Trust Fund and be invested separately.

          (d)(1) Subject to Section 6.5(a), the requirements of this Section 6.5(d) shall apply to any distribution of a Participant's Accrued Benefit and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 6.5(d) apply to calendar years beginning after December 31, 1984. All distributions required under this Section 6.5(d) shall be determined and made in accordance with the proposed Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of
     Section 1.401(a)(9)-2 of the proposed Regulations.

               (2)  The  entire  Accrued  Benefit  of  a  Participant   must  be
          distributed or begin to be distributed no later than the Participant's required beginning date.

               (3) As of the first distribution calendar year, distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

                    (i) the life of the Participant,

                    (ii)  the  life  of  the   Participant   and  a   designated
               Beneficiary,

                    (iii) a period certain not extending beyond the life expectancy of the Participant, or

                    (iv) a period  certain not  extending  beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

               (4) If the Participant's Accrued Benefit is to be distributed in other than a lump sum, the following rules shall apply on or after the required beginning date:

                    (i) If a Participant's  benefit is to be distributed  over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                    (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent of the present value of the amount available for
               distribution   is  paid  within  the  life   expectancy   of  the
               Participant.

                    (iii) For calendar years  beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (A) the applicable life expectancy or
               (B) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed Regulations.

                    (iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                    (v) If the Participant's  benefit is distributed in the form of an annuity, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed Regulations thereunder.

               (5) (i) The term "applicable life expectancy" means the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his designated Beneficiary)
          calculated using the attained age of the Participant and, if applicable, his designated Beneficiary as of the Participant's birthday and, if applicable, his designated Beneficiary's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, each such succeeding calendar year.

                         (ii) For  purposes  of this  Section  6.5(d),  the life
                    expectancy of a Participant and, if applicable, a Participant's spouse shall be recalculated annually in accordance with Regulations or shall not be so recalculated, as specified in the Adoption Agreement. If the Adoption Agreement so provides, a Participant may elect whether his life expectancy, that of his spouse, or both, will be recalculated and such election, once made, shall be irrevocable. If no election is made by the Participant prior to the time distributions must commence, then the life expectancy of the Participant and his spouse shall not be recalculated. Life expectancies shall be computed using the expected return multiples in Tables V and VI of Regulation 1.72-9.

                         (iii) The term "designated Beneficiary" means the individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the proposed Regulations thereunder.

                         (iv) The term "distribution calendar year" means a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.

                         (v) The term "Participant's benefit" means the Participant's Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Participant's Accounts during the valuation calendar year and after such Valuation Date and decreased by distributions made during the valuation calendar year and after such Valuation Date. However, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                         (vi) Except as provided below, the term "required beginning date" means the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half. However, in the case of a Participant who attains age seventy and one-half before January 1, 1988, the required beginning date of a Participant is the April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age seventy and one-half or (B) the calendar year in which the Participant retires or, if earlier, the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner. Section 6.5(d)(6)(vi)(B) shall not apply to any Participant unless the Participant was not a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which the Participant attained age sixty-six and one-half or during any subsequent Plan Year. Notwithstanding the foregoing provisions of this
                    Section 6.5(d)(vi) to the contrary, the required beginning date of a Participant who is not a Five Percent Owner, who attains age seventy and one-half during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

               (6) Subject to the Participant's spouse's right of consent afforded under Section 6.5(a)(2), the restrictions imposed by Section 6.5(d) shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his Vested Accrued Benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          (e) Benefits paid in the form of installments or under an annuity under Sections 6.5(b)(2) and (3) shall not be suspended in the event a Participant, who terminated employment, is reemployed by the Employer or any Affiliated Employer.

6.6  DISTRIBUTION OF BENEFITS UPON DEATH

          (a) Subject to the provisions of Section 6.6(h)(2), upon the death of a Participant subsequent to the Annuity Starting Date, his Beneficiary shall be entitled to whatever death benefit may be available under the settlement arrangements pursuant to which the Participant's benefit is made payable. Upon the death of a Participant prior to the Annuity Starting Date, death benefits (including any Pre-Retirement Survivor Annuity payable to the Participant's surviving spouse) shall, subject to the provisions of Sections 6.6(f) and (h), be paid at such time as directed by the Beneficiary (or surviving spouse in the case of a Pre-Retirement Survivor Annuity) and in the manner provided for under Section 6.6(g). Notwithstanding the foregoing provisions of this Section 6.6(a) to the contrary, after the Participant's death, a surviving spouse may elect to receive the amount that would otherwise have been paid to the surviving spouse as a Pre-Retirement Survivor Annuity in any other form of benefit permitted under Section 6.6(g).

          (b) Any election by a Participant to waive the Pre-Retirement Survivor Annuity must be in writing, must specify the Beneficiary designated by the Participant and must specify that such Beneficiary cannot be changed without the consent of his spouse unless the spouse's consent acknowledges the spouse's right to limit consent only to a specific Beneficiary and the spouse voluntarily elects to relinquish such right. The Participant's election will be valid only if it is made during the election period and is consented to by his spouse unless the Participant establishes to the satisfaction of the Administrator that his spouse's consent cannot be obtained (1) because his spouse cannot be located, or (2) because the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no Qualified Domestic Relations Order which provides otherwise), or (3) because of other circumstances prescribed by Regulations or (4) because his spouse's consent is not required by reason of the spouse's previous consent which permits the Participant to change a Beneficiary without any requirement of further consent by his spouse. The consent of the Participant's spouse must be in writing, must specify the Beneficiary designated by the Participant, must acknowledge the effect of the election and must be witnessed by a Plan representative or notary public. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A Participant may revoke in writing any previous election at any time during the election period. There is no limit on the number of elections or revocations that can be made. A revocation of a prior election may be made by a Participant without his spouse's consent, but any subsequent election will require a new consent from the Participant's spouse. Once a spouse has consented to a Participant's election, the spouse's consent cannot be revoked unless the Participant also revokes his election. For purposes of this Section 6.6(b), a change in Beneficiary by the Participant shall not be considered a revocation if the previous consent of the spouse expressly permits the Participant to change a Beneficiary without the requirement of further consent by his spouse.

          (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty-five and shall end on the date of the Participant's death. A waiver of the Pre-Retirement Survivor Annuity (with spousal consent) may be made prior to the election period specified in the preceding sentence provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid as of the first day of the Plan Year in which the Participant attains age thirty-five.

          (d) The Administrator shall provide each Participant within the applicable period a written explanation of the Pre-Retirement Survivor Annuity containing information comparable to that required pursuant to
     Section 6.5(a)(4). For purposes of this Section 6.6(d), the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

               (1) The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five.

               (2) A reasonable period after he becomes an Active Participant.

               (3) A reasonable period ending after Code Section 401(a)(11) applies to the Participant.

               (4) A reasonable period after termination of employment in the case of a Participant who terminates before attaining age thirty-five.

     For purposes of Sections 6.6(d)(2) through (4), a reasonable period is the end of the one-year period beginning with the date on which the applicable event occurs.

          (e) The  Pre-Retirement  Survivor Annuity provided for in this Section
     6.6 shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Participants who are not credited with an Hour of Service on or after August 23, 1984, shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.

          (f) If the value of any death benefit (including the Pre-Retirement Survivor Annuity) does not exceed $3,500, then the Administrator shall direct that such death benefit be paid as soon as administratively practicable after the Participant's death in the form of a single lump-sum payment. No distribution may be made under this Section 6.6(f) after benefit payments have commenced unless the Beneficiary (or surviving spouse in the case of the Pre-Retirement Survivor Annuity) consents in writing.

          (g) Death benefits not paid in the form of a Pre-Retirement Survivor Annuity shall be paid to the Participant's Beneficiary (including a spouse who waives the Pre-Retirement Survivor Annuity after the Participant's death) in one or more of the following methods, as elected by the Beneficiary, which are permitted under the Adoption Agreement:

               (1) One lump-sum payment in cash or in property.

               (2)  Payment  for  a  period   certain  in  monthly,   quarterly,
          semi-annual or annual cash installments. In order to provide such installments, the Employer may direct that an amount equal to that part of the Participant's Vested Accrued Benefit payable to such Beneficiary be segregated from the general Trust Fund and be invested separately, and that such separate fund be used for the payment of installments.

               (3) Purchase of an annuity providing payments for the life of the Beneficiary, with or without a period certain, or for a period certain only.

     Installment payments must commence and must be made over a period or term which satisfies the requirements of Section 6.6(h). Any annuity distributed to a Beneficiary shall be nontransferable and the terms of such annuity shall comply with the requirements of the Plan.

          (h) Notwithstanding any provision in the Plan to the contrary, distributions made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder, the provisions of which are incorporated herein by reference.

               (1) If it is determined, pursuant to Regulations, that the distribution of a Participant's Vested Accrued Benefit has begun and the Participant dies before it has been distributed to him, the remaining portion of his Vested Accrued Benefit shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 which was in effect on the date of his death.

               (2) If a Participant dies before the distribution of his Vested Accrued Benefit has begun or before distributions are deemed to have begun pursuant to Regulations under Code Section 401(a)(9), then his Vested Accrued Benefit shall be distributed to his Beneficiary in accordance with the following rules subject to the selections made in the Adoption Agreement and Section 6.6(h)(3):

                    (i) In the event a Beneficiary is not a designated Beneficiary or in the event the Employer has so specified in the Adoption Agreement, the Participant's entire Vested Accrued Benefit shall be distributed to his Beneficiary by the December 31 of the calendar year in which occurs the fifth anniversary of the Participant's death;

                    (ii) In the event a Beneficiary is a designated  Beneficiary and the Employer has so specified in the Adoption Agreement, a Participant's Vested Accrued Benefit shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than the December 31 of the calendar year immediately following the calendar year in which the Participant dies;

                    (iii) In the event the Participant's  spouse  (determined as of the date of the Participant's death) is his designated Beneficiary, the provisions of Section

     6.6(h)(2)(ii), if selected by the Employer in the Adoption Agreement, shall apply except that the requirement that distributions commence within one year of the Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of (A) the December 31 of the calendar year immediately following the calendar year in which the Participant dies or (B) the December 31 of the calendar year in which the Participant would have attained age seventy and one-half. If the surviving spouse dies before distributions to such spouse begin, then the provisions of this Section 6.6(h)(2) shall apply as if the spouse were the Participant, except, however, that the provisions of this
Section 6.6(h)(2)(iii) shall not apply to the surviving spouse of such spouse.

     Notwithstanding the foregoing provisions of this Section 6.6(h)(2) or any selections made in the Adoption Agreement, the commencement of the payment of a Pre-Retirement Survivor Annuity to the Participant's surviving spouse may be postponed until the later of (iv) the December 31 of the calendar year immediately following the calendar year in which the Participant dies or (v) the December 31 of the calendar year in which the Participant would have attained age seventy and one-half.

               (3) If the Adoption Agreement so provides, a designated Beneficiary may elect to receive his benefits at any time and in any manner that satisfy the provisions of Section 6.6(h)(2). The election by a designated Beneficiary must be made not later than the December 31 of the calendar year following the calendar year of the Participant's death. However, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of (i) the December 31 of the calendar year immediately following the calendar year in which the Participant dies or, if later, the calendar year in which the Participant would have attained age seventy and one-half or (ii) the December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by a designated Beneficiary who is not the surviving spouse of the Participant, the provisions of
          Section 6.6(h)(2)(i) shall apply. In the absence of an election by a designated Beneficiary who is the surviving spouse of the Participant the provisions of Sections 6.6(h)(2)(ii) and (iii) shall apply.

               (4) If a Participant's benefit is to be distributed over a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy. If a Participant's benefit is to be distributed in the form of an annuity, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed Regulations thereunder.

               (5) (i) The term "applicable life expectancy" means the life expectancy of the Participant's designated Beneficiary in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If, in the case of the Participant's surviving spouse, life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year and, if life expectancy is being recalculated, each such succeeding calendar year.

                    (ii) For purposes of this Section 6.6(h), the life expectancy of a Participant's spouse shall be recalculated annually in accordance with Regulations or shall not be so recalculated, as specified in the Adoption Agreement. If the Adoption Agreement so provides, the Participant's spouse may elect whether his life expectancy will be recalculated and such election, once made, shall be irrevocable. If no election is made by the Participant's spouse prior to the time distributions must commence, then the life expectancy of the Participant's spouse shall not be recalculated. Life expectancy shall be computed using the return multiples in Tables V and VI of Regulation
               Section 1.72-9.

                    (iii) The term "designated Beneficiary" shall mean that term as defined in Section 6.5(d)(6)(iii).

                    (iv) The term "distribution  calendar year" means a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year in which distributions must begin as described in Sections 6.6(h)(2)(ii) and (iii).

                    (v) The term "Participant's benefit" means the Participant's
               Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Participant's Accounts during the valuation calendar year and after such Valuation Date and decreased by distributions made during the valuation calendar year and after such Valuation Date.

               (6)  Subject  to the  Participant's  spouse's  right  of  consent afforded under the Plan, the restrictions imposed by this Section 6.6(h) shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his Vested Accrued Benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7  TIME OF DISTRIBUTION

     Unless a Participant elects in writing to defer the receipt of his Vested Accrued Benefit, the payment of his Vested Accrued Benefit shall begin not later than sixty days after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age sixty-five or the Normal Retirement Age specified in the Adoption Agreement; (b) the tenth anniversary of the date on which the Participant became an Active Participant under the Plan; or (c) the date the Participant terminates his service with the Employer or any Affiliated Employer. If the latest of the events described in the preceding sentence occurs prior to the Participant's attaining age sixty-two, then the Participant shall be treated as having elected to defer the receipt of his Vested Accrued Benefit until the attainment of that age. If a Participant elects in writing to defer the receipt of his Vested
Accrued Benefit, such writing must be signed by the Participant and must designate the form of benefit and the time at which such benefit shall commence. Any such designation must be consistent with the provisions of Section 6.5(d).

6.8  DISTRIBUTION TO INCOMPETENTS

     If a Participant or Beneficiary is declared incompetent by a court having jurisdiction, and a guardian of his estate is appointed, any benefits to which he is entitled shall be paid to the guardian.

6.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

     In the event that benefits payable to a Participant or his Beneficiary hereunder shall remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address of the Participant or his Beneficiary, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to the allocation of the Forfeiture, the amount so forfeited shall be restored, first from Forfeitures, if any, then from earnings of the Trust Fund, if any, and then from an additional Employer contribution if necessary. Notwithstanding the above, in the event a Participant or his Beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or Beneficiary shall be transferred at the earliest possible date to the State of the Participant's or Beneficiary's last known address pursuant to the terms of that State's abandoned property law. Upon such transfer, the Trustee, Employer and Administrator shall have no further liability or responsibility for the amount so transferred.

6.10 IN-SERVICE DISTRIBUTIONS

     At such time as a Participant shall have satisfied the conditions, if any, specified in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution to him of all or any portion of his Employer Contribution Account, in the case of a Profit Sharing Plan or Money Purchase Plan, and the Accounts specified in the Adoption Agreement, in the case of a 401(k) Profit Sharing Plan, determined as of the preceding Valuation Date. In the case of a Money Purchase Plan, however, a distribution pursuant to this
Section 6.10 cannot be made prior to the Participant's attainment of Normal Retirement Age. Notwithstanding the foregoing, the amount distributed shall not exceed the Vested portion of any such Account and, unless it has been five or more years since the date on which an Employee became an Active Participant or unless the distribution is being made on account of a stated event (for example, attainment of a stated age, layoff, disability), the amount so distributed cannot be greater than the Vested portion of such Account reduced by the amount of any Employer contributions made within two years of the date of distribution. (For this purpose the two-year period is measured from the date contributions are actually made and not from the date as of which they are allocated.) In the event such a distribution is made, an Active Participant shall continue to be treated as an Active Participant for all purposes under the Plan. Any distribution made pursuant to this Section 6.10 shall be made in a manner that is consistent with and satisfies the provisions of Section 6.5. If the Account from which a distribution is made is not fully Vested at the time of the distribution, a Participant's Vested percentage shall be determined pursuant to the provisions of Section 6.4(i). The Employer may direct the Administrator to charge the Participant or his Account for the fee assessed by the Administrator to process a distribution under this Section 6.10.

6.11 ADVANCE DISTRIBUTION FOR HARDSHIP

          (a) For Profit Sharing Plans, if elected in the Adoption Agreement, the Employer, at the request of the Participant, shall direct the distribution to any Participant of an amount up to the lesser of 100% of his Vested Employer Contribution Account, determined as of the preceding Valuation Date or the amount necessary to satisfy an immediate and heavy financial need of the Participant. The Employer, on the basis of all relevant facts and circumstances, shall determine whether a Participant has an immediate and heavy financial need. An immediate and heavy financial need shall include but shall not be limited to the following circumstances:

               (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or expenses necessary for such individuals to obtain medical care;

               (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) Payment of funeral expenses for a member of the Participant's family;

               (4) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, or his spouse, children or dependents; or

               (5) The need to prevent the eviction of the Participant  from his
          principal   residence   or   foreclosure   on  the   mortgage  of  the
          Participant's principal residence.

          (b) Any distribution made pursuant to this Section 6.11 shall be made in a manner which is consistent with and satisfies the provisions of
     Section 6.5. If the Participant's Employer Contribution Account is not fully Vested at the time of the distribution, his Vested percentage shall be determined pursuant to the provisions of Section 6.4(i). In the event that a hardship distribution is made to a Participant who is an Active Participant, such Participant shall continue to be treated as an Active Participant for all purposes under the Plan.

          (c)  The  Employer  may  direct  the   Administrator   to  charge  the
     Participant for the fee assessed by the Administrator to process a distribution under this Section 6.11.

6.12 LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

     All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any Alternate Payee under a Qualified Domestic Relations Order. Furthermore, a distribution to an Alternate Payee shall be permitted if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not reached the "earliest retirement age" within the meaning of Code Section 414(p).

6.13 SPECIAL RULE FOR NON-ANNUITY PLANS

     If elected in the Adoption Agreement, the following shall apply:

          (a) The Participant shall be prohibited from having his Vested Accrued Benefit paid in the form of a life annuity;

          (b) Upon the death of the Participant, the Participant's entire Accrued Benefit will be paid to his surviving spouse or, if there is no surviving spouse or if the surviving spouse has consented to the designation of a Beneficiary in a manner consistent with the provisions of
     Section 6.6(b), to the Participant's designated Beneficiary; and

          (c) The provisions of Sections 6.5 and 6.6, to the extent they relate to the Joint and Survivor Annuity and Qualified Pre-Retirement Survivor Annuity, shall be inoperative with respect to the Plan.

     This Section 6.13 shall not apply to any Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan or target benefit plan, or of a stock bonus plan or profit sharing plan which was subject to the survivor annuity requirements of Code Sections

401(a)(11) and 417 with respect to such Participant. However, this Section 6.13 shall apply to such Participant to the extent that the amounts so transferred are accounted for separately from the Participant's other Accounts under the Plan

6.14 DIRECT ROLLOVERS

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) Definitions.

               (1) The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (iv) any other distributions(s) that is reasonably expected to total less than $200 during a year.

               (2) The terms "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) The term "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

               (4) The term "direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.


                                  ARTICLE VII

                                    TRUSTEE


7.1  BASIC RESPONSIBILITIES OF THE TRUSTEE

     The Trustee shall have the following categories of responsibilities:

          (a) Consistent with the funding policy and method determined by the Employer pursuant to Section 2.3(b), to invest, manage, and control the Trust;

          (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to a Participant or, in the event of his death, to his Beneficiary;

          (c) To maintain records of receipts and disbursements and to furnish to the Employer or Administrator or both for each Plan Year a written annual report pursuant to Section 7.8.

     Notwithstanding   the  foregoing   provisions  of  this  Section  7.1,  the
responsibility described in Section 7.1(a) above shall not apply to Emjay Corporation or any other person affiliated with Emjay Corporation if it is a Trustee of the Plan.

7.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

     The Trustee shall maintain a Trust Fund for the purpose of accumulating the funds necessary to pay benefits under the Plan. The Trustee shall invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in AAL Mutual Funds or such other investments permitted by AAL Capital Management Corporation or its successor. In making investment decisions, the Trustee shall at all times consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. The investment powers and duties described in this
Section 7.2 shall be exercised at the direction of the Employer if Emjay Corporation or any other person affiliated with Emjay Corporation is a Trustee of the Plan; provided, however, that in the event the Employer neglects to provide appropriate directions regarding the investment of the Trust Fund, Emjay Corporation (or any such affiliated person) shall invest any uninvested cash in any AAL money market mutual fund or in any other investment for the short-term holding of cash that is permitted by AAL Management Corporation or its successor.

7.3  OTHER POWERS OF THE TRUSTEE

     The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities to be exercised in the Trustee's sole discretion except as otherwise provided in Section 7.3(m) below:

          (a) To purchase, or subscribe for, any securities or other property and to retain the same;

          (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

          (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

          (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

          (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

          (g) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

          (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings; provided, however, the Trustee shall be under no duty or obligation to commence or defend suits or legal or administrative proceedings or to represent the Plan in such suits and proceedings unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities which the Trustee may sustain or anticipate by reason thereof;

          (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

          (k) To pool all or any part of the assets of the Trust Fund, from time to time, with the assets of any other qualified plan of the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other plan or plans, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more plans in accordance with their respective interests;

               (l) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

          (m) The powers and  authorities set forth in paragraphs (a), (b), (c),
     (e), (f), (g), and (k) shall only be exercised at the direction of the Employer if Emjay Corporation or any other person affiliated with Emjay Corporation is a Trustee of the Plan.

7.4  PARTICIPANT DIRECTION OF INVESTMENTS

     If elected in the Adoption Agreement, a Participant may direct the investment of those of his Accounts to which the right to direct the investment thereof has been extended as set forth in the Adoption Agreement. The Employer may select two or more investment alternatives for the investment of a Participant's Accounts to which the right to direct the investment thereof applies. The Employer shall establish rules and regulations relating to the investment of a Participant's Accounts under this Section 7.4(b), including but not limited to rules relating to the frequency with which a Participant may change the investment of his Accounts or relating to the investment of a Participant's Accounts in the event of the Participant's failure to select any such alternatives.

7.5  LOANS TO PARTICIPANTS

          (a) If permitted in the Adoption Agreement, the Trustee, as directed by the Employer, may make loans to Participants under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; and (4) loans shall be adequately secured.

          (b) Loans shall not be made to any Shareholder-Employee or Owner-Employee unless an exemption for such loan is obtained pursuant to Act Section 408 and further provided that such loan would not be subject to tax pursuant to Code Section 4975.

          (c) The amount of any loan made pursuant to this Section 8.5 shall ordinarily be limited to the lesser of:

               (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans to the Participant on the date on which such loan is made, or

               (2) the greater of (i) one-half of the Participant's Vested Accrued Benefit under the Plan, or (ii) $10,000.

     For purposes of this limit, this Plan and all other plans of the Employer and any Affiliated Employer shall be treated as one plan. In determining whether the loan limitation has been exceeded, there shall be taken into account all other loans outstanding at the time the loan is to be made. Notwithstanding the foregoing provisions of this Section 7.5(c) to the contrary, in no event shall the amount of any loan plus the amount of loans then outstanding from this Plan exceed eighty percent of the Participant's Vested Accrued Benefit.

          (d) All loans shall be secured with such property, including the Participant's Vested Accrued Benefit (but not including that portion of his Accrued Benefit attributable to his Qualified Voluntary Employee Contribution Account) as the Trustee deems to be adequate under the circumstances. However, if a Participant's Vested Accrued Benefit is to be used as security for a loan, not more than fifty percent of such Vested Accrued Benefit may be so used.

          (e) Loans shall ordinarily provide for level amortization with payments to be made not less frequently than quarterly over a period which generally shall not exceed five years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant may provide for a period of repayment that exceeds five years. Notwithstanding the foregoing, loans made prior to January 1, 1987, which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

          (f) An assignment or pledge of any portion of a Participant's Accrued Benefit and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this
     Section 7.5.

          (g) Any loan made pursuant to this Section 7.5 after August 18, 1985, which is secured by the Vested Accrued Benefit of a Participant, shall require the written consent of the Participant's spouse. No spousal consent shall be required, however, if the Participant's Accrued Benefit subject to the security is not in excess of $3,500 or if the Plan is not subject to the spousal consent requirements on account of Section 6.13. Spousal consent shall be obtained no earlier than the beginning of the ninety-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the loan secured by the Participant's Vested Accrued Benefit is renegotiated, extended, renewed or otherwise revised. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of any death benefit including the Pre-Retirement Survivor Annuity.

          (h) Foreclosure on the note and attachment of security will occur at the time of default on the loan. However, if the loan is secured, in the case of a 401(k) Profit Sharing Plan, by the Participant's Elective Account, Qualified Matching Account or Qualified Non-Elective Account or, in the case of a Money Purchase Plan, by the Participant's Employer Contribution Account, then, in the event of default, foreclosure on the note and attachment of security will not occur until such time as the Vested Accrued Benefit of the Participant may be distributed under the Plan. Notwithstanding the provisions of Section 7.4, the Employer may direct that a loan be earmarked to one or more of the Accounts of a borrowing Participant in the event of the Participant's bankruptcy, in the event the amount of the loan (plus accrued interest) exceeds the Vested
     Accrued Benefit of the Participant or in the event of any other circumstance that requires the protection of the interests of the other Participants. Any fees associated with the earmarking of a loan as provided in the immediately preceding sentence may be charged to the Accounts of the borrowing Participant.

          (i) If elected in the Adoption Agreement, a loan shall be made to a Participant only if necessary to satisfy an immediate and heavy financial need of the Participant. The Employer, on the basis of all relevant facts and circumstances, shall determine whether a Participant has an immediate and heavy financial need. An immediate and heavy financial need shall include but shall not be limited to the following circumstances:

               (1) Expenses described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or expenses necessary for such individual to obtain medical care;

               (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) Funeral expenses for a member of the Participant's family;

               (4) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, or his spouse, children or dependents; or

               (5) The need to prevent the eviction of the Participant  from his
          principal   residence   or   foreclosure   on  the   mortgage  of  the
          Participant's principal residence.

          (j) The Employer shall specify in the Adoption Agreement what, if any, minimum amount must be borrowed and whether a Participant can have more than one loan outstanding at the same time. The Employer shall also promulgate other rules and regulations relating to Participant loans including but not limited to the frequency with which loans may be made and whether the fees of the Trustee and Administrator applicable to the origination and maintenance of the loan shall be charged to the borrowing Participant or his Accounts. All such rules and regulations shall be applied in a uniform and nondiscriminatory manner.

7.6  DUTIES OF THE TRUSTEE REGARDING PAYMENTS

     At the direction of the Administrator or Employer, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.7  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

     The Trustee shall be paid such reasonable compensation as set forth in the Trustee's regularly published fee schedule or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Until paid, all such compensation and expenses shall constitute a liability of the Trust Fund. However, the Employer may pay such compensation and expenses directly or may, in the event such compensation and expenses have already been paid, reimburse the Trust Fund. All taxes of any kind that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.8  ANNUAL REPORT OF THE TRUSTEE

     Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

          (a) the net income, or loss, of the Trust Fund;

          (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (c) the increase, or decrease, in the value of the Trust Fund;

          (d) all payments and distributions made from the Trust Fund; and

          (e) such further information as the Employer, Administrator or both deem appropriate.

     The Employer, upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.9  AUDIT

          (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Employer shall engage an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards and within a reasonable period after the close of the Plan Year, furnish to the Employer, Administrator and Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists, which are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly and in conformity with generally accepted accounting principles applied consistently.

          (b) All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

          (c) If some or all of the  information  necessary  to comply  with Act
     Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within 120 days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

7.10 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

          (a) The Trustee may resign at any time by delivering to the Employer, at least thirty days before its effective date, a written notice of his resignation.

          (b) The Employer may remove the Trustee by sending, by registered or certified mail, addressed to the Trustee at his last known address, at least thirty days before its effective date, a written notice of his removal.

          (c) Upon the death, resignation, incapacity or removal of any Trustee who is the sole Trustee, the Employer shall appoint a successor. In the case of a Trustee who is not the sole Trustee, the Employer may appoint a successor. Any successor,upon accepting such appointment in writing and delivering his written acceptance to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees, if any, shall have full authority to act under the terms of the Plan.

          (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions and duties of his predecessor with the like effect as if he were originally named as Trustee herein, immediately upon the death, resignation, incapacity or removal of his predecessor.

          (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (1) included as part of the annual statement of account for the Plan Year required under Section 7.8 or (2) set forth in a special statement. Any such special statement of account should be rendered to the Employer not later than the due date of the annual statement of account for the Plan Year. The procedures set forth in
     Section 7.8 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.8 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Sections 7.8 and 7.10.

7.11 TRANSFER OF INTEREST

     The Trustee, on behalf of any Participant, may accept funds transferred from another trust forming part of a pension, profit sharing or stock bonus plan meeting the requirements of Code Section 401(a) or a "conduit" Individual Retirement Account meeting the requirements of Code Section 408, provided the conditions precedent to such transfer set forth in Section 4.5 are satisfied. The Trustee may act upon the direction of the Administrator or Employer without determining the facts concerning a transfer.

7.12 TRUSTEE INDEMNIFICATION

     The Employer agrees to indemnify and save harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the

Trustee may incur in the exercise and performance of the Trustee's powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

7.13 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

     In the event two or more persons are acting as Trustee hereunder, the Trustees may allocate specific responsibilities under the Plan among themselves in which event the Trustees shall apprise the Employer and the Administrator of the manner in which such responsibilities have been allocated. Each Trustee shall be responsible only for its allocated responsibilities and shall not be liable for any act or failure to act by any other Trustee to the extent permitted under the Act.


                                  ARTICLE VIII

                      AMENDMENT, TERMINATION, AND MERGERS


8.1  AMENDMENT

          (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section 8.1. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution.

          (b) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Section 415 or 416 and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. If the Employer amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), then the Employer will no longer be treated as maintaining this Prototype Plan (as defined in Section 4.4(f)(9)) and will instead be considered to have an individually designed plan.

          (c) AAL Capital Management Corporation, the sponsor of this Prototype Plan, may amend this Plan, without the Employer's consent, in order to conform the Plan to any requirement for qualification under the Code. Any such amendment, however, shall not amend the Plan in any manner which would modify any election made by the Employer in the Adoption Agreement without the Employer's written consent. AAL Capital Management Corporation shall provide a copy of any such amendment to each Employer who has adopted the Prototype Plan after first having received a ruling or favorable determination (if such ruling or favorable determination is required) from the Internal Revenue Service that the Plan as amended qualifies under Code
     Section 401(a).

          (d) No amendment to the Plan shall be effective if it (1) authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries; (2) causes any reduction in the Accrued Benefit of any Participant; or (3) causes or permits any portion of the Trust Fund to revert to or become the property of the Employer or any Affiliated Employer.

          (e) Except as permitted by Regulations (including Regulation 1.411(d)-4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any Section 411(d)(6) protected benefits or adds or modifies conditions relating to Section 411(d)(6) protected benefits the result of which is a further restriction on such benefits unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. The term "Section 411(d)(6) protected benefits" means the benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies described in Code Section 411(d)(6)(B)(i) and optional forms of benefit described in Code Section 411(d)(6)(B)(ii).

8.2  TERMINATION

          (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon termination, the Accrued Benefit of each Participant shall become fully Vested and shall not thereafter be subject to Forfeiture.

          (b) Upon the termination of the Plan, the Employer shall direct the distribution of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash (or in property if permitted in the Adoption Agreement) or through the purchase of an annuity from an insurance company. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of Section 411(d)(6) protected benefits as described in Section 8.1.

8.3  MERGER OR CONSOLIDATION

     This Plan may be merged or consolidated with, or its assets, liabilities or both may be transferred to any other plan only if the benefits which would be received by a Participant under this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation. Any such transfer, merger or consolidation must not otherwise result in the elimination or reduction of any Section 411(d)(6) protected benefits as described in Section 8.1(e).


                                   ARTICLE IX

                                  MISCELLANEOUS


9.1  EMPLOYER ADOPTIONS

          (a) Any person may become the Employer hereunder by executing the Adoption Agreement in form satisfactory to the Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement.

          (b) Except as otherwise provided in this Plan, the affiliation of the Employer with and the participation of its Employees in the Plan shall be separate and apart from that of any other employer and its employees hereunder.

9.2  PARTICIPANT'S RIGHTS

     This Plan shall not be deemed to constitute a contract between the Employer and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time regardless of the effect which such discharge shall have upon him as a Participant under this Plan.

9.3  ALIENATION

          (a) Subject to the exceptions provided below, no benefit which shall be payable to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.

          (b) Section 9.3(a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan as a result of a loan made pursuant to
     Section 7.5. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such portion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from such distribution. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with the procedures set forth in Sections 2.12 and 2.13.

          (c) Section 9.3(a) shall not apply to a Qualified Domestic Relations Order and those other Domestic Relations Orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of Domestic Relations Orders and to administer distributions under Qualified Domestic Relations Orders.

9.4  CONSTRUCTION OF PLAN

     This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Wisconsin, or where all or a portion of the assets of such Plan and Trust are maintained by a Trustee not domiciled in Wisconsin, the laws of the State of the domicile of the Trustee, other than any laws respecting choice of law, to the extent not pre-exempted by the Act.

9.5  GENDER AND NUMBER

     Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.6  LEGAL ACTION

     To the extent permitted by applicable law, in the event any claim, suit or proceeding is brought regarding the Plan to which the Trustee or the Administrator may be a party, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.7  PROHIBITION AGAINST DIVERSION OF FUNDS

          (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan, by termination, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the Trust Fund or any amounts contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

          (b) In the event the Employer shall make a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one year following the time of payment and the Trustee shall return such amount to the Employer within the one year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable there to must reduce the amount so returned.

          (c) Notwithstanding anything herein to the contrary, if, pursuant to a timely application (within the meaning of Act Section 403(c)(2)(B)) filed by or on behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Section 401, and such determination is not contested or, if contested, is finally upheld, then the Plan shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

          (d) Except as specifically stated in the Plan, if any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code, then, to the extent any deduction for such contribution is disallowed, the Employer may, within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance. Earnings of the Plan attributable to the disallowed contribution may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.8  BONDING

     Every Fiduciary, except a bank or an insurance company, or any other person handling Plan funds, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than ten percent of the amount of the funds such Fiduciary or other person handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond shall be $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary or such other person alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. The cost of such bonds shall be an expense of the Trust Fund unless paid by the Employer.

9.9  EMPLOYER'S, ADMINISTRATOR'S AND TRUSTEE'S PROTECTIVE CLAUSE

     Neither the Employer, nor the Administrator, nor the Trustee, nor their successors, shall be responsible for the validity of any annuity contract purchased on behalf of a Participant or for the failure on the part of an insurance company to make payments provided by any such annuity contract, or for the action of any person which may delay payment or render an annuity contract null and void or unenforceable in whole or in part.

9.10 INSURANCE COMPANY PROTECTIVE CLAUSE

     Any insurance company who shall issue an annuity contract shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. Any insurance company shall be protected and held harmless in acting in accordance with any written direction of the Trustee, Employer or Administrator and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee, Employer or Administrator. Regardless of any provision of this Plan, an insurance company shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any annuity contract which it issues hereunder or of the rules of the insurance company.

9.11 RECEIPT AND RELEASE FOR PAYMENTS

     Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.12 ACTION BY THE EMPLOYER

     Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.13 HEADINGS

     The  headings  and   subheadings  of  this  Plan  have  been  inserted  for
convenience of reference and are to be ignored in any construction of the provisions hereof.

9.14 APPROVAL BY INTERNAL REVENUE SERVICE

     In order to obtain reliance, the Employer, upon its initial execution of the Adoption Agreement, or upon an amendment of any of its elective provisions, may file an application with the Internal Revenue Service requesting a determination letter that the Plan as adopted or amended by the Employer qualifies as a tax-exempt plan under Code Section 401. The preceding sentence may not apply where an application for a determination letter is not required pursuant to current Revenue Procedures to obtain reliance. If, after initial approval of this Plan by the Internal Revenue Service or, where an application is not required to obtain reliance, after the Plan is established or amended, the Employer at a later date fails to retain the Plan's qualified status, then the Employer shall no longer be regarded as participating in a Prototype Plan (as defined in Section 4.4(f)(9)) and the Plan for such Employer shall be regarded as an individually designed plan.

9.15 UNIFORMITY

     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

9.16 OWNER EMPLOYEES

     (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which this Plan is established and one or more other trades or businesses, this Plan and any plan or plans established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and 401(d).

     (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and 401(d) and which provides contributions and benefits not less favorable than those provided for Owner-Employees under the Plan.

     (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits provided for the employees under the plan of the trade or business which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

     (d) For the purpose of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees, together own the entire interest in an unincorporated trade or business, or in the case of a partnership, own more than fifty percent of either the capital interest or the profits interest in the partnership. For the purpose of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.



                                   ARTICLE X

                            PARTICIPATING EMPLOYERS


10.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER

     With the consent of the Employer and Trustee, any Affiliated Employer may adopt this Plan and participate herein and be considered a Participating Employer, by a properly executed document evidencing the adoption of the Plan by such Participating Employer.

10.2 SINGLE TRUST FUND

     Unless otherwise directed by the Employer, the Trustee shall be required to commingle, hold and invest as a single Trust Fund all contributions made by Participating Employers as well as all increments thereof.

10.3 DESIGNATION OF AGENT

     With respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have irrevocably designated the Employer as its agent.

10.4 EMPLOYEE TRANSFERS

     It is anticipated that an Employee may be transferred between Participating Employers. In the event of any such transfer the Employee involved shall not be treated as having had a termination of employment.

10.5 PARTICIPATING EMPLOYER CONTRIBUTIONS AND FORFEITURES

     Any Participating Employer contributions or Forfeitures subject to allocation during any Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. Any such allocation shall be made without regard to which Participating Employer actually made the contribution or without regard to the Participating Employer of any Participant all or part of whose Accrued Benefit shall be forfeited.

10.6 PLAN EXPENSES

     Any expenses of the Plan which are not paid by the Trust Fund shall be paid by the Participating Employers in whatever proportion shall be determined by the Employer.

10.7 AMENDMENT

     Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.8 DISCONTINUANCE OF PARTICIPATION

     Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign a portion of the Trust

Fund equal in value to the Accounts of such Participants to itself (or to any other person designated by such Participating Employer) as the Trustee of a separate plan of the Participating Employer. Any discontinuance of participation by a Participating Employer shall be effected in such a manner as to satisfy the requirements of Section 8.3.

10.9 EMPLOYER'S AUTHORITY

     The Employer shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.


                                   ARTICLE XI

                          CASH OR DEFERRED PROVISIONS


     Notwithstanding any provisions in the Plan to the contrary, the provisions of this Article shall apply with respect to any 401(k) Profit Sharing Plan.

11.1 DETERMINATION OF EMPLOYER'S CONTRIBUTION

          (a) For each Plan Year, the Employer shall contribute to the Plan:

               (1) The aggregate amount of Deferred Compensation resulting from the deferral elections of Active Participants made pursuant to Section 11.3, which amount shall be deemed the Employer's Elective Contribution.

               (2) If elected in the Adoption Agreement, a Matching Contribution or Qualified Matching Contribution, as specified in the Adoption Agreement, to be made on an ongoing basis, year end basis or both, also as specified in the Adoption Agreement.

               (3) If elected in the Adoption Agreement, a Discretionary Non-Elective Contribution.

               (4) If elected in the Adoption Agreement, a Fixed Non-Elective Contribution or Qualified Non-Elective Contribution, as specified in the Adoption Agreement, to be made on either an ongoing or year end basis, also as specified in the Adoption Agreement.

          (b) Notwithstanding the foregoing, the Employer's contributions for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. However, if this Plan is a Top Heavy Plan to which a minimum contribution must be made, the Employer shall contribute the amount necessary to provide such minimum contribution even if such amount exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

          (c) All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

11.2 TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

     Except as otherwise provided in this Section 11.2, the Employer shall generally pay to the Trustee its contributions to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year. Elective Contributions, however, shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety days from the date on which such amounts would otherwise have been payable in cash to Active

Participants. Notwithstanding the initial sentence of this Section 11.2, Matching Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions shall be paid to the Trustee not later than the last day of the twelve-month period immediately following the close of the Plan Year to which such contributions relate.

11.3 PARTICIPANT'S DEFERRAL ELECTION

          (a) Each Active Participant may elect, subject to the limitations of this Section 11.3 and the Adoption Agreement, to defer a part of the Compensation he would have received for the Plan Year but for his deferral election. In addition, if elected in the Adoption Agreement, each Active Participant may elect to defer all or any portion of his Compensation that is payable as a bonus. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election or, if later, the later of the date the Employer adopts this Plan or the date the Plan first becomes effective. Any elections or modifications thereof made pursuant to this Section 11.3(a) shall become effective as soon as is administratively feasible.

          (b) An Active Participant's deferral election shall be valid until modified or revoked by such Participant at such time or times as are provided for in the Adoption Agreement. Such modification or revocation shall be effective as soon as is administratively feasible. Except to the extent the Employer otherwise elects in the Adoption Agreement, the Employer may, in its sole discretion, allow an Active Participant to modify or revoke his deferral election at any time during a Plan Year provided all Active Participants similarly situated are treated in a similar manner.

          (c) Notwithstanding the provisions of Section 11.3(b), an Active Participant's deferral election shall be deemed amended upon notice to such Active Participant from the Employer or Administrator that a reduction in or revocation of his deferral election is required to prevent:

               (1) an Active Participant's Deferred Compensation from exceeding the limit set forth in Section 11.3(g);

               (2) the Annual Additions (as defined in Section 4.4(f)(1)) from exceeding the Maximum Permissible Amount (as defined in Section 4.4(f)(10)); or

               (3) the sum of the Elective Contributions and, if applicable, Qualified Matching Contributions and Qualified Non-Elective Contributions from exceeding an amount which would cause the Plan to violate the Actual Deferral Percentage test set forth in Section 11.5.

          (d) The amount by which an Active Participant's Compensation is reduced pursuant to his deferral election shall be that Active Participant's Deferred Compensation and shall be treated as an Elective Contribution which is to be allocated to his Elective Account. The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason other than Section 6.9.

          (e)  Amounts  held  in  a  Participant's   Elective   Account  may  be
     distributed as permitted under the Plan, but in no event prior to the earliest to occur of the following:

               (1)  a  Participant's   termination  of  employment,   Total  and
          Permanent Disability, or death;

               (2) a Participant's attainment of age fifty-nine and one half;

               (3) the proven financial hardship of a Participant, subject to the limitations of Section 11.9;

               (4) the termination of the Plan without (i) the existence at the time of termination of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or a simplified employee pension under Code Section 408(k)) or (ii) the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or a simplified employee pension under Code Section 408(k)) by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan as a result of its termination;

               (5) the date of the sale by the Employer to a person that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business of the Employer with respect to a Participant who continues employment with the person acquiring such assets; or

               (6) the date of the sale by the Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to a person that is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary.

          (f) In the event an Active Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iv) from any other plan maintained by the Employer or Affiliated

     Employer or from his Elective Account pursuant to Section 11.9, then such Active Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve months following the receipt of the distribution. Furthermore, the dollar limitation under Code
Section 402(g) shall be reduced, with respect to the Active Participant's taxable year following the taxable year in which the hardship distribution is made, by the amount of his Deferred Compensation for the taxable year in which the hardship distribution was made.

          (g)  For  any  Plan  Year   beginning   after  December  31,  1987,  a
     Participant's Deferred Compensation under this Plan and any elective deferrals (within the meaning of Code Section 402(g)) under all other plans, contracts or arrangements of the Employer or an Affiliated Employer or both shall not exceed the limitation imposed by Code Section 402(g), as in effect for the calendar year in which a Participant's taxable year begins. This dollar limitation shall be adjusted annually at the same time and in the same manner as under Code Section 415(d).

          (h) If a Participant has Excess Deferred Compensation for his taxable year, such Participant may, not later than the April 15 following such taxable year, notify the Administrator in writing as to what portion, if any, of the Excess Deferred Compensation will be assigned to this Plan; provided, however, that the amount of Excess Deferred Compensation assigned to this Plan cannot exceed the Participant's Deferred Compensation. If, however, a Participant has Excess Deferred Compensation for a taxable year, taking into account only a Participant's Deferred Compensation and any elective deferrals (within the meaning of Code Section 402(g)) under all other plans, contracts or arrangements of the Employer or an Affiliated Employer or both, then such Participant shall be required, not later than March 15 following such taxable year, to notify the Administrator in writing as to what portion, if any, of the Excess Deferred Compensation will be assigned to this Plan, provided that the amount of Excess Deferred Compensation assigned to the Plan cannot exceed the Participant's Deferred Compensation. In either event, the Administrator shall direct the Trustee to distribute the portion so assigned (and any Income allocable thereto) to the Participant not later than the April 15 following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation assigned to this Plan and allocable Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. Any distribution of Excess Deferred Compensation assigned to this Plan (and any Income allocable thereto) on or before the last day of the Participant's taxable year must satisfy all of the following conditions:

               (1) the Participant shall designate the distribution as one attributable to Excess Deferred Compensation;

               (2) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

               (3) the Administrator must designate the distribution as a distribution of Excess Deferred Compensation.

     For the purpose of this Section 11.3, the term "Income" means the amount of income or loss allocable to the Excess Deferred Compensation assigned to this Plan for the taxable year of the Participant. The income or loss allocable to the Participant's taxable year is determined by multiplying the income or loss allocable to the Participant's Elective Account for such taxable year by a fraction. The numerator is the Participant's Excess Deferred Compensation assigned to this Plan for the taxable year of the Participant and the denominator is the balance, as of the last day of the Participant's taxable year, of the Participant's Elective Account, reduced by the gain allocable to the Participant's Elective Account during such taxable year and increased by the loss allocable to the Participant's Elective Account during such taxable year.

          (i) Notwithstanding the provisions of Section 11.3(h), the amount of Excess Deferred Compensation to be distributed under Section 11.3(h) shall be reduced, but not below zero, by any distribution or recharacterization of Excess Contributions pursuant to Section 11.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

          (j) The Employer and the Administrator shall adopt whatever procedures that are necessary to implement the deferral elections provided in this
     Section 11.3.

11.4 ALLOCATION OF CONTRIBUTION AND FORFEITURES

          (a) The Employer shall provide the Administrator with all the information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

               (1) With  respect to  Elective  Contributions  made  pursuant  to
          Section 11.1(a)(1), to each Active Participant's Elective Account in an amount equal to the Deferred Compensation of such Active Participant for the Plan Year. Elective contributions shall be allocated as of the date of their receipt, but in event no later than the Anniversary Date for the Plan Year to which such contributions relate.

               (2) With respect to any Matching Contributions or Qualified Matching Contributions made pursuant to Section 11.1(a)(2), to each Active Participant's Matching Account or Qualified Matching Account, as the case may be, in an amount equal to the percentage, as determined under the Adoption Agreement, of his Deferred Compensation. In the case of Matching Contributions or Qualified Matching

     Contributions made on an ongoing basis, an Active Participant shall not be required to complete a Year of Service or to be employed on the Anniversary Date in order to be entitled to an allocation of Matching Contributions or Qualified Matching Contributions. In the case of Matching Contributions or Qualified Matching Contributions made on a year end basis, an Active Participant during the Plan Year shall be entitled to an allocation of Matching Contributions or Qualified Matching Contributions for that Plan Year in accordance with the provisions of Section 11.4(a)(5). Contributions under this Section 11.4(a)(2) shall be allocated as of the date of their receipt (but in no event later than the Anniversary Date for the Plan Year to which such contributions relate) if made on an ongoing basis or as of the Anniversary Date for the Plan Year, if made on a year end basis. Notwithstanding the foregoing provisions of this
Section 11.4(a)(2) to the contrary, any Matching Contributions or Qualified Matching Contributions that are allocated to a Participant's Matching Account or Qualified Matching Account and that are made on account of Excess Deferrals shall be forfeited. Any Matching Contributions or Qualified Matching Contributions that are allocated to a Participant's Matching Account or Qualified Matching Account and that are made on account of Excess Contributions that are distributed pursuant to Section 11.6(a)(1) shall be forfeited. Finally, any Matching Contributions or Qualified Matching Contributions that are allocated to a Participant's Matching Account or Qualified Matching Account and that are made on account of Excess Contributions that are recharacterized pursuant to Section 11.6(a)(2) and that are ultimately distributed pursuant to
Section 11.8(a)(1) shall be forfeited. The forfeiture of Matching Contributions or Qualified Matching Contributions made on account of Excess Contributions shall be deemed to occur in the Plan Year following the Plan Year to which the Excess Contributions relate and shall be treated in accordance with the election made in the Adoption Agreement. The forfeiture of Matching Contributions or Qualified Matching Contributions made on account of Excess Deferrals shall be deemed to occur in the Plan Year following the Plan Year in which ends the taxable year of the Active Participant to which the Excess Deferrals relate and shall be treated in accordance with the election made in the Adoption Agreement.

               (3) Any Discretionary Non-Elective Contributions made pursuant to
          Section 11.1(a)(3) shall be allocated to each Active Participant's Discretionary Non-Elective Account in accordance with the provisions of Sections 4.3(a)(2) through (6) and the Adoption Agreement. An Active Participant during the Plan Year shall share in the allocation of Discretionary Non-Elective Contributions in accordance with the provisions of Section 11.4(a)(5). Discretionary Non-Elective Contributions shall be allocated as of the Anniversary Date for any Plan Year.

               (4) With respect to any Fixed Non-Elective Contributions or Qualified Non-Elective Contribution made pursuant to Section 11.1(a)(4), to each Active Participant's Fixed Non-Elective Account or Qualified Non-Elective Account, as the case may be, in an amount equal to the percentage of the Active Participant's Compensation specified in the Adoption Agreement. In the case of Fixed Non-Elective Contributions or Qualified Non-Elective Contributions made on an ongoing basis, an Active Participant shall not be required to complete a Year of Service or to be employed on the Anniversary Date in order to be entitled to an allocation of Fixed Non-Elective Contributions or Qualified Non-Elective Contributions. In the case of Fixed Non-Elective Contributions or Qualified Non-Elective Contributions made on a year end basis, an Active Participant during the Plan Year shall be entitled to an allocation of Fixed Non-Elective Contributions or Qualified Non-Elective Contributions for the Plan Year in accordance with the provisions of Section 11.4(a)(5). Contributions under this Section 11.4(a)(4) shall be allocated as of the date of their receipt (but in no event later than the Anniversary Date for the Plan Year to which such contributions relate) if made on an ongoing basis or as of the Anniversary Date for the Plan Year, if made on a year end basis.

               (5) An Active Participant during the Plan Year who is an Employee on the Anniversary Date shall be entitled to an allocation. An Active Participant who is not an Employee on the Anniversary Date shall be entitled to an allocation if such Active Participant completes a Year of Service for purposes of benefit accrual.

          (b) Any Forfeitures arising since the preceding Anniversary Date shall first be used to restore the previously forfeited Accrued Benefit of any Participant in accordance with Section 6.4(g) and shall then be used to satisfy any contribution that may be required pursuant to Section 4.3(g) or
     6.9 or both. The remaining Forfeitures, if any, shall be treated in accordance with the Adoption Agreement. If, pursuant to the Adoption Agreement, Forfeitures are used to reduce Matching Contributions, Qualified Matching Contributions, Fixed Non-Elective Contributions or Qualified Non-Elective Contributions and the contributions to which such Forfeitures are applied are made on an ongoing basis only or, in the case of Matching Contributions or Qualified Matching Contributions, are made on both ongoing and year end bases, then such Forfeitures shall be used to reduce the amount to be contributed by the Employer for the Plan Year following the Plan Year in which the Forfeiture occurs. If, however, for the Plan Year following the Plan Year in which the Forfeiture occurs, the Employer does not make a Matching Contribution or Qualified Matching Contribution, then any such Forfeitures used to reduce Matching Contributions or Qualified Matching Contributions shall be allocated as of the Anniversary Date of such following Plan Year to each Active Participant's Matching

     Account or Qualified Matching Account in the same proportion that his Elective Contributions for such following Plan Year bear to the total Elective Contributions of all Active Participants for such following Plan Year. In the case of a Plan that provides for only Elective Contributions, any Forfeitures not used as described in the first sentence of this Section 11.4(b) shall be allocated to each Active Participant's Elective Account in the same proportion that his Elective Contributions bear to the total Elective Contributions of all Active Participants.

          (c) Minimum contributions made pursuant to Section 4.3(d) shall be allocated to a Participant's Qualified Non-Elective Account or, if the Plan does not provide for Qualified Non-Elective Contributions, then minimum contributions shall be allocated to a Qualified Non-Elective Account to be established for each Participant.

11.5 ACTUAL DEFERRAL PERCENTAGE TESTS

          (a) For each Plan Year the Plan shall satisfy either of the following tests:

               (1) The Actual Deferral Percentage for those Active Participants who are Highly Compensated Employees shall not be more than 1.25 times the Actual Deferral Percentage of the Active Participants who are Non-Highly Compensated Employees, or

               (2) The excess of the Actual Deferral Percentage for the Active Participants who are Highly Compensated Employees over the Actual
          Deferral Percentage for Active Participants who are Non-Highly Compensated Employees shall not be more than two percentage points. Additionally, the Actual Deferral Percentage for the Active Participants who are Highly Compensated Employees shall not be more than two times the Actual Deferral Percentage for the Active Participants who are Non-Highly Compensated Employees. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

     However, to prevent the multiple use of the alternative method set forth in
Section 11.5(a)(2) and Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make a deferral election pursuant to Section 11.3 and to make Employee contributions or to receive an allocation of Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his Actual Contribution Ratio or Actual Deferral Ratio, as specified in the Adoption Agreement, reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

          (b) For purposes of this Section 11.5, the term "Actual Deferral Percentage" means, with respect to the group of Active Participants who are Highly Compensated Employees and the group of Active Participants who are Non-Highly Compensated Employees for a Plan Year, the average of the Actual Deferral Ratios, calculated separately for each Active Participant in each group. An Active Participant's Actual Deferral Ratio is the amount of Elective Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions, which have not been taken into account for purposes of calculating an Active Participant's Actual Contribution Ratio under Section 12.7(c), allocated to each Active Participant's Elective Account, Qualified Matching Account and Qualified Non-Elective Account for such Plan Year, divided by the Active Participant's 414(s) Compensation for such Plan Year. However, there shall not be taken into account for purposes of calculating an Active Participant's Actual Deferral Ratio, any Qualified Matching Contributions forfeited pursuant to Section 11.4(a)(2). For purposes of determining the Actual Deferral Percentage of each group, there shall be taken into account any Active Participant on whose behalf no Elective Contributions are made for the Plan Year. The Actual Deferral Ratio for each Active Participant and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent of the Active Participant's 414(s) Compensation. Elective Contributions allocated to the Elective Account of each Active Participant who is a Non-Highly Compensated Employee shall be reduced by any Excess Deferred Compensation assigned to this Plan under Section 11.3(h) as a result of the operation of Code Section 401(a)(30).

          (c) For the purpose of determining the Actual Deferral Ratio of an Active Participant who is a Highly Compensated Employee and who has Family Members, the following shall apply:

               (1) The combined Actual Deferral Ratio for the family group (which shall be treated as one Highly Compensated Employee) shall be the ratio determined by aggregating Elective Contributions, Qualified Matching Contributions, Qualified Non-Elective Contributions and 414(s) Compensation of the Highly Compensated Employee and all Family Members.

               (2) The Elective Contributions, Qualified Matching Contributions, Qualified Non-Elective Contributions and 414(s) Compensation of all Family Members who are Non-Highly Compensated Employees shall be disregarded for purposes of determining the Actual Deferral Percentage of the group of Active Participants who are Non-Highly Compensated Employees.

               (3) If an Active Participant is required to be aggregated as a member of more than one family group in the Plan, all Active Participants who are members of those family groups that include the Active Participant are treated as one family group.

               (d) For purposes of this Section 11.5, if this Plan and any other plans of the Employer or any Affiliated Employer, which include cash or deferred arrangements, are considered one plan for purposes of Code
          Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(a)(ii)), the cash or deferred arrangements included in this Plan and such other plans shall be treated as one cash or deferred arrangement. In addition, this Plan and any other plan of the Employer or an Affiliated Employer which include cash or deferred arrangements may be treated as a single cash or deferred arrangement for purposes of this Section 12.5. In such a case, the aggregated cash or deferred arrangements and this Plan and the other plans including such arrangements must be treated as one arrangement and one plan for purposes of Code Sections 401(a)(4), 401(k) and 410(b). Notwithstanding the above, contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with this Plan, and this Section 11.5(d) shall not apply unless this Plan and such other plans including cash or deferred arrangements have the same Plan Year.

               (e) For purposes of this Section 11.5, if a Highly Compensated Employee is an Active Participant under this Plan and he also participates in any other plans containing a cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Employer or an Affiliated Employer, all cash or deferred arrangements under this Plan and such other plans shall be treated as one cash or deferred arrangement for the purpose of determining the Actual Deferral Ratio with respect to such Highly Compensated Employee. However, if the cash or deferred arrangements under this Plan and such other plans have different plan years, this
          Section 11.5(e) shall be applied by treating all such cash or deferred arrangements with plan years ending with or within the same calendar year as a single cash or deferred arrangement.

11.6 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

     In the event the Plan does not satisfy one of the Actual Deferral Percentage tests, the Administrator shall correct Excess Contributions pursuant to any one of the options set forth below:

          (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Employee who is the Active Participant having the highest Actual Deferral Ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a voluntary Employee contribution pursuant to Section
     4.6 until one of the Actual Deferral Percentage tests is satisfied, or until his Actual Deferral Ratio equals the Actual Deferral Ratio of the Highly Compensated Employee having the second highest Actual Deferral Ratio. This process shall continue until one of such tests is satisfied. For each Highly Compensated Employee, the amount of Excess Contributions is equal to the Elective Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions made on behalf of such Highly Compensated Employee (determined prior to the application of this Section 11.6(a)) minus the amount determined by multiplying the Highly Compensated Employee's Actual Deferral Ratio (determined after application of this Section 11.6(a)) by his 414(s) Compensation. However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to a Highly Compensated Employee as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such Highly Compensated Employee for his taxable year ending with or within such Plan Year. Any distribution and/or recharacterization of Excess Contributions shall be made in accordance with the following:

               (1) With respect to the distribution of Excess Contributions, such distribution:

                    (i) may be postponed  but not later than the last day of the
               Plan Year following the Plan Year in which Excess Contributions are allocated;

                    (ii)  shall be made first from  Deferred  Compensation  with respect to which Qualified Matching Contributions are not made and, thereafter, simultaneously from Deferred Compensation with respect to which Qualified Matching Contributions are made and the Qualified Matching Contributions which relate to such Deferred Compensation;

                    (iii) shall be made from Qualified Non-Elective Contributions only to the extent that the amount of Excess
               Contributions exceeds the sum of the Participant's Deferred Compensation and Qualified Matching Contributions.

                    (iv) shall be adjusted for Income;

                    (v) shall be  treated as a pro rata  distribution  of Excess
               Contributions and Income if less than the entire amount of Excess Contributions and Income is distributed; and

                    (vi) shall be designated  by the Employer as a  distribution of Excess Contributions (and Income).

               (2)   With   respect   to  the   recharacterization   of   Excess
          Contributions, such recharacterized amounts:

                    (i) shall be deemed  to have  occurred  on the date on which the last of those Highly Compensated Employees with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                    (ii) shall not exceed the amount of Deferred Compensation of any Highly Compensated Employee for any Plan Year;

                    (iii) shall be treated as voluntary  Employee  contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b). However, for purposes of Code Sections 404, 411, 412, 415, 416 and 417, recharacterized Excess Contributions continue to be treated as Deferred Compensation. Excess Contributions recharacterized as voluntary Employee contributions shall continue to be nonforfeitable and shall be subject to the restrictions set forth in Section 11.3(e);

                    (iv) are not permitted if the Deferred Compensation recharacterized plus voluntary Employee contributions actually made by such Highly Compensated Employee exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 11.7) that such Highly Compensated Employee is permitted to make under the Plan in the absence of recharacterization;

               (3) The determination and correction of Excess Contributions of an Active Participant who is a Highly Compensated Employee and whose Actual Deferral Ratio is determined under the provisions of Section 11.5(c)(1) shall be accomplished by reducing the Actual Deferral Ratio as required herein and the Excess Contributions shall be allocated among the Highly Compensated Employee and his Family Members in proportion to the Elective Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions allocated to the Highly Compensated Employee and such Family Members.

          (b) Within twelve months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Active Participants who are Non-Highly Compensated Employees in an amount sufficient to satisfy one of the Actual Deferral Percentage tests. Such contribution shall be allocated to the Qualified Non-Elective Account of each Active Participant who is a Non-Highly Compensated Employee in the same proportion that each such Active Participant's 414(s) Compensation for the Plan Year bears to the total 414(s) Compensation of all such Active Participants.

          (c) For purposes of this Section 11.6, Income means the income or loss allocable to Excess Contributions for the Plan Year. The income or loss allocable to Excess Contributions for the Plan Year is determined by multiplying the income or loss for the Plan Year by a fraction. The numerator is the Excess Contributions for the Plan Year. The denominator is the sum of the Participant's Elective Account, Qualified Matching Account and Qualified Non-Elective Account as of the end of the Plan Year, reduced by the gain allocable to such Accounts for the Plan Year and increased by the loss allocable to such Accounts for the Plan Year.

          (d) Any amounts not distributed within two and one-half months after the end of the Plan Year shall be subject to the ten percent excise tax imposed by Code Section 4979 on the Employer.

11.7 ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a) For each Plan Year the Plan shall satisfy either of the following tests:

               (1) The Actual Contribution Percentage for those Active Participants who are Highly Compensated Employees shall not be more than 1.25 times the Actual Contribution Percentage of the Active Participants who are Non-Highly Compensated Employees, or

               (2) The excess of the Actual Contribution Percentage for the Active Participants who are Highly Compensated Employees over the
          Actual Contribution Percentage for Active Participants who are Non-Highly Compensated Employees shall not be more than two percentage points. Additionally, the Actual Contribution Percentage for the Active Participants who are Highly Compensated Employees shall not be more than two times the Actual Contribution Percentage for the Active Participants who are Non-Highly Compensated Employees. The provisions of Code Section 401(m)(2) and Regulation 1.401(m)-1(b) are incorporated herein by reference.

     However, to prevent the multiple use of the alternative method described in
Section 11.7(a)(2) and Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make a deferral election pursuant to Section 11.3 or under any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive an allocation of Matching Contributions under this Plan shall have his Actual Deferral Ratio or Actual Contribution Ratio, as specified in the Adoption Agreement, reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

          (b) For purposes of this Section 11.7, the term "Actual Contribution Percentage" means, with respect to the group of Active Participants who are Highly Compensated Employees and the group of Active Participants who are Non-Highly Compensated Employees, the average of the Actual Contribution Ratios calculated separately for each Active Participant in each group. An Active Participant's Actual Contribution Ratio is the amount of Employer Matching Contributions, voluntary Employee contributions made pursuant to
     Section 4.6 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6 on behalf of each such Active
     Participant for such Plan Year divided by the Active Participant's 414(s) Compensation for such Plan Year. However, there shall not be taken into account for purposes of calculating an Active Participant's Actual Contribution Ratio, any Matching Contributions forfeited pursuant to Section 11.4(a)(2). For purposes of determining the Actual Contribution Percentage of each group, there shall be taken into account any Active Participant to whose Matching Account no Matching Contributions are allocated or who fails to make any voluntary Employee contributions pursuant to Section 4.6. The Actual Contribution Ratio for each Active Participant and the Actual Contribution Percentage for each group shall be calculated to the nearest one-hundredth of one percent of the Active Participant's 414(s) Compensation.

          (c) For purposes of Section 11.7(b), only Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be taken into account. Voluntary Employee contributions made pursuant to
     Section 4.6 shall be taken into account for a Plan Year only if contributed to the Plan during such Plan Year (or within thirty days thereafter). Excess Contributions recharacterized as voluntary Employee contributions shall be taken into account for the Plan Year in which they are includable in the gross income of the Highly Compensated Employee. In addition, the Administrator may elect to treat as Matching Contributions any Qualified Non-Elective Contributions, which have not been taken into account for purposes of calculating an Active Participant's Actual Deferral Ratio under
     Section 11.5(b), and Elective Contributions made to this Plan or the equivalent thereof made to any other plan maintained by the Employer or an Affiliated Employer, subject to Regulation 1.401(m)-1(b)(2), which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of any other plan of the Employer or Affiliated Employer which is to be taken into account for purposes of this Section 11.7(c).

          (d) For the purpose of determining the Actual Contribution Ratio of an Active Participant who is a Highly Compensated Employee and who has Family Members, the following shall apply:

               (1) The combined Actual Contribution Ratio for the family group (which shall be treated as one Highly Compensated Employee) shall be the ratio determined by aggregating Matching Contributions, voluntary Employee contributions made pursuant to Section 4.6, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6 and 414(s) Compensation of the Highly Compensated Employees and all Family Members.

               (2) The Matching Contributions, voluntary Employee contributions made pursuant to Section 4.6, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6 and 414(s) Compensation of all Family Members who are Non-Highly Compensated Employees shall be disregarded for purposes of determining the Actual Contribution Percentage of the group of Active Participants who are Non-Highly Compensated Employees.

               (3) If an Active Participant is required to be aggregated as a member of more than one family group in the Plan, all Active Participants who are members of those family groups that include the Active Participant are treated as one family group.

          (e) For purposes of this Section 11.7, if this Plan and any other plans of the Employer or Affiliated Employer to which Matching Contributions, voluntary Employee contributions, or both, are made are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii), this Plan and such other plans shall be treated as one plan for purposes of Code
     Section 401(m). In addition, this Plan and any other plan of the Employer or any Affiliated Employer to which Matching Contributions, voluntary Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code
     Section 401(m). In such a case, the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with this Plan and this Section 11.7(e) shall not apply unless all such plans which are to be treated as a single plan have the same Plan Year.

          (f) For purposes of this Section 11.7, if a Highly Compensated Employee is an Active Participant under this Plan and he also participates in any other plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Employer or an Affiliated Employer and to which Matching Contributions, voluntary Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee's Actual Contribution Ratio. However, if this Plan and such other plans have different plan years, this Section 11.7(f) shall be applied by treating all plans with plan years ending with or within the same calendar year as a single plan.

11.8 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a) In the event the Plan does not satisfy one of the Actual Contribution Percentage tests, the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Employee having the highest Actual Contribution Ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, if forfeitable, forfeit the non-Vested portion of his Excess Aggregate Contributions attributable to Matching Contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in Section 11.7(a) is satisfied, or until his Actual Contribution Ratio equals the Actual Contribution Ratio of the Highly Compensated Employee having the second highest Actual Contribution Ratio. This process shall continue until one of the tests set forth in Section 11.7(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made in the following order:

               (1)   Voluntary   Employee    contributions    including   Excess
          Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6(a)(2);

               (2) Matching Contributions.

          (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and allocable Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Forfeitures of Excess Aggregate Contributions (and allocable Income) shall be deemed to occur in the Plan Year following the Plan Year to which they relate and shall be treated in accordance with the election made in the Adoption Agreement.

          (c) Excess Aggregate Contributions attributable to amounts other than voluntary Employee contributions, including forfeited Matching Contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415.

          (d) For each Highly Compensated Employee, the amount of Excess Aggregate Contributions is equal to the Matching Contributions, voluntary Employee contributions made pursuant to Section 4.6 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6(a)(2) (determined prior to the application of Section 11.8(a)) minus the amount determined by multiplying the Highly Compensated Employee's Actual Contribution Ratio (determined after application of
     Section 11.8(a)) by his 414(s) Compensation. In no event shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Employee exceed the amount of Matching Contributions, voluntary Employee contributions made pursuant to Section 4.6 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6(a)(2).

          (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization under Section 11.6(a)(2).

          (f) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Employee whose Actual Contribution Ratio is determined under the family aggregation rules shall be accomplished by reducing the Actual Contribution Ratio as required herein and the Excess Aggregate Contributions shall be allocated among the Highly Compensated Employee and his Family Members in proportion to the Matching Contributions, voluntary Employee contributions made pursuant to Section
     4.6 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.6 allocated to the Highly Compensated Employee and such Family Members.

          (g) Within twelve months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Active Participants who are Non-Highly Compensated Employees in an amount sufficient to satisfy one of the Actual Contribution Percentage tests. Such contribution shall be allocated to the Qualified Non-Elective Account of each Active Participant who is a Non-Highly Compensated Employee in the same proportion that each such Active Participant's 414(s) Compensation for the Plan Year bears to the total 414(s) Compensation of all such Active Participants.

          (h) For purposes of this Section 11.8, Income means the income or loss allocable to Excess Aggregate Contributions for the Plan Year. The income or loss allocable to Excess Aggregate Contributions for the Plan Year is determined by multiplying the income or loss for the Plan Year by a fraction. The numerator is the Excess Aggregate Contributions for the Plan Year. The denominator is the sum of the Participant's Matching Account and Voluntary Contribution Account (including any portion of his Elective Account and Qualified Non-Elective Account attributable to Elective Contributions and Qualified Non-Elective Contributions taken into account under Section 11.7(c)) as of the end of the Plan Year reduced by the gain allocable to such Accounts for the Plan Year and increased by the loss allocable to such Accounts for the Plan Year.

     The Income allocable to Excess Aggregate Contributions resulting from recharacterization of Elective Contributions shall be determined and distributed as if such recharacterized Elective Contributions had been distributed as Excess Contributions.

          (i) Any amounts not distributed within two and one-half months after the end of the Plan Year shall be subject to the ten percent excise tax imposed by Code Section 4979 on the Employer.

11.9 ADVANCE DISTRIBUTION FOR HARDSHIP

          (a) If and to the extent elected by the Employer in the Adoption Agreement, at the request of the Participant, the Employer shall direct the Trustee to distribute to any Participant an amount up to the lesser of 100% of his Vested Accrued Benefit as determined as of the preceding Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. The Employer, on the basis of all relevant facts and circumstances, shall determine whether a Participant has an immediate and heavy financial need. In the case of a distribution from a Participant's Elective Account, an immediate and heavy financial need can only result if it is made on account of:

               (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for such individuals to obtain medical care;

               (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents; or

               (4) The need to prevent the eviction of the Participant  from his
          principal   residence   or   foreclosure   on  the   mortgage  of  the
          Participant's principal residence.

          (b) A distribution from an Account other than a Participant's Elective Account shall be made on account of any of the circumstances listed above or any other like circumstance which the Employer determines results in an immediate and heavy financial need.

          (c) No distribution from a Participant's Elective Account shall be made pursuant to this Section 11.9 unless the Employer, based upon the Participant's representation and such other facts as are known to the Employer, determines that all of the following conditions are satisfied:

               (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

               (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other plans maintained by the Employer or an Affiliated Employer;

               (3) The Plan and all other plans maintained by the Employer and any Affiliated Employer provide that the Elective Contributions and voluntary Employee contributions made by the Participant will be suspended for at least twelve months after receipt of the hardship distribution; and

               (4) The Plan and all other plans maintained by the Employer, and any Affiliated Employer provide that the Participant's Deferred Compensation for the Participant's taxable year immediately following the taxable year of the hardship distribution will not exceed the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Deferred Compensation for the taxable year in which the hardship distribution occurs.

          (d) Notwithstanding the above, distributions from a Participant's Elective Account shall be limited solely to the Participant's Deferred Compensation and any income attributable thereto credited to the Participant's Elective Account as of December 31, 1988. Distributions from a Participant's Qualified Matching Account and Qualified Non-Elective Account shall not be permitted.

          (e) Any distribution made pursuant to this Section 11.9 shall be made in a manner which is consistent with and satisfies the provisions of
     Section 6.5.

          (f)  The  Employer  may  direct  the   Administrator   to  charge  the
     Participant or his Account for the fees assessed by the Administrator to process a distribution under this Section 11.9.

                             ADOPTION AGREEMENT FOR
                         THE AAL MUTUAL FUNDS PROTOTYPE
                           STANDARDIZED PROFIT SHARING
                                 PLAN AND TRUST
                            (WITH PAIRING PROVISIONS)


         The undersigned Employer adopts The AAL Mutual Funds Standardized Profit Sharing Plan for those Employees who shall qualify as Participants hereunder, to be known as the

A1
         (Enter Plan Name)

The Plan shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1   NAME OF EMPLOYER

B2   ADDRESS

                         City        State     Zip

B3   NAME(S) OF TRUSTEE(S)


NOTE: The Trustee has all investment decision making responsibility unless the Trustee is Emjay Corporation, in which case the Employer has all investment decision making responsibility.


B4   ADDRESS OF TRUSTEE(S)                        a. ( ) Use Employer Address.

         b.  (  )
                              Street

                              City           State          Zip


B5 EMPLOYER FISCAL YEAR means the 12 consecutive month period commencing on ----------------- (e.g., January 1) and ending on ------------------
       month   day                                       month   day



Copyright 1995 AAL Capital Management Corporation

PLAN INFORMATION

C1   EFFECTIVE DATE

     This Adoption Agreement for The AAL Mutual Funds Standardized Profit Sharing Plan and Trust shall:

     a.   (  )  establish  a  new  Plan   effective   as  of   -----------------
          (hereinafter called the "Effective Date").

     b. ( ) constitute an amendment and restatement in its entirety of a previously established qualified Plan of the Employer which was effective ------------------ (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is ----------------.

C2 PLAN YEAR means the 12 consecutive month period commencing on --------------- (e.g., January 1) and ending on ----------------.
       month   day                                     month   day

     IS THERE A SHORT PLAN YEAR?

     a.   ( ) No.

     b.   ( ) Yes, beginning -------------------
                              month  day  year

                   and ending ------------------
                              month  day  year

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date).

     -------------------
       month    day

C4   NAME OF PLAN ADMINISTRATOR. ( Document provides for the Employer to appoint
     an  Administrator.   If  none  is  named,  the  Employer  will  become  the
     Administrator.)

     a.   ( ) Employer (Use Employer Address).

     b.   ( ) Name

              Address

                            City        State        Zip

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1   ELIGIBLE EMPLOYEES (Plan Section 1.24) shall mean:

     a.   ( ) all Employees.

     b.   ( ) all Employees except those checked below:

          1. ( ) Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits are the subject of good faith bargaining.

          2. ( ) Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

NOTE: The term "Employee" includes any individual employed by an Affiliated Employer or a Leased Employee.

D2 HOURS OF SERVICE (Plan Section 1.42) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. ( ) On the basis of actual hours for which an Employee is paid or entitled to payment.

     b. ( ) On the basis of days worked. An Employee will be credited with 10 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the day.

     c. ( ) On the basis of weeks worked. An Employee will be credited with 45 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the week.

     d. ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with 95 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the semi-monthly payroll period.

     e. ( ) On the basis of months worked. An Employee will be credited with 190 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the month.

D3   YEAR OF  SERVICE  (Plan  Section  1.82) and 1-YEAR  BREAK IN SERVICE  (Plan
     Section 1.55) will be determined as follows:

ELIGIBILITY. If the Plan provides for a service requirement of 1 Year or 2 Years of Service the eligibility computation periods following the initial eligibility computation period shall be based on (check either a. or b.):

     a.   ( ) Anniversary of the initial eligibility computation period.

     b.   ( ) Plan Year.

To complete a Year of Service for purposes of Eligibility, the following number of Hours of Service must be completed during the eligibility computation period (check one):

     c.   ( ) 1000.

     d.   ( ) 750.

     e.   ( ) Other ----------------- (Cannot specify more than 1000).

VESTING. To determine the Vested percentage of a Participant's Accrued Benefit, the vesting computation period shall be based on (check either f. or g.):

     f.   ( ) Plan Year.

     g.   ( ) 12-month period beginning.

To complete a Year of Service for purposes of Vesting, the following number of Hours of Service must be completed during the vesting computation period (check one):

     h.   ( ) 1000.

     i.   ( ) 750.

     j.   ( ) Other ---------------- (Cannot specify more than 1000).

BENEFIT ACCRUAL. To be entitled to an allocation of the Employer's contribution, the accrual computation period shall be based on (check either k. or l.):

     k.   ( ) Plan Year.

     l.   ( ) 12-month period beginning .

To complete a Year of Service for purposes of Benefit Accrual, the following number of Hours of Service must be completed during the accrual computation period (check one):

     m.   ( ) 501.

     n.   ( ) Other ----------------- (Cannot specify more than 501).

1-YEAR BREAK IN SERVICE. The number of Hours of Service required to avoid a 1-Year Break in Service shall be (checked either o. or p.):

     o.   ( ) 501 Hours of Service.

     p.   ( ) Other ---------------- (Cannot specify more than 501).

D4 CONDITIONS OF ELIGIBILITY (Plan Section 3.1). Any Eligible Employee may become an Active Participant under the Plan if such Eligible Employee has satisfied the age and service requirements, if any, specified below (Check either a. OR b. and c., and if applicable, d.):

     a.   ( ) NO AGE OR SERVICE REQUIRED.

     b. ( ) SERVICE REQUIREMENT. (May not exceed 2 Years of Service. If more than 1 Year of Service is required, 100% immediate vesting is mandatory.)

          1.   ( ) N/A - No service requirement.

          2.   ( ) 1/2 Year of Service.

          3.   ( ) 1 Year of Service.

          4.   ( ) 11/2Years of Service.

          5.   ( ) 2 Years of Service.

          6.   ( ) Other .

NOTE: If the service requirement selected is other than a whole number of Years of Service, an Employee will not be required to complete any specified number of Hours of Service to satisfy such service requirement.

     c.   ( ) AGE REQUIREMENT (may not exceed 21).

          1.   ( ) N/A - No age requirement.

          2.   ( ) 20 1/2 .

          3.   ( ) 21.

          4.   ( ) Other ------------- .

     d. ( ) FOR NEW PLANS ONLY - The age and/or service requirements above are waived as specified below in the case of any Eligible Employee who is employed on (check whichever is applicable):

          1.   ( ) Age requirement only.

          2.   ( ) Service requirement only.

          3.   ( ) Both age and service requirements.


D5 EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.1) An Eligible Employee shall become an Active Participant as of:

     a. ( ) The first day of the Plan Year in which he meets the requirements in D4 above.

     b. ( ) The first day of the Plan Year in which he meets the requirements in D4 above, if he meets such requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he meets such requirements in the last 6 months of the Plan Year.

     c. ( ) The earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he meets the requirements in D4 above.

     d. ( ) The first day of the Plan Year next following the date on which he meets the requirements in D4 above. (Service requirement must be 1/2 Year of Service or less or 1 1/2Years of Service or less if 100% immediate vesting is selected, and age requirement must be 201/2or less.)

     e. ( ) The first day of the month coinciding with or next following the date on which he meets the requirements in D4 above.

     f. ( ) The first day of the Plan Year quarter coinciding with or next following the date on which he meets the requirements in D4 above.

     g.   ( ) Other  -----------------------------------------------  , provided that an Eligible Employee who has satisfied the maximum age and service requirements that are permissible in D4 above, shall become an Active Participant no later than the earlier of (1) 6 months after such requirements are satisfied, or (2) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such date.

D6 VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4 (b)). The vesting schedule, based on number of Years of Service, shall be as follows:

     a. ( ) 100% upon entering Plan. (Required if service requirement in D4 is greater than 1 Year of Service.)

     b. ( )    0-2     years       0%            c. ( )    0-4     years      0%
                 3     years     100%                        5     years    100%

     d. ( )    0-1      year       0%            e. ( )    1        year     25%
                 2     years      20%                      2       years     50%
                 3     years      40%                      3       years     75%
                 4     years      60%                      4       years    100%
                 5     years      80%
                 6     years     100%

     f. ( )    1        year      20%            g. ( )    0-2     years      0%
               2       years      40%                        3     years     20%
               3       years      60%                        4     years     40%
               4       years      80%                        5     years     60%
               5       years     100%                        6     years     80%
                                                             7     years    100%

     h.   ( ) Other. Must be at least as liberal as either c. or g. above.

                    Years of Service          Percentage

D7 FOR AMENDED PLANS (Plan Section 6.4 (f)). If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

     a. ( ) N/A - Vesting schedule has not been amended or amended schedule is more favorable in all years.

     b.   ( )  Years of Service    Percentage





D8 TOP HEAVY VESTING (Plan Section 6.4 (c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall continue to apply whether or not the Plan is a Top Heavy Plan.

     a.   ( ) N/A (D6a., b., d., e. or f. was selected).

     b.   ( ) 0-1      year     0%          c.  ( )  0-2      years        0%
                2     years    20%                     3      years      100%
                3     years    40%
                4     years    60%
                5     years    80%
                6     years   100%

     d.   ( ) Other. Must be at least as liberal as either b. or c. above.

                    Years of Service          Percentage





NOTE: This section does not apply to the Employer Contribution Account of any Participant who does not have an Hour of Service after the Plan becomes a Top Heavy Plan. The Vested percentage of the Employer Contribution Account of such a Participant will be determined without regard to this Section D8.

D9 VESTING (Plan Section 6.4 (h)). In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

     a. ( ) Service prior to the Effective Date of the Plan or a predecessor plan.

     b.   ( ) N/A.

     c. ( ) Service prior to the vesting computation period in which an Employee attains age eighteen.

     d.   ( ) N/A.

D10  PLAN SHALL RECOGNIZE SERVICE WITH ANOTHER EMPLOYER (Plan Section 1.82).

     a.   ( ) No.

     b. ( ) Yes. Service with ------------------------ shall be recognized for the following purposes under the Plan:

          1.   ( ) Eligibility.

          2.   ( ) Vesting.

          3.   ( ) Both eligibility and vesting.

D11  NORMAL RETIREMENT AGE (Plan Section 1.53) means (check one):

     a.   ( ) the date on which a  Participant  attains  age ---- (not to exceed
          65).

     b. ( ) the later of the date a Participant attains age ---- (not to exceed 65) or the first day of the Plan Year in which occurs the (not to exceed fifth) anniversary of the date he became an Active Participant.

     c.   ( )  Other  -------------------------------------  , but  in no  event later than the date a Participant attains age 65 or, if later, the first day of the Plan Year in which occurs the fifth anniversary of the date he became an Active Participant.


D12 EARLY RETIREMENT (Plan Section 1.21) means a Participant's termination of employment occurring on or after (check one):

     a.   ( ) the date on which a Participant attains age ---- .

     b. ( ) date on which a Participant attains age ---- and has completed at least Years of Service for vesting purposes.

     c. ( ) the later of the date on which a Participant attains age ---- or the anniversary of the date on which he first became an Active Participant.

     d. ( ) the later of the date on which a Participant attains age ---- or the ---- anniversary of the date on which he was first credited with an Hour of --------- Service.

     e.   ( )

     f.   ( ) N/A - No Early Retirement provision provided.

CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   a.   COMPENSATION (Plan Section 1.15) shall be based on (check one):

          1. ( ) the 12-month period designated in Section D3 for the purpose of determining a Year of Service for benefit accrual.

          2.   ( ) the Fiscal Year ending during the Plan Year.

          3.   ( ) the calendar year ending during the Plan Year.

     b. For the Plan Year in which an Eligible Employee becomes an Active Participant pursuant to Section 3.1(a) of the Plan, Compensation shall be recognized from. . .

          1.   ( ) the first day of the period selected in a. above.

          2.   ( ) the date the Eligible Employee becomes an Active Participant.

     c. Shall amounts which are not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) be treated as Compensation?

          1.   ( ) Yes.

          2.   ( ) No.

E2   FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION (Plan Section 4.1).

     a. ( ) Discretionary, out of current or accumulated Net Profits, to be determined by the Employer.

     b. ( ) Discretionary, not limited to Net Profits, to be determined by the Employer.

NOTE: If E2b. is selected the excess contribution percentage cannot exceed the Maximum Excess Percentage under Plan Section 1.52. Section E2b. cannot be selected if the annual overall permitted disparity limit under Plan Section 4.9(a) applies.

E3   ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES (Plan Section 4.3).

     The Employer's contributions and Forfeitures, if any, shall be allocated as follows (check either a. or b.):

     a.   ( ) On a non-integrated basis.

     b.   ( ) On an integrated basis.

If b. is selected the integration level will be (check one). . .

     c.   ( ) $ --------- .

     d.   ( ) ---- % of the Taxable Wage Base in effect at the  beginning of the
          12-month   period   designated  in  Section  D3  for  the  purpose  of
          determining a Year of Service for benefit accrual.

     e. ( ) Twenty percent of the Taxable Wage Base in effect at the beginning of the 12-month period designated in Section D3 for the purpose of determining a Year of Service for benefit accrual.

          and the Maximum Excess Percentage will be (check either f. or g.). . .

     f.   ( ) The percentage determined under the Plan.

     g.   ( ) ----- %.

     Shall the allocation of the Employer's contributions and Forfeitures, if any, be done on the assumption that the Plan is a Top Heavy Plan (check either h. or i.)?

     h.   ( ) Yes.

     i.   ( ) No.

E4   LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

     a. If any Active Participant is covered under one or more defined contribution plans maintained by the Employer or any Affiliated Employer, all of which are Prototype Plans, or under a welfare benefit fund, as defined in code Section 419(e), or an individual medical account, as defined in code Section 415(1)(2), then the Excess Amount attributed to this Plan shall equal. . .

          1.   ( ) N/A.

          2.   ( ) The product of:

               (i) The total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Code Section 415), times

               (ii) the ratio of (A) the amount  allocated to the Participant as of such date under this Plan divided by (B) the total amount allocated as of such date under this Plan and all such other defined contribution plans (determined without regard to the limitations of Code Section 415).

          3.   ( ) The total Excess Amount.

          4.   ( ) No part of the Excess Amount.

NOTE: If the Employer adopts Paired Plan #002, Paired Plan #003 or both such Paired Plans, the Employer must coordinate its elections under each Adoption Agreement.

     b. If any Active Participant is covered under one or more qualified defined contribution plans maintained by the Employer or an Affiliated Employer which are not Prototype Plans, then. . .

          1.   ( ) N/A.

          2. ( ) The provisions of Section 4.4(b) of the Plan will apply as if the other plan or plans were Prototype Plans.

          3. ( ) Provide the method under which this Plan and such other defined contribution plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amount in a manner that precludes Employer discretion.



     c. If any Participant is or ever has been a participant in a defined benefit plan maintained by the Employer or any Affiliated Employer, then. . .

          1.   ( ) N/A.

          2. ( ) In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Fraction and the Defined Contribution Fraction to exceed
               1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.4(a)(4) of the Plan.

          3. ( ) In any Limitation Year, the Projected Annual Benefit of a Participant under a defined benefit plan may not cause the sum of the Defined Benefit Fraction and the Defined Contribution Fraction to exceed 1.0. If the Projected Annual Benefit of a Participant during the Limitation Year would cause the 1.0 limitation to be exceeded, then the Projected Annual Benefit shall be reduced so that the sum of the fractions does not exceed 1.0.

          4. ( ) Provide the method under which this Plan and any defined benefit plan will satisfy the 1.0 limitation in a manner that precludes Employer discretion.


E5 DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h)). Distributions upon the death of a Participant prior to receiving any benefits shall (check one). .

     a.   ( ) be made pursuant to the election of the Beneficiary.

     b. ( ) begin within one year of death for a designated Beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such Beneficiary, except that if the Beneficiary is the Participant's spouse, within the time the Participant would have attained age 70 1/2.

     c.   ( ) be made within 5 years of death for all Beneficiaries.

     d.   ( ) other

E6   LIFE   EXPECTANCIES   (Plan   Sections   6.5(d)  and  6.6(h))  for  minimum
     distributions required pursuant to Code Section 401(a)(9) shall (check one). . .

     a. ( ) be recalculated at the election of the Participant or his spouse, as the case may be.

     b.   ( ) be recalculated.

     c.   ( ) not be recalculated.

E7 CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION (Plan Section 6.5(c)(1)). Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied (check one):

     a. ( ) N/A. Immediate distributions may be made at the Participant's election.

     b.   ( ) The Participant has incurred ----- 1-Year Break(s) in Service.

     c.   ( ) The Participant has satisfied the conditions for Early Retirement,
          has  attained  Normal   Retirement  Age  or  has  become  Totally  and
          Permanently Disabled.

     d. ( ) The Participant's Vested Accrued Benefit under the Plan is less than $ ------ . If the Participant's Vested Accrued Benefit exceeds such amount, then no distribution shall be made until the Participant has satisfied the conditions for Early Retirement, has attained Normal Retirement Age or has become Totally and Permanently Disabled.

     e.   ( ) Other ----------------------------------------

NOTE: Regardless of the above, for a Participant whose Vested Accrued Benefit is $3,500 or less, the Plan provides for immediate payment of his Vested Accrued Benefit.

E8 FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6). Distributions under the Plan may be made. . .

     a.   1. ( ) in lump sums.

          2.   ( ) in lump sums or installments.

     b.   AND, pursuant to Plan Secton 6.13,

          1. ( ) no annuities are allowed (avoids Joint and Survivor Annuity rules).

          2.   ( ) annuities are allowed (Plan Section 6.13 shall not apply).


NOTE: b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distributions.

     c.   AND may be made in. . .

          1.   ( ) cash only (except for annuity contracts).

          2.   ( ) cash or property.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS/DEFINED BENEFIT PLAN (Plan Section 4.3(d)). When a Non-Key Employee is an Active Participant in this Plan and a participant in a defined benefit plan maintained by the Employer or an Affiliated Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits and contributions (check one).

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.

     b. ( ) N/A; this Plan and the defined benefit plan will both provide top heavy minimum contributions and benefits.

     c. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's 415 Compensation shall be provided in this Plan.

     d. ( ) A top heavy minimum benefit shall be provided under the defined benefit plan.

     e. ( ) Specify the method under which this Plan and such other defined benefit plan will provide top heavy minimum benefits or contributions for Non-Key Employees that will preclude Employer discretion.



F2 ENHANCED MINIMUMS (Plan Section 4.4(e)). When the Employer, an Affiliated Employer or both maintained a defined benefit plan, indicate whether this Plan or the defined benefit plan will provide an e - nhanced top heavy minimum benefit or contribution in order to preserve the use of 1.25 in the computation of the denominator of the Defined Benefit Fraction and Defined Contribution Fraction (check one):

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.

     b. ( ) N/A; an enhanced top heavy minimum benefit or contribution will not be provided.

     c. ( ) The enhanced top heavy minimum contribution will be provided in this Plan.

     d. ( ) The enhanced top heavy minimum benefit will be provided in the defined benefit plan.

F3 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2). Where the Employer or an Affiliated Employer maintains a defined benefit plan in addition to this Plan, the present value of accrued benefits under the defined benefit plan shall be determined on the basis of the following assumptions:

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.

     b.   ( ) Preretirement Interest Rate
              Postretirement Interest Rate -----------
              Preretirement Mortality -----------
              Postretirement Mortality ------------

F4   TOP HEAVY DUPLICATIONS/DEFINED CONTRIBUTION PLAN (Plan Section 4.3(d)).

     When a Non-Key Employee is an Active Participant in this Plan and is a participant in another defined contribution plan (other than a Paired Plan) maintained by the Employer or an Affiliated Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum contributions.

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains another defined contribution plan (other than a Paired Plan).

     b. ( ) N/A; this Plan and such other defined contribution plan will both provide top heavy minimum contributions.

     c.   ( ) The top heavy minimum contribution shall be provided in this Plan.

     d. ( ) The top heavy minimum contribution shall be provided in such other defined contribution plan.

     e. ( ) Specify the method under which the Plan and such other defined contribution plan will provide top heavy minimum contributions for Non-Key Employees that will preclude Employer discretions.


F5 TOP HEAVY MINIMUM CONTRIBUTIONS (Plan Section 4.3(d)) shall be provided (check either a. or b.). . .

     a.   ( ) only to Non-Key Employees.

     b.   ( ) without  regard to  whether  an  Active  Participant  is a Non-Key
          Employee.

MISCELLANEOUS

G1 LOANS TO PARTICIPANTS (Plan Section 7.5).

     a.   ( ) Yes, loans may be made.

     b. ( ) Yes, loans may be made but only in the event of a financial hardship.

     c.   ( ) No, loans may not be made.

If YES, must the loan be for a minimum amount (check either d. or e.)?

     d. ( ) Yes. The minimum loan amount must be $ ------- (insert dollar amount not greater than $1000).

     e.   ( ) No.

     If loans are permitted, can a Participant have more than one loan outstanding at the same time (check either f. or g.)?

     f.   ( ) Yes.

     g.   ( ) No.

G2   PARTICIPANT INVESTMENT OF ACCOUNTS (Plan Section 7.4).

a. ( ) No, Participants are not permitted to direct the investment of their Accounts.

b. ( ) Yes, Participants are permitted to direct the investment of their Accounts, but only if they have attained age ----. (Indicate age or N/A, if attainment of a certain age is not required.)

     If YES, Participant direction extends to all Accounts except for the Accounts checked below:

     c.   ( ) Employer Contribution Account.

     d.   ( ) Rollover Account.

     e.   ( ) Voluntary Contribution Account.

     f.   ( ) Qualified Voluntary Employee Contribution Account.

     g.   ( ) Mandatory Contribution Account.


NOTE: INVESTMENT OF THE TRUST FUND IS RESTRICTED TO AAL MUTUAL FUNDS OR SUCH OTHER INVESTMENTS PERMITTED BY AAL CAPITAL MANAGEMENT CORPORATION (PLAN SECTION 7.2).

G3 TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.5).

     a. ( ) Yes, transfers from qualified plans (and rollovers) will be allowed.

     b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.

If YES, withdrawals from a Participant's Rollover Account shall. . .

     c.   ( ) be permitted.

     d.   ( ) not be permitted.

G4   HARDSHIP DISTRIBUTIONS (Plan Section 6.11).

     a.   ( ) Yes, hardship distributions are permitted.

     b.   ( ) No, hardship distributions are not permitted.

G5   IN-SERVICE DISTRIBUTIONS (Plan Section 6.10).

     a.   ( ) Yes, in-service distributions are permitted.

     b.   ( ) Yes,  in-service  distributions  are  permitted,  but  only if the
          Participant   has  attained  age  ----  .

     c.   ( ) Yes,  in-service  distributions  are permitted,  but only upon the
          occurrence        of       the        following        circumstance(s)
          ------------------------------- .

     d.   ( ) No, in-service distributions are not permitted.

An Employer who has ever maintained or who later adopts any plan in addition to this Plan (including a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code Section 419A(d)(3), or an individual medical account, as defined in Code Section 415(1)(2)) (other than Paired Plans) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that this Plan is qualified, application for a determination letter should be made to the appropriate Key District Office.

The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code
Section 401 unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Code Sections 401(a)(4), 401(a)(17), 401(1), 401(a)(5), 410(b) and 414(s), as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such other date on which these requirements first become effective with respect to this Plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the Plan constitute such an interpretation.


This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. This Adoption Agreement and the Basic Plan Document shall together be known as The AAL Mutual Funds Standardized Profit Sharing Plan #001.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

AAL Capital Management Corporation will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by AAL Capital Management Corporation or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify AAL Captial Managment Corporation of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this day of , 19 . Furthermore, this Plan may not be used unless acknowledged by AAL Capital Management Corporation or its authorized representative.

EMPLOYER:                                    TRUSTEE:
          (enter name)                                 (enter name)

By:                                          By:


PARTICIPATING EMPLOYER:
                         (enter name)

By:


This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of AAL Capital Management Corporation has acknowledged the use of the Plan. Such acknowledgment is for ministerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

         AAL Capital Management Corporation

         By:






AAL Capital Management Corporation
222 W. College Ave.
Appleton, WI 54919
(414) 734-5721

                             ADOPTION AGREEMENT FOR
                         THE AAL MUTUAL FUNDS PROTOTYPE
                           STANDARDIZED MONEY PURCHASE
                                 PLAN AND TRUST
                            (WITH PAIRING PROVISIONS)


         The undersigned Employer adopts The AAL Mutual Funds Standardized Money Purchase Plan for those Employees who shall qualify as Participants hereunder, to be known as the

A1
         (Enter Plan Name)

The Plan shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1       NAME OF EMPLOYER

B2       ADDRESS
                                        City         State      Zip

B3       NAME(S) OF TRUSTEE(S)



NOTE: The Trustee has all investment decision making responsibility unless the Trustee is Emjay Corporation, in which case the Employer has all investment decision making responsibility.

B4       ADDRESS OF TRUSTEE(S)           a.  (   ) Use Employer Address.

         b.  (   )
                     Street

                     City            State           Zip


B5 EMPLOYER FISCAL YEAR means the 12 consecutive month period commencing on ------------- (e.g., January 1) and ending on ------------------
             month  day                                     month    day


Copyright 1995 AAL Capital Management Corporation

PLAN INFORMATION

C1   EFFECTIVE DATE

         This Adoption Agreement for The AAL Mutual Funds Standardized Money Purchase Plan and Trust shall:

     a. ( ) establish a new Plan effective as of (hereinafter called the "Effective Date").

     b. ( ) constitute an amendment and restatement in its entirety of a previously established qualified Plan of the Employer which was effective (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is .

C2       PLAN YEAR means the 12 consecutive month period commencing on ---------------- (e.g., January 1) and ending on ----------------
              month   day                                      month   day


         IS THERE A SHORT PLAN YEAR?


         a.       (  ) No.
         b.       (  ) Yes, beginning ------------------------
                                       month     day     year

                            and ending -------------------------
                                        month     day     year

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date).

         ---------------------------
              month      day

C4   NAME OF PLAN ADMINISTRATOR. ( Document provides for the Employer to appoint
     an  Administrator.   If  none  is  named,  the  Employer  will  become  the
     Administrator.)

         a.       (  )     Employer  (Use Employer Address).

         b.       (  )     Name

                           Address

                                        City            State          Zip

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1   ELIGIBLE EMPLOYEES (Plan Section 1.24) shall mean:

     a.   ( ) all Employees.

     b.   ( ) all Employees except those checked below:

          1.   ( )  Employees  included  in a unit  of  Employees  covered  by a collective bargaining agreement between the Employer and "employee representatives" , if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in Regulation Section 1.410 (b)-9. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

          2. ( ) Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

NOTE: The term "Employee" includes any individual employed by an Affiliated Employer or a Leased Employee.

D2 HOURS OF SERVICE (Plan Section 1.42) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. ( ) On the basis of actual hours for which an Employee is paid or entitled to payment.

     b. ( ) On the basis of days worked. An Employee will be credited with 10 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the day.

     c. ( ) On the basis of weeks worked. An Employee will be credited with 45 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the week.

     d. ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with 95 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the semi-monthly payroll period.

     e. ( ) On the basis of months worked. An Employee will be credited with 190 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the month.

D3   YEAR OF  SERVICE  (Plan  Section  1.82) and 1-YEAR  BREAK IN SERVICE  (Plan
     Section 1.55) will be determined as follows:

ELIGIBILITY. If the Plan provides for a service requirement of 1 Year or 2 Years of Service the eligibility computation periods following the initial eligibility computation period shall be based on (check either a. or b.):

     a.   ( ) Anniversary of the initial eligibility computation period.

     b.   ( ) Plan Year.

To complete a Year of Service for purposes of Eligibility, the following number of Hours of Service must be completed during the eligibility computation period (check one):

     c.   ( ) 1000.

     d.   ( ) 750.

     e.   ( ) Other ---------------
                    (Cannot specify more than 1000).

VESTING. To determine the Vested percentage of a Participant's Accrued Benefit, the vesting computation period shall be based on (check either f. or g.):

     f.   ( ) Plan Year.

     g.   ( ) 12-month period beginning ---------------.

To complete a Year of Service for purposes of Vesting, the following number of Hours of Service must be completed during the vesting computation period (check one):

     h.   ( ) 1000.

     i.   ( ) 750.

     j.   ( ) Other -------------------
                    (Cannot specify more than 1000).

BENEFIT ACCRUAL. To be entitled to an allocation of the Employer's contribution, the accrual computation period shall be based on (check either k. or l.):

     k.   ( ) Plan Year.

     l.   ( ) 12-month period beginning ---------------- .

To complete a Year of Service for purposes of Benefit Accrual, the following number of Hours of Service must be completed during the accrual computation period (check one):

     m.   ( ) 501.

     n.   ( ) Other -------------
                    (Cannot specify more than 501).

1-YEAR BREAK IN SERVICE. The number of Hours of Service required to avoid a 1-Year Break in Service shall be (checked either o. or p.):

     o.   ( ) 501 Hours of Service.

     p.   ( ) Other -------------
                    (Cannot specify more than 501).

D4 CONDITIONS OF ELIGIBILITY (Plan Section 3.1). Any Eligible Employee may become an Active Participant under the Plan if such Eligible Employee has satisfied the age and service requirements, if any, specified below (Check either a. OR b. and c., and if applicable, d.):

     a.   ( ) NO AGE OR SERVICE REQUIRED.

     b. ( ) SERVICE REQUIREMENT. (May not exceed 2 Years of Service. If more than 1 Year of Service is required, 100% immediate vesting is mandatory.)

          1.       (   )   N/A - No service requirement.
          2.       (   )   1/2 Year of Service.
          3.       (   )   1 Year of Service.
          4.       (   )   11/2Years of Service.
          5.       (   )   2 Years of Service.
          6.       (   )   Other --------------


NOTE: If the service requirement selected is other than a whole number of Years of Service, an Employee will not be required to complete any specified number of Hours of Service to satisfy such service requirement.

     c.   ( ) AGE REQUIREMENT (may not exceed 21).

          1.       (   )   N/A - No age requirement.
          2.       (   )   201/2.
          3.       (   )   21.
          4.       (   )   Other ----------------

     d. ( ) FOR NEW PLANS ONLY - The age and/or service requirements above are waived as specified below in the case of any Eligible Employee who is employed on ------------------ (check whichever is applicable):

          1.       (   )   Age requirement only.
          2.       (   )   Service requirement only.
          3.       (   )   Both age and service requirements.

D5 EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.1) An Eligible Employee shall become an Active Participant as of:

     a. ( ) The first day of the Plan Year in which he meets the requirements in D4 above.

     b. ( ) The first day of the Plan Year in which he meets the requirements in D4 above, if he meets such requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he meets such requirements in the last 6 months of the Plan Year.

     c. ( ) The earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he meets the requirements in D4 above.

     d. ( ) The first day of the Plan Year next following the date on which he meets the requirements in D4 above. (Service requirement must be 1/2 Year of Service or less or 1 1/2Years of Service or less if 100% immediate vesting is selected, and age requirement must be 20 1/2or less.)

     e. ( ) The first day of the Plan Year or the first day of any month thereafter coinciding with or next following the date on which he meets the requirements in D4 above.

     f. ( ) The first day of the Plan Year quarter coinciding with or next following the date on which he meets the requirements in D4 above.

     g.   ( ) Other  -----------------------------------------  provided that an
          Eligible Employee who has satisfied the maximum age and service requirements that are permissible in D4 above, shall become an Active Participant no later than the earlier of (1) 6 months after such requirements are satisfied, or (2) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such date.

D6 VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4 (b)). The vesting schedule, based on number of Years of Service, shall be as follows:

     a.  (   )   100% upon entering Plan.  (Required if service requirement in
                 D4 is greater than 1 Year of Service.)

     b.  (   )   0-2     years     0%         c.    (   )   0-4    years      0%
                   3     years   100%                         5    years    100%

     d.  (   )   0-1     year     0%          e.    (   )     1     year     25%
                   2     years    20%                         2    years     50%
                   3     years    40%                         3    years     75%
                   4     years    60%                         4    years    100%
                   5     years    80%
                   6     years   100%

     f.  (   )   1       year     20%         g.    (   )   0-2    years      0%
                 2       years    40%                         3    years     20%
                 3       years    60%                         4    years     40%
                 4       years    80%                         5    years     60%
                 5       years   100%                         6    years     80%
                                                              7    years    100%

     h.  (   )   Other.  Must be at least as liberal as either c. or g. above.

                 Years of Service          Percentage

D7 FOR AMENDED PLANS (Plan Section 6.4 (f)). If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

     a. ( ) N/A - Vesting schedule has not been amended or amended schedule is more favorable in all years.

     b.   ( )       Years of Service         Percentage



D8 TOP HEAVY VESTING (Plan Section 6.4 (c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall continue to apply whether or not the Plan is a Top Heavy Plan.

     a.   ( )  N/A (D6a., b., d., e. or f. was selected).

     b.   ( )  0-1      year     0%         c.   ( )  0-2    years       0%
                 2     years    20%                     3    years     100%
                 3     years    40%
                 4     years    60%
                 5     years    80%
                 6     years   100%

     d.   ( ) Other.  Must be at least as liberal as either b. or c. above.

                      Years of Service          Percentage




NOTE: This section does not apply to the Employer Contribution Account of any Participant who does not have an Hour of Service after the Plan becomes a Top Heavy Plan. The Vested percentage of the Employer Contribution Account of such a Participant will be determined without regard to this Section D8.

D9 VESTING (Plan Section 6.4 (h)). In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

     a.   (  )     Service prior to the Effective Date of the Plan or a
                   predecessor plan.                           b.  (  )    N/A.
     c.   (  )     Service prior to the vesting computation period in which an
                   Employee attains age eighteen.              d.  (  )    N/A.

D10  PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER (Plan Section 1.82).

     a.   ( ) No.

     b. ( ) Yes. Service with shall be recognized for the following purposes under the Plan:

          1.       (  )    Eligibility.
          2.       (  )    Vesting.
          3.       (  )    Both eligibility and vesting.

D11  NORMAL RETIREMENT AGE (Plan Section 1.53) means (check one):

     a.   ( ) the date on which a Participant attains age --- (not to exceed 65)

     b.   ( ) the later of the date a Participant attains age --- (not to exceed
          65) or the first day of the Plan Year in which occurs the --- (not to exceed fifth) anniversary of the date he became an Active Participant.

     c.   ( )  Other  ---------------------------------------,  but in no  event later than the date a Participant attains age 65 or, if later, the first day of the Plan Year in which occurs the fifth anniversary of the date he became an Active Participant.


D12 EARLY RETIREMENT (Plan Section 1.21) means a Participant's termination of employment occurring on or after (check one):

     a.   ( ) the date on which a Participant attains age ---.

     b. ( ) date on which a Participant attains age --- and has completed at least --- Years of Service for vesting purposes.

     c. ( ) the later of the date on which a Participant attains age --- or the --- anniversary of the date on which he first became an Active Participant.

     d. ( ) the later of the date on which a Participant attains age --- or the --- anniversary of the date on which he was first credited with an Hour of Service.

     e.   ( )

     f.   ( ) N/A - No Early Retirement provision provided.


CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1    a.   COMPENSATION (Plan Section 1.15) shall be based on (check one):

          1. ( ) the 12-month period designated in Section D3 for the purpose of determining a Year of Service for benefit accrual.

          2.   ( ) the Fiscal Year ending during the Plan Year.

          3.   ( ) the calendar year ending during the Plan Year.

     b. For the Plan Year in which an Eligible Employee becomes an Active Participant pursuant to Section 3.1(a) of the Plan, Compensation shall be recognized from. . .

          1.   ( ) the first day of the period selected in a. above.

          2.   ( ) the date the Eligible Employee becomes an Active Participant.

     c. Shall amounts which are not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) be treated as Compensation?

          1.   ( ) Yes.

          2.   ( ) No.

E2 FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION (Plan Section 4.1). The Employer's contribution shall be (checked either a. or b.)...

     a.   ( ) ---- % of each Active Participant's Compensation.

     b.   (  )  ----  %  (base   contribution   percentage)   of   each   Active
          Participants's Compensation, plus % (excess contribution percentage) of each Active Participant's Compensation in excess of (check one)...

          1.   ( ) $------- .

          2. ( ) ---- % of the Taxable Wage Base in effect at the beginning of the 12-month period designated in Section D3 for the purpose of determining a Year of Service for benefit accrual.

          3. ( ) Twenty percent of the Taxable Wage Base in effect at the beginning of the 12-month period designated in Section D3 for the purpose of determinig a Year of Service for benefit accrual.

NOTE: If E2b. is selected the excess contribution percentage cannot exceed the Maximum Excess Percentage under Plan Section 1.52. Section E2b. cannot be selected if the annual overall permitted disparity limit under Plan Section 4.9(a) applies.

E3   FORFEITURES (Plan Section 4.3 (c)).

     a.   (  )   Forfeitures   shalll   be  used  to   reduce   the   Employer's
          contributionunder the plan.

     b. ( ) Forfeitures shall be allocated to all Active Participants entitles to an allocation for the Plan Year in the proportion that each Active Participant's Compensation bears to the Compensation of all Active Participants.

E4   LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

     a. If any Active Participant is covered under one or more defined contribution plans maintained by the Employer or any Affiliated Employer, all of which are Prototype Plans, or under a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(1)(2), then the Excess Amount attributed to this Plan shall equal. . .

          1.   ( ) N/A.

          2.   ( ) The product of:

               (i) The total Excess Amount  allocated as of such date (including
               any  amount  which  would  have  been   allocated   but  for  the
               limitations of Code Section 415), times

               (ii) the ratio of (A) the amount allocated to the Participant as of such date under this Plan divided by (B) the total amount allocated as of such date under this Plan and all such other defined contribution plans (determined without regard to the limitations of Code Section 415).

          3.   ( ) The total Excess Amount.

          4.   ( ) No part of the Excess Amount.

NOTE: If the Employer adopts Paired Plan #001, Paired Plan #003 or both such Paired Plans, the Employer must coordinate its elections under each Adoption Agreement.

     b. If any Active Participant is covered under one or more qualified defined contribution plans maintained by the Employer or an Affiliated Employer which are not Prototype Plans, then. . .

          1.   ( ) N/A.

          2. ( ) The provisions of Section 4.4(b) of the Plan will apply as if the other plan or plans were Prototype Plans.

          3. ( ) Provide the method under which this Plan and such other defined contribution plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amount in a manner that precludes Employer discretion.


     c. If any Participant is or ever has been a participant in a defined benefit plan maintained by the Employer or any Affiliated Employer, then. . .

          1.   ( ) N/A.

          2. ( ) In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Fraction and the Defined Contribution Fraction to exceed
               1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.4(a)(4) of the Plan.

          3. ( ) In any Limitation Year, the Projected Annual Benefit of a Participant under a defined benefit plan may not cause the sum of the Defined Benefit Fraction and the Defined Contribution Fraction to exceed 1.0. If the Projected Annual Benefit of a Participant during the Limitation Year would cause the 1.0 limitation to be exceeded, then the Projected Annual Benefit shall be reduced so that the sum of the fractions does not exceed 1.0.

          4. ( ) Provide the method under which this Plan and any defined benefit plan will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

E5 DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h)). Distributions upon the death of a Participant prior to receiving any benefits shall (check one). .


     a.   ( ) be made pursuant to the election of the Beneficiary.

     b. ( ) begin within one year of death for a designated Beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such Beneficiary, except that if the Beneficiary is the Participant's spouse, within the time the Participant would have attained age 70 1/2.

     c.   ( ) be made within 5 years of death for all Beneficiaries.


E6   LIFE   EXPECTANCIES   (Plan   Sections   6.5(d)  and  6.6(h))  for  minimum
     distributions required pursuant to Code Section 401(a)(9) shall (check one). . .

     a. ( ) be recalculated at the election of the Participant or his spouse, as the case may be.

     b.   ( ) be recalculated.

     c.   ( ) not be recalculated.

E7 CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION (Plan Section 6.5(c)(1)). Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied (check one):

     a. ( ) N/A. Immediate distributions may be made at the Participant's election.

     b. ( ) The first day of the Plan Year following the Plan Year in which the Participant has incurred ----- 1-Year Break(s) in Service.

     c. ( ) The Participant's ----- anniversary of his termination of employment.

     d. ( ) The first day of the Plan Year following the Plan Year in which occurs the Participant's ----- anniversary of his termination of employment.

     e. ( ) The day on which the Participant attains age --- (age inserted cannot be later than Normal Retirement Age).

     f.   ( ) The Participant has satisfied the conditions for Early Retirement,
          has  attained  Normal   Retirement  Age  or  has  become  Totally  and
          Permanently Disabled.

     g. ( ) The Particiapnt's Vested Accurred Benefit under the Plan is not greater than $ ------. If his Vested Accrued Benefit exceeds such amount, then no distribution shall be made until the Participant has satisfied the conditions for Early Retirement, has attained Normal Retirement Age or has become Totally and Permanently Disabled.

NOTE: Regardless of the above, for a Participant whose Vested Accrued Benefit is $3,500 or less, the Plan provides for immediate payment of his Vested Accrued Benefit.

E8 FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6). Distributions under the Plan may be made in annuites and. . .

     a.   ( ) N/A - no other forms are available

     b.   ( ) in lump sums.

     c.   ( ) in lump sums or installments.

         AND may be made in...

     d.   ( ) cash only (except for annuity contracts).

     e.   ( ) cash or property.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS/DEFINED BENEFIT PLAN (Plan Section 4.3(d)). When a Non-Key Employee is an Active Participant in this Plan and a participant in a defined benefit plan maintained by the Employer or an Affiliated Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits and contributions (check one).

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.

     b. ( ) N/A; this Plan and the defined benefit plan will both provide top heavy minimum contributions and benefits.

     c. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's 415 Compensation shall be provided in this Plan.

     d. ( ) A top heavy minimum benefit shall be provided under the defined benefit plan.

     e. ( ) Specify the method under which this Plan and such other defined benefit plan will provide top heavy minimum benefits or contributions for Non-Key Employees that will preclude Employer discretion.




F2 ENHANCED MINIMUMS (Plan Section 4.4(e)). When the Employer, an Affiliated Employer or both maintain a defined benefit plan, indicate whether this Plan or the defined benefit plan will provide an enhanced top heavy minimum benefit or contribution in order to preserve the use of 1.25 in the computation of the denominator of the Defined Benefit Fraction and Defined Contribution Fraction (check one):

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.

     b. ( ) N/A; an enhanced top heavy minimum benefit or contribution will not be provided.

     c. ( ) The enhanced top heavy minimum contribution will be provided in this Plan.

     d. ( ) The enhanced top heavy minimum benefit will be provided in the defined benefit plan.

F3 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2). Where the Employer or an Affiliated Employer maintains a defined benefit plan in addition to this Plan, the present value of accrued benefits under the defined benefit plan shall be determined on the basis of the following assumptions:

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.

     b.   ( ) Preretirement Interest Rate
              Postretirement Interest Rate
              Preretirement Mortality
              Postretirement Mortality

F4 TOP HEAVY DUPLICATIONS/DEFINED CONTRIBUTION PLAN (Plan Section 4.3(d)). When a Non-Key Employee is an Active Participant in this Plan and is a participant in another defined contribution plan (other than a Paired Plan) maintained by the Employer or an Affiliated Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum contributions.

     a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains another defined contribution plan (other than a Paired Plan).

     b. ( ) N/A; this Plan and such other defined contribution plan will both provide top heavy minimum contributions.

     c.   ( ) The top heavy minimum contribution shall be provided in this Plan.

     d. ( ) The top heavy minimum contribution shall be provided in such other defined contribution plan.

     e. ( ) Specify the method under which the Plan and such other defined contribution plan will provide top heavy minimum contributions for Non-Key Employees that will preclude Employer discretions.



F5 TOP HEAVY MINIMUM CONTRIBUTIONS (Plan Section 4.3(d)) shall be provided (check either a. or b.). . .

     a.   ( ) only to Non-Key Employees.

     b.   ( ) without  regard to  whether  an  Active  Participant  is a Non-Key
          Employee.

MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.5).

     a.   ( ) Yes, loans may be made.

     b. ( ) Yes, loans may be made but only in the event of a financial hardship.

     c.   ( ) No, loans may not be made.

     If YES, must the loan be for a minimum amount (check either d. or e.)?

     d. ( ) Yes. The minimum loan amount must be $----- (insert dollar amount not greater than $1000).

     e.   ( ) No.

     If loans are permitted, can a Participant have more than one loan outstanding at the same time (check either f. or g.)?

     f.   ( ) Yes.

     g.   ( ) No.

G2   PARTICIPANT INVESTMENT OF ACCOUNTS (Plan Section 7.4).

     a. ( ) No, Participants are not permitted to direct the investment of their Accounts.

     b. ( ) Yes, Participants are permitted to direct the investment of their Accounts, but only if they have attained age -----. (Indicate age or N/A, if attainment of a certain age is not required.)

     If YES, Participant direction extends to all Accounts except for the Accounts checked below:

     c.   ( ) Employer Contribution Account.

     d.   ( ) Rollover Account.

     e.   ( ) Voluntary Contribution Account.

     f.   ( ) Qualified Voluntary Employee Contribution Account.

     g.   ( ) Mandatory Contribution Account.


NOTE: INVESTMENT OF THE TRUST FUND IS RESTRICTED TO AAL MUTUAL FUNDS OR SUCH OTHER INVESTMENTS PERMITTED BY AAL CAPITAL MANAGEMENT CORPORATION (PLAN SECTION 7.2).

G3   TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.5).

     a. ( ) Yes, transfers from qualified plans (and rollovers) will be allowed.

     b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.

     If YES, withdrawals from a Participant's Rollover Account shall. . .

     c.   ( ) be permitted.

     d.   ( ) not be permitted.

G4   IN-SERVICE DISTRIBUTIONS (Plan Section 6.10).

     a.   ( ) Yes, in-service distributions are permitted.

     b.   ( ) No, in-service distributions are not permitted.

 Note:    If  a.  is  selected,   distributions  may  be  made  only  after  the
          Participant has attained Normal Retirement Age.

                                                                        -
An Employer who has ever maintained or who later adopts any plan in addition to this Plan (including a welfare benefit fund, as defin - ed in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code Section 419A(d)(3), or an individual medical account, as defined in Code Section 415(1)(2)) (other than Paired Plans #001, #003) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that this Plan is qualified, application for a determination letter should be made to the appropriate Key District Office.

The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code
Section 401 unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Code Sections 401(a)(4), 401(a)(17), 401(1), 401(a)(5), 410(b) and 414(s), as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such other date on which these requirements first become effective with respect to this Plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the Plan constitute such an interpretation.


This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. This Adoption Agreement and the Basic Plan Document shall together be known as The AAL Mutual Funds Standardized Money Purchasing Plan #002.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

AAL Capital Management Corporation will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by AAL Capital Management Corporation or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify AAL Captial Managment Corporation of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this day of -------, 19-- . Furthermore, this Plan may not be used unless acknowledged by AAL Capital Management Corporation or its authorized representative.

EMPLOYER:                                   TRUSTEE:
          (enter name)                                 (enter name)


By:                                         By:


PARTICIPATING EMPLOYER:
                         (enter name)


By:


This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of AAL Capital Management Corporation has acknowledged the use of the Plan. Such acknowledgment is for ministerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

         AAL Capital Management Corporation

         By:









AAL Capital Managemant Corporation
222 W. College Avenue
Appleton, WI 54919
(414) 734-5721

                             ADOPTION AGREEMENT FOR
                         THE AAL MUTUAL FUNDS PROTOTYPE
                       STANDARDIZED 401(k) PROFIT SHARING
                                 PLAN AND TRUST
                            (WITH PAIRING PROVISIONS)


     The undersigned Employer adopts The AAL Mutual Funds Standardized 401(k) Profit Sharing Plan for those Employees who shall qualify as Participants hereunder, to be known as the

A1
         (Enter Plan Name)

The Plan shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1       NAME OF EMPLOYER

B2       ADDRESS
                              City              State          Zip

B3       NAME(S) OF TRUSTEE(S)



NOTE: The Trustee has all investment decision making responsibility unless the Trustee is Emjay Corporation, in which case the Employer has all investment decision making responsibility.

B4       ADDRESS OF TRUSTEE(S)                 a.  (    ) Use Employer Address.

         b.       (   )
                              Street

                              City              State          Zip

B5 EMPLOYER FISCAL YEAR means the 12 consecutive month period commencing on ---------------- (e.g., January 1) and ending on ------------------.
             month    day                                      month     day

Copyright 1995 AAL Capital Management Corporation

PLAN INFORMATION

C1

EFFECTIVE DATE

     This Adoption Agreement for The AAL Mutual Funds Standardized 401(k) Profit Sharing Plan and Trust shall:

     a. ( ) establish a new Plan effective as of ----------------- (hereinafter called the "Effective Date").

     b. ( ) constitute an amendment and restatement in its entirety of a previously established qualified Plan of the Employer which was effective ------------------- (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is -------------.

C2   PLAN YEAR  means  the 12  consecutive  month  period  commencing on ------------------ (e.g., January 1) and ending on  -----------------.
          month    day                                        month    day


         IS THERE A SHORT PLAN YEAR?
              a.  (  )   No.
              b.  (  )   Yes, beginning -----------------------
                                         month     day     year

                             and ending -----------------------
                                         month     day     year

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date).

     ----------------------
        month       day

C4   NAME OF PLAN ADMINISTRATOR. (Document  provides for the Employer to appoint
     an  Administrator.   If  none  is  named,  the  Employer  will  become  the
     Administrator.)

         a.   (  )  Employer  (Use Employer Address).

         b.   (  )  Name

                    Address
                               City         State          Zip

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1 ELIGIBLE EMPLOYEES (Plan Section 1.24) shall mean:

         a.    (  )   all Employees.
         b.    (  ) all Employees except those checked below:

    1.   (  )  Employees  included  in  a  unit  of  Employees  covered  by a collective bargaining agreement between the Employer and "employee representatives", if retirement benefits were the subject of good faith bargaining and and if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in Regulation Section 1.410 (b)-9. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

    2.   (  )  Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

NOTE: The term "Employee" includes any individual employed by an Affiliated Employer or a Leased Employee.

D2 HOURS OF SERVICE (Plan Section 1.42) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

         a.    (  ) On the basis of actual  hours for which an  Employee is paid or entitled to payment.

         b.    (  ) On the basis of days  worked.  An Employee  will be credited with 10 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the day.

         c.    (  ) On the basis of weeks  worked.  An Employee will be credited with 45 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the week.

         d.    (  ) On the basis of semi-monthly  payroll  periods.  An Employee will be credited with 95 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the semi-monthly payroll period.

         e.    (  ) On the basis of months worked.  An Employee will be credited with 190 Hours of Service if under the Plan such Employee would be credited with at least 1 Hour of Service during the month.

D3   YEAR OF  SERVICE  (Plan  Section  1.82) and 1-YEAR  BREAK IN SERVICE  (Plan
     Section 1.55) will be determined as follows:

     ELIGIBILITY.  If the Plan provides for a service  requirement  of 1 Year of
     Service  the  eligibility   computation   periods   following  the  initial
     eligibility computation period shall be based on (check either a. or b.):

         a.    (  )   Anniversary of the initial eligibility computation period.
         b.    (  )   Plan Year.

To complete a Year of Service for purposes of Eligibility, the following number of Hours of Service must be completed during the eligibility computation period (check one):

         c.    (   )   1000.
         d.    (   )   750.
         e.    (   )   Other ----------------  (Cannot specify more than 1000).

VESTING. To complete a Year of Service for purposes of Vesting, the following number of Hours of Service must be completed during the Plan Year. (check one):

         f.    (   )   1000.
         g.    (   )   750.
         h.    (   )   Other ----------------  (Cannot specify more than 1000).

BENEFIT ACCRUAL. To complete a Year of Service for purposes of benefit accrual, the following number of Hours of Service must be completed during the Plan Year:

         Year End
         Matching/Qualified
         Matching Contributions           ---------


         Discretionary Non-Elective
         Contributions                    ---------


         Year End
         Fixed/Qualified
         Non-Elective Contributions       ---------


Note: If the Plan does not provide a certain form of contribution, leave the line blank. Not more than 501 may be specified.

1-YEAR BREAK IN SERVICE. The number of Hours of Service required to avoid a 1-Year Break in Service shall be (checked either i. or j.):

         i.    (   )   501 Hours of Service.
         j.    (   )   Other --------------- (Cannot specify more than 501).

D4 CONDITIONS OF ELIGIBILITY (Plan Section 3.1). Any Eligible Employee may become an Active Participant under the Plan if such Eligible Employee has satisfied the age and service requirements, if any, specified below (Check either a. OR b. and c., and if applicable, d.):

         a.    (   )   NO AGE OR SERVICE REQUIRED.
         b.    (   )   SERVICE REQUIREMENT.  (May not exceed 1 Year of Service.)
                       1. (   )   N/A - No service requirement.
                       2. (   )   1/2 Year of Service.
                       3. (   )   1 Year of Service.
                       4. (   )   Other ------------------
                         .

         NOTE: If the service requirement selected is other than a 1 Year of Service, an Employee will not be required to complete any specified number of Hours of Service to satisfy such service requirement.

         c.    (   )   AGE REQUIREMENT (may not exceed 21).
                       1. (   )   N/A - No age requirement.
                       2. (   )   201/2.
                       3. (   )   21.
                       4. (   )   Other ------------------
                         .
         d.    (   )   FOR NEW PLANS ONLY - The age and/or service requirements
                       above are waived as specified below in the case of any
                       Eligible Employee who is employed on check whichever is
                       applicable):
                       1. (   )   Age requirement only.
                       2. (   )   Service requirement only.
                       3. (   )   Both age and service requirements.

Note: A new Plan shall include any existing Plan that is amended to add a cash or deferred arrangement under Code Section 401(k).

D5 EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.1) An Eligible Employee shall become an Active Participant as of:

         a.    (  ) The  first  day of the  Plan  Year in  which  he  meets  the requirements in D4 above.

         b.    (  ) The  first  day of the  Plan  Year in  which  he  meets  the requirements in D4 above, if he meets such requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he meets such requirements in the last 6 months of the Plan Year.

         c.    (  ) The  earlier  of the first day of the  seventh  month or the first day of the Plan Year coinciding with or next following the date on which he meets the requirements in D4 above.

         d.    (  ) The first day of the Plan  Year next  following  the date on which he meets the requirements in D4 above. (Service requirement must be 1/2 Year of Service or less and age requirement must be 20 1/2 or less.)

         e.    (  ) The  first  day of the Plan  Year,  or the  first day of any month thereafter coinciding with or next following the date on which he meets the requirements in D4 above.

         f.    (  ) The first day of the Plan Year  quarter  coinciding  with or next following the date on which he meets the requirements in D4 above.

         g.    (  ) Other ------------------------------------------------------
                    provided that an Eligible Employee who has satisfied the maximum age and service requirements that are permissible in D4 above, shall become an Active Participant no later than the earlier of (1) 6 months after such requirements are satisfied, or (2) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such date.

D6 VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4 (b)). The vesting schedule, based on number of Years of Service, shall be as follows:

    a. (   )   100% upon entering Plan.

    b. (   )   0-2    years      0%            c.  (   )   0-4     years      0%
                 3    years    100%                          5     years    100%

    d. (   )   0-1    year       0%            e.  (   )     1     year      25%
                 2    years     20%                          2     years     50%
                 3    years     40%                          3     years     75%
                 4    years     60%                          4     years    100%
                 5    years     80%
                 6    years    100%

    f. (   )   1      year      20%            g.  (   )   0-2     years      0%
               2      years     40%                          3     years     20%
               3      years     60%                          4     years     40%
               4      years     80%                          5     years     60%
               5      years    100%                          6     years     80%
                                                             7     years    100%

    h. (   )   Other.  Must be at least as liberal as either c. or g. above.

                 Years of Service          Percentage





D7 FOR AMENDED PLANS (Plan Section 6.4 (f)). If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

    a.   (  )    N/A - Vesting schedule has not been amended or amended schedule is more favorable in all years.

    b.   (  )    Years of Service          Percentage

D8 TOP HEAVY VESTING (Plan Section 6.4 (c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall continue to apply whether or not the Plan is a Top Heavy Plan.

    a.   (  )    N/A (D6a., b., d., e. or f. was selected).

    b.   (  )    0-1     year      0%        c.    (  )    0-2     years      0%
                   2     years    20%                        3     years    100%
                   3     years    40%
                   4     years    60%
                   5     years    80%
                   6     years   100%

    d.   (  )    Other.  Must be at least as liberal as either b. or c. above.

                 Years of Service          Percentage


NOTE: This section does not apply to the Accounts of any Participant who does not have an Hour of Service after the Plan becomes a Top Heavy Plan. The Vested percentage of the Accounts of such a Participant will be determined without regard to this Section D8.


D9 VESTING (Plan Section 6.4 (h)). In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

    a.   (  )    Service prior to the Effective Date of the Plan or a
                 predecessor plan.                     b.   (  )      N/A.

    c.   (  )    Service prior to the vesting computation period in which an
                 Employee attains age eighteen.        d.   (  )      N/A.

D10  PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER (Plan Section 1.82).

    a.   (  )    No.

    b.   (  )    Yes.  Service with -----------------shall be recognized for the following purposes under the Plan:

                 1.       (  )    Eligibility.
                 2.       (  )    Vesting.
                 3.       (  )    Both eligibility and vesting.

D11  NORMAL RETIREMENT AGE (Plan Section 1.53) means (check one):

    a.   (  )    the date on which a Participant attains age ------
                (not to exceed 65).

    b.   (  )    the later of the date a Participant attains age ------
                 (not to exceed 65) or the first day of the Plan Year in which occurs the ------ (not to exceed fifth) anniversary of the date he became an Active Participant.

    c.   (  )    Other --------------------------------------------------------
                 but in no event later than the date a Participant attains age 65 or, if later, the first day of the Plan Year in which occurs the fifth anniversary of the date he became an Active Participant.

D12 EARLY RETIREMENT (Plan Section 1.21) means a Participant's termination of employment occurring on or after (check one):

    a.   (  )    the date on which a Participant attains age ------

    b.   (  )    date on which a Participant attains age ------
                 and has completed at least ------
                 Years of Service for vesting purposes.

    c.   (  )    the later of the date on which a Participant attains
                 age ------ or the ------- anniversary of the date on which he first became an Active Participant.

    d.   (  )    the later of the date on which a Participant attains age ------
                 or the ------ anniversary of the date on which he was first credited with an Hour of Service.

    e.   (  )    ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------

    f.   (  )    N/A - No Early Retirement provision provided.


CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   COMPENSATION (Plan Section 1.15)

    a. COMPENSATION shall be taken into account from the first day of the Plan Year in which an Eligible Employee becomes an Active Participant pursuant to Section 3.1 (a) of the Plan for the following purposes:

         1.  Discrentionary Non-Elective Contributions. ( ) Yes  ( ) No  ( ) N/A
         2.  Year End Fixed Non-Elective Contributions. ( ) Yes  ( ) No  ( ) N/A
         3.  Year End Matching Contributions.  ( ) Yes  ( ) No  ( ) N/A.

    b. Shall amounts which are not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) be
         treated as Compensation?

         1.   (  )     Yes.
         2.   (  )     No.

E2   DEFERRAL ELECTIONS - ELECTIVE CONTRIBUTIONS (Plan Section 11.3)

    a.   Each Active Participant may elect to have his Compensation reduced by:

         1.   (  )     -------- %.
         2.   (  )     Up to -------- %.
         3.   (  )     From --------- % to --------- %.

         4.   (  )     Up to any percentage which will not cause the amount of
                       Elective  Contributions  allocated  to a  Participant's
                       Elective  Account to exceed the limits of Code Sections
                       402(g) and 415.

    b. An Active Participant may change his deferral election in a. above (check one)...

         1.   (  )     annually, on the first day of the Plan Year.
         2.   (  )     on the first day of the Plan Year and six months
                       following the first day of the Plan Year.
         3.   (  )     on the first day of each quarter of the Plan Year
         4.   (  )     on the first day of each month of the Plan Year.
         5.   (  )     at such times as the Employer may determine.

    c. Shall Active Participants be allowed to make a special deferral election with respect to bonuses?

         1.   (  )     Yes.
         2.   (  )     No.

E3       MATCHING CONTRIBUTIONS (Plan Section11.1(a) (2)).

    a.   Shall the Employer make Matching Contributions ?

         1.   (  )     Yes.
         2.   (  )     No.

    b. If the Employer shall make Matching contributions, on what basis shall such contributions be made (check one)?

         1.   (  )     Ongoing.
         2.   (  )     Year end.
         3.   (  )     Both ongoing and year end.

Note: Matching contributions made on an ongoing basis are allocated when made and without regard to whether an Active Participant has completed a Year of Service or is employed on the Anniversary Date.

    c. If the Employer shall make Matching Contributions on an ongoing basis, such contributions (check one)...

         1.   (   )    shall be determined by multiplying each Active
                       Participant's Deferred Compensation by a percentage to be
                       determined by the Employer.
         2.   (   )    shall be determined by multiplying each Active
                       Participants Deferred Compensation by --------- %.
         3.   (   )    shall equal --------- % of the Deferred Compensation of
                       the Active Participant which does not exceed --------- % of his Compensation (Level 1) plus --------- % of the Deferred Compensation of the Active Participant which exceeds -------- % of his Compensation, but does not exceed -------- % of such Active Participant's
                       Compensation (Level 2). If the Plan provides for more than 2 levels of Matching Contributions describe below:



Note: The Matching Contribution percentage at any level cannot exceed the Matching Contribution percentage at any lower level.

    d. If c. 1. or c. 2. is selected, what limitation will apply upon the amount of Deferred Compensation that may be taken into account for purposes of determining an Active Participant's allocation of Matching Contributions (check one) ?

         1.   (  )     N/A; there is no limitation on the amount of Deferred
                       Compensation taken into account.
         2.   (  )     Only Deferred Compensation up to -------- % (insert
                       percentage) of an Active Participant's Compensation will
                       be taken into account.
         3.   (  )     Only Deferred Compensation up to a percentage, determined
                       by the Employer,   of   an   Active   Participant's
                       Compensation will be taken into account.

    e. Shall there be a dollar limitation on the amount of Matching Contributions made on an ongoing basis (check either 1. or 2.) ?

         1.   (  )     Yes.  Specify dollar amount.   $ -------

         2.   (  )     No.

    f. If the Employer shall make Matching Contributions on a year end basis, must there be current or accumulated Net Profit ?

         1.   (  )     Yes.
         2.   (  )     No.

    g. If the Employer shall make Matching Contributions on a year end basis, such contributions (check one)...

         1.   (  )     shall be determined by multiplying each Active
                       Participant's Deferred Compensation by a percentage to be
                       determined by the Employer.
         2.   (  )     shall be determined by multiplying each Active
                       Participant's Deferred Compensation by -------- %.
         3.   (  )     shall equal -------- % of the Deferred Compensation of
                       the Active Participant which does not exceed -------- %
                       of his Compensation (Level 1) plus ------- % of the
                       Deferred Compensation of the Active Participant which
                       exceeds -------- % of his Compensation, but does not
                       exceed -------- % of such Active Participant's
                       Compensation  (Level  2).  If the Plan provides   for
                       more  than  2  levels   of   Matching Contributions
                       describe below:




Note: The Matching Contribution percentage at any level cannot exceed the Matching Contribution percentage at any lower level.

    h. If g.1. or g.2. is selected, what limitation will apply upon the amount of Deferred Compensation that may be taken into account for purposes of determining an Active Participant's allocation of Matching Contributions (check one) ?

         1.   (  )     N/A; there is no limitation on the amount of Deferred
                       Compensation taken into account.
         2.   (  )     Only Deferred Compensation up to  ------- % (insert
                       percentage) of an Active Participant's Compensation will
                       be taken into account.
         3.   (  )     Only Deferred Compensation up to a percentage, determined
                       by the Employer,   of   an   Active   Participant's
                       Compensation will be taken into account.

              i. Shall there be a dollar limitation on the amount of Matching Contributions made on a year end basis (check either 1. or 2.)?

         1.   (   )    Yes.  Specify dollar amount.  $ ------
         2.   (   )    No.

    j. If the Employer shall make Matching Contributions, such contributions shall be (check either 1. or 2.)...

         1.   (   )    vested in accordance with the schedule elected in Service
                       D6 or, if applicable, Section D8.
         2.   (   )    fully vested at all times.

    If  2. is selected, Matching Contributions shall (check one)...

         3.   (   )    be Qualified Matching Contributions at all times.
         4.   (   )    be Qualified Matching Contributions only if, at the time
                       Matching Contributions are made, the Employer advises
                       the  Administrator  that such  contributions
                       are   Qualified   Matching    Contributions;
                       otherwise,  such contributions  shall not be
                       Qualified Matching Contributions.
         5.   (   )    not be Qualified Matching Contributions.

E4   DISCRETIONARY NON-ELECTIVE CONTRIBUTIONS (Plan Section 11.1 (a) (3)).

    a.   Shall the Employer make Discretionary Non-Elective Contributions ?

         1.   (   )    Yes.
         2.   (   )    No.

    b.   If  the  Employer   shall  make   Discretionary   Non-Elective
         Contributions, such contributions shall be (checked 1. or 2.)...

         1.   (   )    Discretionary, out of current or accumulated Net Profit,
                       to be determined by the Employer.
         2.   (   )    Discretionary, not limited to Net Profit, to be
                       determined by the Employer.

    c.   If  the  Employer   shall  make   Discretionary   Non-Elective
         Contributions, such contributions and Forfeitures, if any, shall be allocated as follows (check either 1. or 2.):

         1.   (   )    On a non-integrated basis.
         2.   (   )    On an integrated basis.

         If  2. is selected, the integration level will be (check one)...

         3.   (   )    $ ---------
        .
         4.   (   )    ---------% of the Taxable Wage Base in effect at the
                       beginning of the Plan Year.
         5.   (   )    Twenty percent of the Taxable Wage Base in effect at the
                       beginning of the Plan Year.

         and the Maximum Excess Percentage will be  (check either 6. or 7.)...

         6.   (   )    The percentage determined under the Plan.
         7.   (   )    ------- %.

Shall the allocation of the Employer's Discretionary Non-Elective Contributions and Forfeitures, if any, be done on the assumption that the Plan is a Top Heavy Plan (check either 8. or 9.) ?

         8.   (   )    Yes.
         9.   (   )    No.

E5   FIXED NON-ELECTIVE CONTRIBUTIONS             (Plan Section 11.1 (a) (4)).

    a.   Shall the Employer make Fixed Non-Elective Contributions ?

         1.   (   )    Yes.
         2.   (   )    No.

    b. If the Employer shall make Fixed Non-Elective Contributions, on what basis shall such contributions be made (check either
         1. or 2.) ?

         1.   (   )    Ongoing.
         2.   (   )    Year end.

Note: Fixed contributions made on an ongoing basis are allocated when made and without regard to whether an Active Participant has completed a Year of Service or is employed on the Anniversary Date.

    c. If the Employer shall make Fixed Non-Elective Contributions on a year end basis, must there be current or accumulated Net Profit ?

         1.   (   )    Yes.
         2.   (   )    No.

    d. If the Employer shall make Fixed Non-Elective Contributions, such contributions shall be equal to ------ % of the Compensation of each Active Participant.

    e. If the Employer shall make Fixed Non-Elective Contributions, such contributions shall be (check either 1. or 2.)

         1.   (   )    vested in accordance with the schedule elected in Section
                       D6 or, if applicable, Section D8.
         2.   (   )    fully vested at all times.

         If 2. is selected, Fixed Non-Elective Contributions shall (check one)..

         3.   (   )    be Qualified Non-Elective Contributions at all times.
         4.   (   )    be Qualified Non-Elective Contributions only if, at the
                       time Fixed Non-Elective Contributions are made, the
                       Employer advises the Administrator  that such
                       contributions  are Qualified Non-Elective  Contributions;
                       otherwise,  such contributions  shall not be
                       Qualified NonElective Contributions.
         5.   (   )    not be Qualified Non-Elective Contributions.

E6 MULTIPLE USE OF ALTERNATE LIMITATION (Plan Sections 11.5 and 11.7) shall be avoided by distributing the following (check one)...

    a.   (   )    Excess Contributions.
    b.   (   )    Excess Aggregate Contributions.
    c.   (   )    N/A.

E7       FORFEITURES (Plan Section 11.4 (b)).

         a. Forfeitures arising from a Participant's Discretionary Non-Elective Account shall be (check one)...

         1.   (  )     allocated  as  if  they  are  additional  Discretionary
                       Non-Elective Contributions under the Plan.
         2.   (  )     used to reduce  the  Employer's  Matching  Contributions
                       under the Plan.
         3.   (  )     used  to  reduce  the  Employer's  Fixed  Non-Elective
                       Contributions under the Plan.
         4.   (  )     N/A;   Plan  does  not   provide   for   Discretionary
                       Non-Elective Contributions.

    b. Forfeitures from a Participant's Fixed Non-Elective Account shall be (check one)...

         1.   (   )    used to reduce the Employer's Fixed Non-Elective
                       Contributions under the Plan.
         2.   (   )    used to reduce the Employer's Matching Contributions
                       under the Plan.
         3.   (   )    allocated as if they are additional Discretionary
                       Non-Elective Contributions under the Plan.
         4.   (   )    N/A; Plan does not provide for Fixed Non-Elective
                       Contributions.

    c. Forfeitures from a Participant's Matching Account shall be (check one)...

         1.   (   )    used to reduce the Employer's Matching Contributions
                       under the Plan.
         2.   (   )    allocated as if they are additional Discretionary
                       Non-Elective Contributions under the Plan.
         3.   (   )    used to reduce the Employer's Fixed Non-Elective
                       Contributions under the Plan.
         4.   (   )    N/A; Plan does not provide for Matching Contributions.

E8   LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

    a. If any Active Participant is covered under one or more defined contribution plans maintained by the Employer or any Affiliated Employer, all of which are Prototype Plans, or under a welfare benefit fund, as defined in code Section 419(e), or an individual medical account, as defined in code
         Section 415(1)(2), then the Excess Amount attributed to this Plan shall equal. . .

         1.   (  )     N/A.
         2.   (  )     The product of:

                       (i) The total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Code Section 415), times

                       (ii) the ratio of (A) the amount allocated to the Participant as of such date under this Plan divided by (B) the total amount allocated as of such date under this Plan and all such other defined contribution plans (determined without regard to the limitations of Code Section 415).

         3.   (  )     The total Excess Amount.
         4.   (  )     No part of the Excess Amount.

NOTE: If the Employer adopts Paired Plan #001, Paired Plan #002 or both such Paired Plans, the Employer must coordinate its elections under each Adoption Agreement.

    b. If any Active Participant is covered under one or more qualified defined contribution plans maintained by the Employer or an Affiliated Employer which are not Prototype Plans, then. . .

         1.   (  )     N/A.
         2.   (  )     The provisions of Section 4.4(b) of the Plan will apply
                       as if the other plan or plans were Prototype Plans.
         3.   (  )     Provide the method under which this Plan and such other
                       defined contribution plans will limit total Annual
                       Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amount in a manner that precludes Employer discretion.

    c. If any Participant is or ever has been a participant in a defined benefit plan maintained by the Employer or any Affiliated Employer, then. . .

         1.   (  )     N/A.

         2.   (  )     In  any  Limitation  Year,  the  Annual  Additions
                       credited  to the  Participant  under  this Plan may not
                       cause the sum of the Defined  Benefit  Fraction and the
                       Defined  Contribution  Fraction  to exceed  1.0. If the
                       Employer's contribution that would otherwise be made on
                       the  Participant's  behalf during the  Limitation  Year
                       would cause the 1.0 limitation to be exceeded, the rate
                       of contribution under this Plan will be reduced so that
                       the  sum of  the  fractions  equals  1.0.  If  the  1.0
                       limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with
                       Section 4.4(a)(4) of the Plan.

         3.   (  )     In  any  Limitation  Year,  the  Projected  Annual
                       Benefit of a Participant under a defined benefit plan may not cause the sum of the Defined Benefit Fraction and the Defined Contribution Fraction to exceed 1.0. If the Projected Annual Benefit of a Participant during the Limitation Year would cause the 1.0 limitation to be exceeded, then the Projected Annual Benefit shall be reduced so that the sum of the fractions does not exceed 1.0.

         4.   (  )     Provide  the method  under  which this Plan and any
                       defined benefit plan will satisfy the 1.0 limitation in a manner that precludes Employer discretion.


E9 DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h)). Distributions upon the death of a Participant prior to receiving any benefits shall (check one). .
     .

    a.   (  ) be made pursuant to the election of the Beneficiary.
    b. ( ) begin within one year of death for a designated Beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such Beneficiary, except that if the Beneficiary is the Participant's spouse, within the time the Participant would have attained age 70 1/2.
    c.   (  ) be made within 5 years of death for all Beneficiaries.

E10  LIFE   EXPECTANCIES   (Plan   Sections   6.5(d)  and  6.6(h))  for  minimum
     distributions required pursuant to Code Section 401(a)(9) shall (check one). . .

    a. ( ) be recalculated at the election of the Participant or his spouse, as the case may be.
    b.   (  ) be recalculated.
    c.   (  ) not be recalculated.

E11 CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION (Plan Section 6.5(c)(1)). Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied (check one):

    a. ( ) N/A. Immediate distributions may be made at the Participant's election.

    b. ( ) The first day of the Plan Year following the Plan Year in which the Participant has incurred ------ 1-Year Break(s) in Service.

    c. ( ) The Participant's --------- anniversary of his termination of employment.

    d. ( ) The first day of the Plan Year following the Plan Year in which occurs the Participant's --------- anniversary of his termination of employment.

    e. ( ) The day on which the Participant attains age ------- (age inserted cannot be later than Normal Retirement Age).

    f. ( ) The Participant has satisfied the conditions for Early Retirement, has attained Normal Retirement Age or has become Totally and Permanently Disabled.

    g.   (  ) The  Participant's  Vested Accrued  Benefit under the Plan is not greater than $-------. If his Vested Accrued Benefit exceeds such amount, then no distribution shall be made until the
              Participant   has  satisfied  the  conditions  for  Early
              Retirement, has attained Normal Retirement Age or has become Totally and Permanently Disabled.

NOTE: Regardless of the above, for a Participant whose Vested Accrued Benefit is $3,500 or less, the Plan provides for immediate payment of his Vested Accrued Benefit.

E12 FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6). Distributions under the Plan may be made. . .

    a.   1.   (  )     in lump sums.
         2.   (  )     in lump sums or installments.

    b.   AND, pursuant to Plan Secton 6.13,

         1.   (  )    no annuities are allowed (avoids Joint and Survivor
                      Annuity rules).
         2.   (  )    annuities are allowed (Plan Section 6.13 shall not apply).

    NOTE:     b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distributions.

    c.   AND may be made in. . .

         1.   (  )     cash only (except for annuity contracts).
         2.   (  )     cash or property.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS/DEFINED BENEFIT PLAN (Plan Section 4.3(d)). When a Non-Key Employee is an Active Participant in this Plan and a participant in a defined benefit plan maintained by the Employer or an Affiliated Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits and contributions (check one).

    a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.
    b. ( ) N/A; this Plan and the defined benefit plan will both provide top heavy minimum contributions and benefits.
    c.        ( ) A minimum,  non-integrated  contribution of 5% of
              each Non-Key  Employee's  415  Compensation  shall be
              provided in this Plan.
    d. ( ) A top heavy minimum benefit shall be provided under the defined benefit plan.
    e.   (  ) Specify the method under which this Plan and such other defined
              benefit plan will   provide   top  heavy   minimum   benefits   or
              contributions   for  Non-Key   Employees   that  will
              preclude Employer discretion.



F2 ENHANCED MINIMUMS (Plan Section 4.4(e)). When the Employer, an Affiliated Employer or both maintain a defined benefit plan, indicate whether this Plan or the defined benefit plan will provide an enhanced top heavy minimum benefit or contribution in order to preserve the use of 1.25 in the computation of the denominator of the Defined Benefit Fraction and Defined Contribution Fraction (check one):

    a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.
    b. ( ) N/A; an enhanced top heavy minimum benefit or contribution will not be provided.
    c. ( ) The enhanced top heavy minimum contribution will be provided in this Plan.
    d. ( ) The enhanced top heavy minimum benefit will be provided in the defined benefit plan.

F3 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2). Where the Employer or an Affiliated Employer maintains a defined benefit plan in addition to this Plan, the present value of accrued benefits under the defined benefit plan shall be determined on the basis of the following assumptions:

    a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains a defined benefit plan.
    b.   (  ) Preretirement Interest Rate
              Postretirement Interest Rate
              Preretirement Mortality
              Postretirement Mortality

F4 TOP HEAVY DUPLICATIONS/DEFINED CONTRIBUTION PLAN (Plan Section 4.3(d)). When a Non-Key Employee is an Active Participant in this Plan and is a participant in another defined contribution plan (other than a Paired Plan) maintained by the Employer or an Affiliated Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum contributions.

    a. ( ) N/A; neither the Employer nor any Affiliated Employer maintains another defined contribution plan (other than a Paired Plan).
    b. ( ) N/A; this Plan and such other defined contribution plan will both provide top heavy minimum contributions.
    c.   (  ) The top heavy minimum contribution shall be provided in this Plan.
    d. ( ) The top heavy minimum contribution shall be provided in such other defined contribution plan.
    e. ( ) Specify the method under which the Plan and such other defined contribution plan will provide top heavy minimum contributions for Non-Key Employees that will preclude Employer discretion.



F5 TOP HEAVY MINIMUM CONTRIBUTIONS (Plan Section 4.3(d)) shall be provided (check either a. or b.). . .

    a.   (  ) only to Non-Key Employees.
    b.   (  ) without regard to whether an Active Participant is a Non-Key
              Employee.

MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.5).

    a.   (  ) Yes, loans may be made.
    b. ( ) Yes, loans may be made but only in the event of a financial hardship.
    c.   (  ) No, loans may not be made.

If YES, must the loan be for a minimum amount (check either d. or e.)?

    d. ( ) Yes. The minimum loan amount must be $--------- (insert dollar amount not greater than $1000).
    e.   (  ) No.

If loans are permitted, can a Participant have more than one loan outstanding at the same time (check either f. or g.)? ------------------


    f.   (  ) Yes.
    g.   (  ) No.

G2 PARTICIPANT INVESTMENT OF ACCOUNTS (Plan Section 7.4).

    a. ( ) No, Participants are not permitted to direct the investment of their Accounts.

    b. ( ) Yes, Participants are permitted to direct the investment of their Accounts, but only if they have attained age . (Indicate age or N/A, if attainment of a certain age is not required.)

If YES, Participant direction extends to all Accounts except for the Accounts checked below:

    c.   (  ) Elective Account.
    d.   (  ) Discretionary Non-Elective Account.
    e.   (  ) Fixed Non-Elective Account.
    f.   (  ) Qualified Non-Elective Account.
    g.   (  ) Matching Account.
    h.   (  ) Qualified Matching Account.
    i.   (  ) Rollover Account.
    j.   (  ) Voluntary Contribution Account.
    k.   (  ) Qualified Voluntary Employee Contribution Account.
    l.   (  ) Mandatory Contribution Account.


NOTE: INVESTMENT OF THE TRUST FUND IS RESTRICTED TO AAL MUTUAL FUNDS OR SUCH OTHER INVESTMENTS PERMITTED BY AAL CAPITAL MANAGEMENT CORPORATION (PLAN SECTION 7.2).

G3   TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.5).

    a. ( ) Yes, transfers from qualified plans (and rollovers) will be allowed.
    b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.

    If YES, withdrawals from a Participant's Rollover Account shall. . .

    c.   (  ) be permitted.
    d.   (  ) not be permitted.

G4   HARDSHIP DISTRIBUTIONS (Plan Section 11.9).

    a.   (  ) Yes, hardship distributions are permitted.
    b.   (  ) No, hardship distributions are not permitted.

    If YES, hardship distributions are permitted from (check c. or d.)...

    c.   (  ) Elective Accounts only.
    d.   (  ) All Accounts except for the Accounts checked below...

         1.   (   )    Discretionary Non-Elective Account.
         2.   (   )    Fixed Non-Elective Account.
         3.   (   )    Matching Accounts.
         4.   (   )    Elective Account.
         5.   (   )    Rollover Account.

Note: Hardship distributions from a Participant's Qualified Non-Elective Account and Qualified Matching Account are not permitted. Hardship distributions from a Participant's Elective Account are subject to the provisions of Section 11.9.

G5   IN-SERVICE DISTRIBUTIONS (Plan Section 6.10).

    a. In the case of a Participant's Elective Account, shall distributions on or after the Participant's attainment of an age no earlier than age 59 1/2 be permitted ?

         1.   (   )    Yes.
         2.   (   )    No.

    If YES, what age must the Participant attain?

         3.   (   )    591/2.
         4.   (   )    Other --------


    b. In the case of a Participant's Accounts, other than his Elective Account, shall in-service distributions be permitted?

         1.   (   )    Yes, in-service distributions are permitted.
         2.   (   )    Yes, in-service distributions are permitted, but only if
                       the Participant has attained age -------

         3.   (   )    Yes, in-service distributions are permitted, but only if
                       the Participant has completed -------  Years of Service
                       for Vesting purposes.
         4.   (   )    Yes, in-service distributions are permitted, but only if
                       the Participant has attained age ------ and has completed
                       ------ Years of Service for Vesting purposes.
         5.   (   )    No, in-service distributions are not permitted.

If YES, indicate the Accounts of the Participant from which in-service distributions will be permitted (check whichever is applicable).

         6.   (   )    Discretionary Non-Elective Account.
         7.   (   )    Fixed Non-Elective Account.
         8.   (   )    Matching Account.
         9.   (   )    Rollover Account.

G6   EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.6)

         a.   (   )    Yes, voluntary contributions are permitted.
         b.   (   )    No, voluntary contributions are not permitted.

Note:     Voluntary contributions are subject to strict discrimination rules.


An Employer who has ever maintained or who later adopts any plan in addition to this Plan (including a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code Section 419A(d)(3), or an individual medical account, as defined in Code Section 415(1)(2)) (other than Paired Plans #001, #002) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code
Section 401. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that this Plan is qualified, application for a determination letter should be made to the appropriate Key District Office.

The Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code
Section 401 unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Code Sections 401(a)(4), 401(a)(17), 401(1), 401(a)(5), 410(b) and 414(s), as amended by the Tax Reform Act of 1986 or later laws, (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such other date on which these requirements first become effective with respect to this Plan); or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the Plan constitute such an interpretation.


This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. This Adoption Agreement and the Basic Plan Document shall together be known as The AAL Mutual Funds Standardized 401(k) Profit Sharing Plan #003.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

AAL Capital Management Corporation will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by AAL Capital Management Corporation or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify AAL Captial Managment Corporation of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this ------- day of ------------, 19--. Furthermore, this Plan may not be used unless acknowledged by AAL Capital Management Corporation or its authorized representative.

EMPLOYER:                                    TRUSTEE:

            (enter name)                                 (enter name)

By:                                          By:


PARTICIPATING EMPLOYER:

                        (enter name)

By:


This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of AAL Capital Management Corporation has acknowledged the use of the Plan. Such acknowledgment is for ministerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

         AAL Capital Management Corporation

         By:








AAL Capital Management Corporation
222 W. College Avenue
Appleton, WI 54919
(414) 734-5721